                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [X] Preliminary proxy statement        [ ] Confidential, For Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2)

     [ ] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              U.S. CAN CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of filing fee (Check the appropriate box):

     [ ] No fee required.

     [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: U.S. Can Corporation common stock, par value $0.01 per share ("Common Stock")

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies: 13,454,269

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The proposed maximum aggregate value of the transaction for purposes of calculating the filing fee only is $276,332,150. The filing fee was determined by adding (a) the product of (i) the 13,454,269 shares of Common Stock that are proposed to be retired in the merger and (ii) the merger consideration of $20.00 per share of Common Stock, plus (b) $7,246,770 expected to be paid upon cancellation of outstanding options (the "Total Consideration"). The filing fee equals one-fiftieth of one percent of the Total Consideration.

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction: $276,332,150

--------------------------------------------------------------------------------

     (5) Total fee paid: $55,267

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

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

                                  [USCAN LOGO]

                              U.S. CAN CORPORATION
                               900 COMMERCE DRIVE
                           OAK BROOK, ILLINOIS 60523
                               ------------------

                 PROPOSED MERGER -- YOUR VOTE IS VERY IMPORTANT

TO U.S. CAN CORPORATION STOCKHOLDERS:

     U.S. Can Corporation has entered into a merger agreement with Pac Packaging Acquisition Corporation to effect a recapitalization of U.S. Can in which Pac will be merged with and into U.S. Can. Pac is a corporation newly formed by Paul
W. Jones, Chairman and Chief Executive Officer of U.S. Can, John L. Workman, Chief Financial Officer of U.S. Can, and Berkshire Partners LLC for the sole purpose of effecting the recapitalization.

     If the recapitalization is completed, each share of U.S. Can common stock outstanding and owned by you at the effective time of the merger will be canceled and converted into the right to receive $20.00 in cash, unless you are a rollover stockholder identified in the merger agreement or you are a dissenting stockholder and perfect your appraisal rights under Delaware law. Certain shares held by rollover shareholders will be converted into the right to receive $20.00 in cash and certain shares held by rollover shareholders will be converted into shares of capital stock of U.S. Can, as the corporation that will survive the merger. The rollover stockholders include members of senior management of U.S. Can, Salomon Smith Barney Inc. (affiliated with U.S. Can director Louis B. Susman), affiliates of U.S. Can directors Ricardo Poma and Francisco A. Soler, and other designated U.S. Can stockholders. Certain members of U.S. Can's senior management also will have the right to purchase additional shares of U.S. Can common stock for a purchase price of $20.00 per share in the recapitalization. As a result of the recapitalization, all of the outstanding common stock of U.S. Can will be privately-owned by affiliates of Berkshire Partners, the rollover stockholders, other members of U.S. Can's senior management, and Squam Lake Investors IV L.P.

     In order to evaluate the advisability of the recapitalization, U.S. Can's board of directors formed a special committee of the U.S. Can board, consisting of three independent directors. The special committee has unanimously recommended to the U.S. Can board of directors that the merger and the merger agreement be approved and adopted. In its evaluation of the merger, the special committee considered the opinion of Lazard Freres & Co. LLC, its independent investment banker, to the effect that, as of the date of such opinion, the cash merger consideration of $20.00 per share to be received by the stockholders of U.S. Can other than the rollover stockholders is fair to such holders from a financial point of view. Lazard's opinion is subject to the assumptions, limitations and qualifications set forth in its written opinion, which is attached as Annex B to the enclosed proxy statement.

     BOTH THE SPECIAL COMMITTEE AND THE U.S. CAN BOARD OF DIRECTORS HAVE DETERMINED THAT THE MERGER AND THE MERGER AGREEMENT ARE ADVISABLE AND IN THE BEST INTERESTS OF U.S. CAN AND ITS STOCKHOLDERS WHO ARE NOT ROLLOVER STOCKHOLDERS AND RECOMMEND THAT YOU APPROVE AND ADOPT THE MERGER AGREEMENT AND THE MERGER.

     The attached proxy statement provides you with detailed information about the proposed merger and merger agreement. We urge you to read the entire document carefully. The affirmative vote of holders of a majority of the outstanding shares of U.S. Can common stock is required to adopt the merger agreement and the merger.

     REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the meeting, please complete, sign, date and mail the enclosed proxy card.

                                  Paul W. Jones
                                  Chairman of the Board, President and Chief
                                  Executive Officer

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION, OR PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION OR THE ADEQUACY OR ACCURACY OF THE ENCLOSED PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ------------------
The date of this proxy statement is                     , 2000

                                  [USCAN LOGO]

                              U.S. CAN CORPORATION
                               900 COMMERCE DRIVE
                           OAK BROOK, ILLINOIS 60523

                               ------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON           , 2000

                               ------------------

To U.S. Can Corporation stockholders:

     We will hold a special meeting of stockholders of U.S. Can Corporation on
                    , 2000 at 9:00 a.m. Chicago time, at the headquarters of U.S. Can located at 900 Commerce Drive, Oak Brook, Illinois. The purpose of the meeting is:

        1. To consider and vote upon a proposal to approve and adopt a merger agreement, as amended, and a merger to effect a recapitalization of U.S. Can in which Pac Packaging Acquisition Corporation will merge with and into U.S. Can. The affirmative vote of the holders of a majority of U.S. Can's common stock then outstanding is required to adopt the amended merger agreement and the merger.

        2. To transact such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

     We have described the amended merger agreement and merger in the accompanying proxy statement, which you should read in its entirety before voting. A composite copy of the amended merger agreement is attached as Annex A to the proxy statement. The record date to determine who is entitled to vote at
the meeting is                     , 2000. Only holders of U.S. Can common stock
at the close of business on the record date are entitled to notice of, and to vote at, the meeting.

     YOUR VOTE IS IMPORTANT. You should complete, sign, date and return the enclosed proxy card as soon as possible to make sure your shares are represented at the meeting. If you attend the meeting and wish to vote in person, you may revoke your proxy and vote in person. If you have instructed a broker to vote your shares, you must follow directions received from the broker to change or revoke your proxy.

                                          By Order of the Board of Directors,

                                          /s/ Steven K. Sims
                                          Steven K. Sims
                                          Vice President, General Counsel and
                                          Secretary
------------------, 2000
Oak Brook, Illinois

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING SELF-ADDRESSED POSTAGE PRE-PAID ENVELOPE AS SOON AS POSSIBLE.

                               SUMMARY TERM SHEET

     The following summary briefly describes the material terms of the recapitalization of U.S. Can. This summary does not contain all the information that may be important for you to consider when evaluating the recapitalization. We encourage you to read this proxy statement and the documents we have incorporated by reference before voting. We have included section references to direct you to a more complete description of the topics described in this summary.

     - Pac is a corporation newly formed by Paul W. Jones, Chairman and Chief Executive Officer of U.S. Can, John L. Workman, Chief Financial Officer of U.S. Can, and Berkshire Partners LLC for the sole purpose of effecting the recapitalization. Please read "Summary -- The Companies" beginning on
       page   .

     - If the recapitalization is completed, you will receive $20.00 per share in cash for each of your shares of U.S. Can common stock unless you are a rollover stockholder or a dissenting stockholder and you perfect your appraisal rights. The rollover stockholders will have some or all of their shares of U.S. Can common stock converted into shares of capital stock of U.S. Can as the corporation surviving the merger and, in some cases, will receive varying combinations of U.S. Can common stock, U.S. Can preferred stock and cash in the recapitalization. The rollover stockholders include certain members of U.S. Can's senior management, Salomon Smith Barney Inc. (affiliated with U.S. Can director Louis B. Susman), affiliates of U.S. Can directors Ricardo Poma and Francisco Soler, and other designated stockholders. Certain members of U.S. Can's senior management also will have the right to purchase additional shares of U.S. Can common stock in the recapitalization for a purchase price of $20.00 per share. Please read "Questions and Answers About the Recapitalization," "Special Factors," "The Merger Agreement" and "Information About Certain Persons Who Will Own U.S. Can Capital Stock After the Recapitalization and Their Affiliates" beginning on page iii, 9, 43 and 65, respectively.

     - As a result of the recapitalization:

     -- U.S. Can will be owned by affiliates of Berkshire Partners, the rollover stockholders, other members of U.S. Can's senior management, and Squam Lake Investors;

     -- U.S. Can's stockholders who receive cash in exchange for their shares of U.S. Can common stock will no longer have any interest in the future earnings or growth of U.S. Can;

     -- U.S. Can will no longer be a public company; and

     -- U.S. Can will no longer be traded on the New York Stock Exchange.

     Please read "Special Factors -- Effects of the Recapitalization" beginning on page 9.

     - Because certain directors of U.S. Can have actual or potential conflicts of interest in evaluating the recapitalization, the U.S. Can board of directors appointed a special committee of independent U.S. Can directors to evaluate the proposed recapitalization. The special committee and the U.S. Can board of directors have determined that the merger and the merger agreement are advisable and in the best interests of U.S. Can and its stockholders other than the rollover stockholders and recommend that you approve and adopt the merger and the merger agreement. Please read "Recommendation of the Special Committee and the Board of Directors and
       Fairness of the Merger" beginning on page   .

     - The special committee received an opinion from Lazard Freres & Co. LLC, its investment banker, to the effect that as of the date of such opinion and subject to the assumptions, limitations and qualifications set forth in such opinion, the cash merger consideration of $20.00 per share to be received by stockholders other than the rollover stockholders of U.S. Can for their U.S. Can common stock is fair to such stockholders from a financial point of view. Please read "Special Factors -- Opinion of the Special Committee's Investment Banker" beginning on page 9.

     - The merger agreement must be adopted by the affirmative vote of the holders of at least a majority of the outstanding shares of U.S. Can common stock. Please read "The Meeting -- Your Voting Rights; Required Vote" beginning on page 53.

     - If you do not vote in favor of the merger and you fulfill other procedural requirements, Delaware law entitles you to a judicial appraisal of the fair value of their shares. Please read "Special Factors -- Rights of Dissenting Stockholders" beginning on page 40.

     - The receipt of cash in the merger by you will be a taxable transaction to you. Please read "Special Factors -- Material Federal Income Tax Considerations" beginning on page 36.

                QUESTIONS AND ANSWERS ABOUT THE RECAPITALIZATION

Q:  WHAT WILL HAPPEN IN THE RECAPITALIZATION?

A: Pac will be merged with and into U.S. Can, and U.S. Can will be the surviving corporation. Pac is a corporation newly formed by Paul W. Jones, Chairman and Chief Executive Officer of U.S. Can, John L. Workman, Chief Financial Officer of U.S. Can, and Berkshire Partners for the sole purpose of effecting the recapitalization. After the recapitalization, U.S. Can will become a privately-held company owned by affiliates of Berkshire Partners, the rollover stockholders, other members of U.S. Can's senior management, and Squam Lake. Affiliates of Berkshire Partners will hold approximately 77% of U.S. Can's common stock following the recapitalization and the rollover stockholders, other members of senior management and Squam Lake collectively will hold approximately 23% of U.S. Can's common stock.

Q:  WHAT WILL I RECEIVE IN THE RECAPITALIZATION?

A: You will receive $20.00 in cash in exchange for each share of common stock owned by you at the effective time of the merger, unless you are a rollover stockholder or a dissenting stockholder and you perfect your appraisal rights under Delaware law.

Q:  WHO ARE THE ROLLOVER STOCKHOLDERS?

A: The rollover stockholders include members of U.S. Can's senior management, Salomon Smith Barney Inc. (affiliated with U.S. Can director Louis B. Susman), affiliates of U.S. Can directors Ricardo Poma and Francisco Soler, Lennoxville Investments, Inc., Empire Investments S.A. and Carl Ferenbach, a Managing Director of Berkshire Partners and former director of U.S. Can. Certain members of U.S. Can's senior management also will have the right to purchase additional shares of U.S. Can common stock in the recapitalization. The rollover stockholders will have some or all of their shares converted into shares of U.S. Can common stock as the corporation surviving the merger and, in some cases, their shares will be converted into varying combinations of common stock of U.S. Can, preferred stock of U.S. Can and cash in the recapitalization.

Q:  CAN I CHOOSE TO BE A ROLLOVER STOCKHOLDER?

A: No. The rollover stockholders will include only the U.S. Can stockholders designated in the merger agreement and described above.

Q:  WHY WAS THE SPECIAL COMMITTEE FORMED?

A: Because certain directors of U.S. Can have actual or potential conflicts of interest in evaluating the recapitalization, U.S. Can's board of directors appointed a special committee of disinterested directors to review and evaluate the proposed recapitalization. The special committee has unanimously recommended to U.S. Can's board of directors that the merger and the merger agreement be approved and adopted. In arriving at its conclusion, the special committee considered the opinion of Lazard Freres & Co. LLC, its independent investment banker, that, as of the date of such opinion and based upon the limitations, qualifications and assumptions described in the opinion, the cash merger consideration of $20.00 per share to be received by the stockholders of U.S. Can is fair to such stockholders other than the rollover stockholders from a financial point of view.

Q:  WHAT AM I BEING ASKED TO VOTE UPON?

A: You are being asked to vote to approve and adopt the merger and the merger agreement which provides for Pac to merge with and into U.S. Can. Under Delaware law, the merger agreement must be adopted by the affirmative vote of the holders of at least a majority of the outstanding shares of U.S. Can common stock.

Q:  WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this proxy statement, please vote by completing, signing and mailing your proxy card as soon as possible so that your shares can be represented at the meeting. Whether or not you plan to attend the meeting, you should sign and return your proxy. If you neither vote at the meeting nor grant your proxy as described in this proxy statement, your shares will not be voted, which will have the effect of voting against adoption of the merger agreement.

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. If the merger is completed, you will receive written instructions for exchanging your U.S. Can stock certificates for cash.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q:  MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You may change your vote by delivering a written notice stating that you would like to revoke your proxy or by executing and submitting a new, later dated proxy card to the Corporate Secretary of U.S. Can before the meeting. You may also revoke your proxy by attending the U.S. Can special stockholders meeting and voting your shares in person.

Q:  WHEN DO YOU EXPECT THE RECAPITALIZATION TO BE COMPLETED?

A: We are working toward completing the recapitalization as quickly as possible after the U.S. Can special stockholders meeting. We hope to complete the recapitalization during the third quarter of 2000, although there can be no assurance that we will be able to do so.

Q:  WHAT ARE THE TAX CONSEQUENCES OF THE RECAPITALIZATION?

A: The receipt of the cash merger consideration by you will be a taxable transaction for federal income tax purposes. To review the possible tax consequences to U.S. Can stockholders in greater detail, see "Special Factors -- Material Federal Income Tax Considerations." You should also consult your tax advisor as to your particular circumstances and the specific tax effects of the recapitalization to you.

Q:  WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the merger or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact:

    [insert contact information]

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
SUMMARY TERM SHEET..........................................       i
QUESTIONS AND ANSWERS ABOUT THE RECAPITALIZATION............     iii
SUMMARY.....................................................       1
  The Companies.............................................       1
  Effects of the Recapitalization...........................       1
  What You Will Receive in the Merger.......................       1
  Payment for Stock Certificates............................       1
  The Meeting...............................................       1
  Vote Required.............................................       1
  The Merger Agreement and the Merger.......................       2
  Material Federal Income Tax Considerations................       5
  Accounting Treatment......................................       5
  Financing of the Recapitalization.........................       5
  Appraisal Rights..........................................       6
  Summary Consolidated Historical and Pro Forma Financial
     Information............................................       7
SPECIAL FACTORS.............................................       9
  Effects of the Recapitalization...........................       9
  Background of the Recapitalization........................      10
  Reasons for the Merger; Recommendation of the Special
     Committee and the Board of Directors...................      16
  Salomon Smith Barney's Presentation on behalf of Pac to
     the Special Committee's Investment Banker..............      18
  Opinion of the Special Committee's Investment Banker......      21
  Rollover Stockholders' Reasons for the Recapitalization...      26
  Position of Pac and the Rollover Stockholders as to
     Fairness of the Recapitalization.......................      26
  Interests of Directors and Officers in the
     Recapitalization that are Different From Your
     Interests..............................................      26
  Plans for U.S. Can After the Recapitalization.............      35
  Conduct of the Business of U.S. Can if the
     Recapitalization is Not Completed......................      35
  Regulatory Requirements...................................      35
  Material Federal Income Tax Considerations................      36
  Anticipated Accounting Treatment..........................      37
  Financing of the Recapitalization.........................      37
  Potential Fraudulent Conveyance Challenge to the
     Recapitalization.......................................      39
  Estimated Fees and Expenses of the Recapitalization.......      40
  Rights of Dissenting Stockholders.........................      40
  Provisions for Unaffiliated Security Holders..............      43
THE MERGER AGREEMENT........................................      43
  Structure of the Merger...................................      43
  When the Merger Becomes Effective.........................      43
  Effect of the Merger on the Capital Stock and Stock
     Options of U.S. Can and Pac............................      43
  Payment for U.S. Can Common Stock and Stock Options in the
     Merger.................................................      44
  Representations and Warranties............................      44
  Certain Agreements........................................      45
  Non-Solicitation of Competing Proposals...................      49
  Filings and Other Actions.................................      50
  Conditions to Completion of the Merger....................      50
  Termination of the Merger Agreement.......................      51
  Expenses..................................................      52
  Modification or Amendment to the Merger Agreement.........      52

                                                                PAGE
                                                                ----
THE MEETING.................................................      52
  Purpose of the Meeting....................................      52
  Date......................................................      53
  Your Voting Rights; Required Vote.........................      53
  Giving and Revoking Your Proxy; Solicitation..............      54
BUSINESS OF U.S. CAN........................................      54
  General...................................................      54
  Aerosol Products..........................................      55
  Paint, Plastic and General Line...........................      55
  Custom and Specialty Products.............................      55
  Customers.................................................      55
  Raw Materials.............................................      56
  Seasonality...............................................      56
  Labor.....................................................      56
  Competition...............................................      57
  Acquisitions..............................................      57
  Restructuring Programs....................................      58
  Properties................................................      58
  Legal Proceedings.........................................      59
MARKET PRICES AND DIVIDEND INFORMATION......................      60
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................      61
TRANSACTION IN SHARES OF COMMON STOCK BY CERTAIN PERSONS....      63
INFORMATION ABOUT CERTAIN PERSONS WHO WILL OWN U.S. CAN
  CAPITAL STOCK AFTER THE RECAPITALIZATION AND THEIR
  AFFILIATES................................................      65
  Salomon Smith Barney......................................      65
  Citigroup Inc.............................................      65
  Ricardo Poma..............................................      71
  Salcorp Ltd...............................................      71
  Katsura S.A...............................................      71
  Barcel Corporation........................................      72
  Scarsdale Company N.V., Inc...............................      73
  Francisco A. Soler........................................      73
  Windsor International Corporation.........................      73
  Atlas World Carriers S.A..................................      73
  The World Financial Corporation S.A.......................      74
  Paul W. Jones.............................................      74
ADDITIONAL INFORMATION......................................      75
  U.S. Can Stockholder Proposals............................      75
  Independent Public Accountants............................      75
  Where You Can Find More Information.......................      76
  Forward-Looking Statements................................      77
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
  STATEMENT.................................................
INDEX TO FINANCIAL STATEMENTS...............................
ANNEXES:
  A -- Composite Amended Agreement and Plan of Merger.......     A-1
  B -- Opinion of Lazard Freres & Co. LLC...................     B-1
  C -- Section 262 of the Delaware General Corporation
     Law....................................................     C-1

                                    SUMMARY

     This summary highlights some of the information from this proxy statement and may not contain all of the information that is important to you. To understand the recapitalization fully and for a more complete description of the legal terms of the merger, you should carefully read this entire document, including the annexes and other documents to which we have referred you. See "Additional Information -- Where You Can Find More Information" for more details.

THE COMPANIES

U.S. Can Corporation
900 Commerce Drive
Oak Brook, Illinois 60523
Telephone: 630-571-2500
website: http://www.uscanco.com

     U.S. Can is a Delaware corporation which is a leading manufacturer of steel containers for personal care, household, automotive, paint, industrial and specialty products in the United States and Europe, as well as plastic containers in the United States. U.S. Can also sells food cans in Europe through its subsidiary May Verpackungen.

Pac Packaging Acquisition Corporation
900 Commerce Drive
Oak Brook, Illinois 60523
Telephone: 630-571-2500

     Pac is a Delaware corporation formed by Paul W. Jones, Chairman and Chief Executive Officer of U.S. Can, John L. Workman, Chief Financial Officer of U.S. Can, and Berkshire Partners LLC. Berkshire Partners is a private equity firm headquartered in Boston, Massachusetts that has been an investor in over 65 operating companies.

EFFECTS OF THE RECAPITALIZATION

     U.S. Can has entered into a merger agreement with Pac to effect a recapitalization of U.S. Can in which Pac will merge with and into U.S. Can, with U.S. Can being the surviving corporation.

     If the recapitalization is completed, all shares of U.S. Can common stock will be canceled and converted into the right to receive cash, except for certain shares of U.S. Can common stock held by the rollover stockholders which will be converted into shares of capital stock of U.S. Can as the surviving corporation in the recapitalization. The rollover stockholders include members of senior management of U.S. Can, Salomon Smith Barney Inc. (an affiliate of U.S. Can director Louis B. Susman), affiliates of U.S. Can directors Ricardo Poma and Francisco A. Soler, and other named U.S. Can stockholders. After the recapitalization, U.S. Can's capital stock will be privately held by affiliates of Berkshire Partners, the rollover stockholders, other members of senior management of U.S. Can, and Squam Lake. Upon the completion of the recapitalization, U.S. Can's common stock will be delisted from the New York Stock Exchange and the registration of U.S. Can's common stock under the Securities Exchange Act of 1934 will be terminated.

WHAT YOU WILL RECEIVE IN THE MERGER

     If you are not a rollover stockholder or a dissenting stockholder you will receive $20.00 in cash for each share of U.S. Can common stock that you own at the effective time of the merger.

PAYMENT FOR STOCK CERTIFICATES

     Promptly after the merger, the paying agent for the merger will send a letter of transmittal to you to be used for surrendering your U.S. Can common stock certificates for $20.00 in cash per share. You should not send in your U.S. Can common stock certificates until you receive the letter of transmittal.

THE MEETING

     The special meeting of U.S. Can's stockholders will take place on
               , 2000 at 900 Commerce Drive, Oak Brook, Illinois 60523, at 9:00 a.m. Chicago time. At the meeting you will be asked to approve and adopt the merger and the merger agreement.

VOTE REQUIRED

     Each stockholder of record on the record date is entitled to one vote on each matter submitted to a vote at the meeting for each share of U.S. Can common stock held. A majority of the shares of U.S. Can common stock outstanding on the record date represented in person or by proxy constitutes a quorum for consideration of such matters at the meeting. The affirmative vote of at least a majority of shares of U.S. Can common stock outstanding and entitled to vote is required to adopt the merger agreement. Delaware corporate law requires that the U.S. Can stockholders adopt the merger agreement before U.S. Can can complete the merger.

THE MERGER AGREEMENT AND THE MERGER

     The merger agreement is attached as Annex A to this proxy statement in composite form reflecting the changes made by an amendment dated June 28, 2000. Whenever we refer to the merger agreement in this proxy statement we are referring to the merger agreement as so amended. You should read the merger agreement because it, and not this proxy statement, is the legal document that governs the merger.

Recommendation of the Special Committee and the Board of Directors

     A special committee of independent directors of U.S. Can and U.S. Can's board of directors carefully reviewed and considered the terms and conditions of the merger and the merger agreement and determined that the merger and the merger agreement are advisable and in the best interests of U.S. Can and its stockholders and the cash consideration to be received for certain outstanding shares of common stock in the merger is fair to the stockholders who will receive such cash consideration. By a vote of all directors present and voting at a meeting at which a quorum of directors was present (with one director, Louis B. Susman, abstaining), U.S. Can's board of directors approved and adopted the merger and the merger agreement. Accordingly, the special committee and U.S. Can's board of directors recommend that you vote to approve and adopt the merger and the merger agreement. See "Special Factors -- Reasons For the Merger; Recommendation of the Special Committee and the Board of Directors" and "Special Factors -- Background of the Recapitalization."

Opinion of the Special Committee's Investment Banker

     The special committee's investment banker, Lazard Freres & Co. LLC, delivered a written opinion to the special committee of U.S. Can's board of directors as to the fairness, from a financial point of view, as of the date of such opinion, of the cash consideration to be paid in the merger to the U.S. Can stockholders other than the rollover stockholders. The full text of Lazard's written opinion dated June 1, 2000, is attached to this proxy statement as Annex
B. We encourage you to carefully read this opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. LAZARD'S OPINION IS DIRECTED TO THE SPECIAL COMMITTEE AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO ANY MATTER RELATING TO THE MERGER.

Interests of U.S. Can Directors and Officers in the Recapitalization that are Different from Your Interests

     A majority of the members of U.S. Can's board of directors and some of U.S. Can's officers have interests in the recapitalization that are different from your interests. For example:

     - Some of Salomon Smith Barney's shares of U.S. Can common stock will be converted into U.S. Can common stock and U.S. Can preferred stock in the recapitalization. Louis B. Susman, the Vice Chairman of Investment Banking and Managing Director of Salomon Smith Barney, is a director of U.S. Can and is expected to serve as a director of U.S. Can after the recapitalization. In addition, Salomon Smith Barney is serving as financial advisor to Pac and as a source of financing for the recapitalization. See "Special Factors -- Financing of the Merger." Mr. Susman abstained from voting at the U.S. Can board of directors meeting at which the merger agreement was approved in light of Salomon Smith Barney's several roles in the recapitalization.

     - Some of the shares of U.S. Can common stock owned by affiliates of Ricardo Poma, a U.S. Can director, will be converted into shares of U.S. Can common stock and U.S. Can preferred stock in the recapitalization. Mr. Poma is expected to continue to serve as a director of U.S. Can after the recapitalization.

     - Some of the shares of U.S. Can common stock owned by affiliates of Francisco A. Soler, a U.S. Can director, will be converted into shares of U.S. Can common stock and U.S. Can preferred stock in the recapitalization. Mr. Soler is expected to continue to serve as a director of U.S. Can after the recapitalization.

     - Paul W. Jones, Chairman and Chief Executive Officer of U.S. Can will continue as Chairman and Chief Executive Officer of U.S. Can after the recapitalization. Mr. Jones will own common stock representing approximately 3.5% of the outstanding common stock of U.S. Can immediately after the recapitalization.

     - Some of the shares owned by current officers of U.S. Can will be converted into shares of U.S. Can common stock in the recapitalization. In addition, some officers of U.S. Can will have the right to purchase substantial additional shares of U.S. Can common stock in the recapitalization.

     - The officers of U.S. Can are expected to remain officers of U.S. Can after the merger.

     - U.S. Can will pay one-time cash bonuses in the aggregate amount of $1,682,700 to some of the officers of U.S. Can at the time of the recapitalization.

     - Some officers of U.S. Can will be granted new U.S. Can options after the recapitalization is completed.

     - All vested and unvested options granted prior to the recapitalization by U.S. Can to purchase U.S. Can common stock, including those held by certain officers of U.S. Can, will be converted into the right to receive a cash payment equal to the difference between the merger consideration and the exercise price of the stock option.

     - Participants in U.S. Can's executive deferred compensation plan who will be U.S. Can stockholders after the recapitalization are entitled to receive a cash distribution from the plan equal to the merger consideration for each stock unit held by the executive. Other participants in the plan will become vested in their matching stock units in the amount of $20.00 per matching stock unit, which amount will be transferred to other investments.

     - Some U.S. Can officers will be entitled to severance payments in the event their employment ceases following the merger.

     These interests are more fully described under "Special
Factors -- Interests of Directors and Officers in the Recapitalization that are Different from Your Interests."

     U.S. Can's board of directors was aware of these interests and considered them, among other matters, when approving the merger agreement.

What We Need to Do to Complete the Merger

     We will complete the merger only if the conditions set forth in the merger agreement are satisfied or, in some cases, waived. These conditions include:

     - the approval and adoption of the merger agreement and the merger by U.S. Can's stockholders;

     - the expiration or termination of the waiting period applicable to the completion of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of any consents to the transaction contemplated by the merger agreement required by German law or other applicable competition laws;

     - no governmental entity enacts or issues any law or order, whether temporary, preliminary or permanent, that is in effect and prohibits completion of the merger or otherwise imposes material limitations on U.S. Can's ability to effectively hold and continue its business after the merger;

     - U.S. Can's receipt of the debt financing proceeds described in the debt and bridge financing commitment letters described in the section entitled "Special Factors -- Financing of the Recapitalization" or an equal amount of proceeds from any substitute debt financing;

     - the representations and warranties of U.S. Can and Pac are true and correct in all material respects;

     - U.S. Can's and Pac's performance in all material respects of all obligations and compliance in all material respects with all agreements in the merger agreement;

     - U.S. Can obtaining all required consents and approvals to the merger;

     - U.S. Can having entered into agreements with certain members of senior management in which such persons acknowledge that the consummation of the recapitalization will not entitle them to receive change in control severance payments;

     - receipt by Pac of letters of resignation from each director of U.S. Can; and

     - receipt by U.S. Can's board of directors of written advice reasonably satisfactory to the board of directors from an independent advisor that, as a result of the recapitalization, U.S. Can will not be insolvent, have unreasonably small capital, have incurred debts beyond its ability to pay such debts as they mature, or have impaired capital.

     At any time before the merger, to the extent legally allowed, the board of directors of either U.S. Can or Pac may waive compliance with any of the conditions contained in the merger agreement without the approval of their respective stockholders. As of the date of this proxy statement, neither U.S. Can nor Pac expects that any condition will be waived.

Termination of the Merger Agreement

     U.S. Can, acting under the direction of the special committee, and Pac can agree to terminate the merger agreement at any time without completing the merger.

     Also, either U.S. Can, acting under the direction of the special committee, or Pac can, without the consent of the other, terminate the merger agreement if:

     - the merger is not completed by November 30, 2000;

     - any law makes the completion of the merger illegal or otherwise prohibited or any governmental order preventing completion of the merger has become final and non-appealable; or

     - U.S. Can's stockholders do not approve and adopt the merger and the merger agreement.

     In addition, U.S. Can, acting under the direction of the special committee, can terminate the merger agreement before the effective time of the merger if:

     - Pac has breached certain representations, warranties, covenants or agreements and such breach is not cured within 30 days after U.S. Can notifies Pac of the breach and the breach is incapable of being cured prior to November 30, 2000; or

     - prior to the approval by U.S. Can's common stockholders of the merger, U.S. Can receives a superior proposal from another person and Pac does not match or exceed the other person's proposal before the end of the second business day after the receipt by Pac of notice of such superior proposal.

     Finally, Pac can terminate the merger agreement if:

     - U.S. Can has breached certain representations, warranties, covenants or agreements and such breach is not cured within 30 days after Pac notifies U.S. Can of the breach and the breach is incapable of being cured prior to November 30, 2000;

     - the special committee or U.S. Can's board of directors withdraws, modifies or changes its approval or recommendation of the merger agreement in a manner adverse to Pac; or

     - the special committee recommends to U.S. Can's board of directors or stockholders another acquisition proposal or the special committee or the board of directors fails to reconfirm its recommendation for adoption of the merger agreement within ten days after a reasonable written request by Pac to do so.

Termination Fee

     U.S. Can must pay Pac a fee of $6 million in cash if the merger agreement is terminated under any of the following circumstances:

     - Pac terminates the merger agreement because the special committee of U.S. Can's board of directors or U.S. Can's board of directors withdraws, modifies or changes its approval or recommendation of the merger agreement in a manner adverse to Pac;

     - Pac terminates the merger agreement because the special committee of U.S. Can's board of directors recommends to U.S. Can's board of directors or stockholders an acquisition proposal other than the merger or the special committee of U.S. Can's board of directors or U.S. Can's board of directors fails to reconfirm its recommendation of the merger agreement to U.S. Can's stockholders within ten days after a reasonable written request by Pac to do so;

     - U.S. Can terminates the merger agreement because it obtains a superior proposal and Pac does not propose a transaction which matches or exceeds such superior proposal prior to the end of the second business day after the receipt by Pac of notice of the superior proposal; or

     - an acquisition proposal for U.S. Can is publicly disclosed prior to the U.S. Can stockholders meeting and either Pac or U.S. Can terminates the merger agreement because the holders of U.S. Can common stock do not approve and adopt the merger and the merger agreement.

Non-Solicitation of Competing Proposals

     The merger agreement generally restricts U.S. Can's ability to initiate, solicit, encourage or otherwise facilitate any competing merger or acquisition inquiries, proposals or offers; however, U.S. Can may respond to unsolicited offers if the special committee of the board of directors of U.S. Can determines in good faith, after consultation with its independent financial advisors, that any such offer is reasonably likely to, if consummated, result in a transaction more favorable to U.S. Can stockholders other than the rollover stockholders.

Modifying or Amending the Merger Agreement

     Subject to any applicable law, U.S. Can and Pac may, at any time prior to the effective time of the merger, modify or amend the merger agreement by written agreement, provided that any such agreement by U.S. Can will be effective only if authorized or approved by the special committee.

Expenses

     Whether or not the merger is consummated, U.S. Can and Pac will each pay their own expenses up to the effective time of the merger. After the effective time of the merger, U.S. Can, as the surviving corporation, will pay all of the expenses paid by or on behalf of either U.S. Can or Pac.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

     The receipt of cash in the merger will be a taxable transaction for U.S. federal income tax purposes under the Internal Revenue Code of 1986, as amended, and may also be a taxable transaction under applicable state, local, foreign and other tax laws.
     TAX MATTERS ARE VERY COMPLICATED. THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND UPON YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER TO YOU.

ACCOUNTING TREATMENT

     The merger is intended to be accounted for as a leveraged recapitalization for accounting purposes. Accordingly, it is expected that the historical basis of U.S. Can's assets and liabilities will not be impacted by the transaction.

FINANCING OF THE RECAPITALIZATION

     The following arrangements or understandings are in place to provide the necessary financing for the recapitalization:

     - Pac has received a commitment letter from Berkshire Partners to purchase equity securities of Pac for an aggregate amount of up to $170 million;

     - Pac and Berkshire Partners have received a commitment letter from Bank of America, N.A., Banc of America Securities LLC, Citicorp North America, Inc. and Salomon Smith Barney to provide up to $450 million in senior secured financing;

     - U.S. Can intends to issue $150 million of senior subordinated notes;

     - in the event that U.S. Can cannot complete the senior subordinated notes offering, Pac and Berkshire Partners have received a commitment letter from Banc of America Bridge LLC, Banc of America Securities LLC, Citicorp North America, Inc. and Salomon Smith Barney to provide a bridge loan facility of up to $150 million in place of the senior subordinated notes; and

     - U.S. Can and Pac have agreed to take all necessary actions to:

       -- repurchase some or all of U.S. Can's outstanding 10 1/8% senior subordinated notes;

       -- obtain the consent of at least a majority of the principal amount of U.S. Can's senior subordinated notes outstanding to a supplemental indenture that would per-mit the merger and the related financing and other transactions to be effected without resulting in a breach or default under the original indenture or the notes; and

       -- execute a supplemental indenture containing terms and conditions reasonably acceptable to Pac.

APPRAISAL RIGHTS

     Any stockholder of U.S. Can who does not wish to accept the merger consideration has the right under Section 262 of the Delaware General Corporation Law to have the "fair value" of his or her shares of U.S. Can common stock determined by the Delaware Court of Chancery. To perfect these appraisal rights, you must follow the required procedures precisely. These procedures are summarized in "Special Factors -- Rights of Dissenting Stockholders" and the relevant text of Section 262 is attached to this proxy statement as Annex C.

SUMMARY CONSOLIDATED AND PRO FORMA HISTORICAL FINANCIAL INFORMATION

     U.S. Can is providing the following information to aid in your analysis of the recapitalization. U.S. Can derived this information from audited financial statements for the years 1999 and 1998 and unaudited financial statements for the quarterly periods ended April 2, 2000 and April 4, 1999. In the opinion of U.S. Can management, this unaudited interim information reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations and financial condition for the quarterly periods ended April 2, 2000 and April 4, 1999. Results for interim periods should not be considered indicative of results for any other periods or for the year. This information is only a summary. You should read it along with U.S. Can's historical and pro forma financial statements and related notes and the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in this proxy statement and in U.S. Can's annual reports, quarterly reports and other information on file with the Securities and Exchange Commission and incorporated by reference in this proxy statement. See "Additional Information -- Where You Can Find More Information."

                                                         HISTORICAL                             PRO FORMA(F)
                                       -----------------------------------------------   --------------------------
                                        AS OF AND FOR THE     AS OF AND FOR THE FIRST
                                        FISCAL YEAR ENDED     QUARTERLY PERIOD ENDED
                                       -------------------   -------------------------
                                          DECEMBER 31,        APRIL 4,      APRIL 2,     DECEMBER 31,    APRIL 2,
                                         1998       1999        1999          2000           1999          2000
                                         ----       ----      --------      --------     ------------    --------
                                                             (UNAUDITED)   (UNAUDITED)   (UNAUDITED)    (UNAUDITED)
Net Sales............................  $710,246   $714,115    $184,916      $207,674       $860,837      $207,674
Gross Income.........................    92,090    102,486      25,877        29,463        124,232        29,463
Special Charges (a)..................    35,869         --          --            --             --            --
Income (Loss) from Continuing
  Operations Before Extraordinary
  Items..............................    (7,525)    22,452       5,551         5,637         13,582         2,750
Net Loss on Sale of Discontinued
  Business, net of income taxes
  (b)................................    (8,528)        --          --            --             --            --
Net Income (Loss) before Preferred
  Stock Dividends....................   (16,053)    21,156       5,551         5,637         12,286         2,750
Preferred Stock Dividend
  Requirements (c)...................        --         --          --            --         11,140         3,064
Net Income (Loss) Available for
  Common.............................   (16,053)    21,156       5,551         5,637          1,146          (314)
Net Income (Loss) per Common Share
  from Continuing Operations Before
  Extraordinary Items
    Basic............................  $  (0.57)  $   1.67    $   0.42      $   0.42       $   0.02      $  (0.01)
    Diluted (e)......................                 1.65        0.41          0.41           0.02
Net Income (Loss) per Common Share
    Basic............................  $  (1.21)  $   1.57    $   0.42      $   0.42       $   0.02      $  (0.01)
    Diluted (e)......................                 1.56        0.41          0.41           0.02
Ratio of Earnings to Fixed Charges
  (d)................................      0.65       2.15        2.07          1.95           1.05          0.97
Current Assets.......................  $215,646   $259,331                  $268,285                     $265,479
Property, Plant and Equipment, net...   268,002    332,504                   295,299                      295,299
Other Noncurrent Assets..............    71,923     71,735                    93,603                      102,628
Current Liabilities..................   139,534    221,597                   220,772                      180,405
Senior Debt..........................    45,617     83,864                    75,546                      337,269
Subordinated Debt....................   264,325    236,629                   236,629                      150,000
Other Noncurrent Liabilities.........    55,918     52,924                    53,971                       53,971
Preferred Stock......................                                                                     111,400
Book Value per Share.................             $   5.13                  $   5.27                     $  (1.05)

-------------------------
(a) Represents a pretax restructuring provision for plant closings and reassessments of previous restructuring programs.
(b) Loss on sale of U.S. Can's Metal Services segment, which was sold on November 9, 1998.

(c) Dividend on preferred stock. The preferred stock will accrue dividends at 10% of the initial principal amount, payable in cash, if and when declared by the board of directors.
(d) For purposes of computing the ratio of earnings to fixed charges, earnings represent earnings from continuing operations plus fixed charges. Fixed charges include interest expense on indebtedness, amortization of debt discount and the portion of rent deemed representative of an interest factor. Approximately $13,187,000 of additional pretax earnings for the fiscal year ended December 31, 1998 would be required in order for the Company to have achieved a Ratio of Earnings to Fixed Charges of 1.00. As pretax earnings were reduced by non-cash special charges of $27,700,000, the ratio does not indicate an inability of the Company to make cash payments necessary to support its fixed charges. Approximately $500,000 of additional pretax earnings for the quarterly period ended April 2, 2000 would be required in order for the Company to have achieved a Ratio of Earnings to Fixed Charges of 1.00. As non-cash depreciation and amortization amounted to approximately $ 9.2 million on a pretax basis, the Company does not expect that it will not be able to make the cash payments necessary to support its fixed charges.
(e) Applicable to income periods only.
(f) As adjusted for the pro forma impact of the leveraged recapitalization and the acquisition of May Verpackungen as more fully described in "Pro Forma Consolidated Financial Statements."

                                SPECIAL FACTORS

EFFECTS OF THE RECAPITALIZATION

     U.S. Can has entered into a merger agreement with Pac to effect a recapitalization of U.S. Can in which Pac will merge with and into U.S. Can and the separate corporate existence of Pac will end. U.S. Can will be the surviving corporation in the merger. Pac was formed by Paul W. Jones, Chairman and Chief Executive Officer of U.S. Can, John L. Workman, Chief Financial Officer of U.S. Can, and Berkshire Partners.

     If the recapitalization of U.S. Can is completed, each share of U.S. Can common stock issued and outstanding immediately prior to the effective time of the merger will be canceled and converted into the right to receive $20.00 in cash, except for certain shares of U.S. Can common stock held by the rollover stockholders identified in the merger agreement and shares held by dissenting stockholders who perfect their appraisal rights under Delaware law. All or a portion of the shares of U.S. Can common stock held by each respective rollover stockholder will be converted into shares of capital stock of U.S. Can, as the surviving corporation in the merger. The rollover stockholders include members of senior management of U.S. Can, Salomon Smith Barney (affiliated with U.S. Can director Louis B. Susman), affiliates of U.S. Can directors Ricardo Poma and Francisco A. Soler, Lennoxville Investments, Inc., Empire Investments S.A. and Carl Ferenbach, a Managing Director of Berkshire Partners and former U.S. Can director. Certain members of U.S. Can's senior management also have the right to purchase additional shares of U.S. Can common stock in the recapitalization for a purchase price of $20.00 per share. As a result of the recapitalization, U.S. Can's common stock will be privately held by affiliates of Berkshire Partners, the rollover stockholders, other members of senior management of U.S. Can, and Squam Lake Investors.

     Set forth below is a table that describes (1) the persons who will be U.S. Can stockholders after the recapitalization; (2) the number of shares of U.S. Can common stock currently owned by each such stockholder, if any; (3) the number of shares of U.S. Can common stock owned by each such stockholder that will be converted into capital stock of U.S. Can as the surviving corporation in the recapitalization, if any; (4) the percentage of shares of common stock that will be owned by each such stockholder as a result of the recapitalization; and
(5) the percentage of shares of preferred stock of U.S. Can that will be owned by each such stockholder as a result of the recapitalization.

                                    NUMBER OF SHARES                                               PERCENTAGE OF
                                      OF U.S. CAN       NUMBER OF     PERCENTAGE OF COMMON      PREFERRED STOCK OF
                                      COMMON STOCK      ROLLOVER     STOCK OF U.S. CAN AFTER    U.S. CAN AFTER THE
POST-RECAPITALIZATION STOCKHOLDERS  CURRENTLY OWNED      SHARES      THE RECAPITALIZATION(3)    RECAPITALIZATION(3)
----------------------------------  ----------------    ---------    -----------------------    -------------------
MANAGEMENT INVESTORS:
  Gillian V.N. Derbyshire*........         5,000           5,000            0.625%(4)                 0%
  David R. Ford*..................        15,000          15,000            1.10%(4)                  0%
  Paul W. Jones*..................        32,000          32,000            3.50%(4)                  0%
  J. Michael Kirk*................         5,000           5,000            0.625%(4)                 0%
  John L. Workman*................         9,500           9,500            1.75%(4)                  0%
  Roger B. Farley*................         6,000           6,000            1.00%(4)                  0%
  Thomas A. Scrimo................             0               0            0.40%(4)                  0%
AFFILIATES OF MR. POMA:
  Salcorp Ltd.*...................       340,000         147,867            1.63%                      1.79%
  Barcel Corporation*.............       518,000         200,000            2.21%                      2.43%
  Scarsdale Company N.V.,
     Inc.*(1).....................         4,266           4,266            0.05%                      0.06%
AFFILIATES OF MR. SOLER:
  Windsor International
     Corporation*.................       226,100          67,867            0.75%                      0.82%
  Atlas World Carriers S.A.*......       123,000          40,000            0.44%                      0.49%
  The World Financial Corporation
     S.A.*........................       118,000          40,000            0.44%                      0.49%

                                    NUMBER OF SHARES                                               PERCENTAGE OF
                                      OF U.S. CAN       NUMBER OF     PERCENTAGE OF COMMON      PREFERRED STOCK OF
                                      COMMON STOCK      ROLLOVER     STOCK OF U.S. CAN AFTER    U.S. CAN AFTER THE
POST-RECAPITALIZATION STOCKHOLDERS  CURRENTLY OWNED      SHARES      THE RECAPITALIZATION(3)    RECAPITALIZATION(3)
----------------------------------  ----------------    ---------    -----------------------    -------------------
OTHER INVESTORS:
  Berkshire Fund V/Berkshire
     Investors LLC(2).............             0               0           77.27%                     84.91%
  Carl Ferenbach*(5)..............        72,992          50,000            0.55%                      0.61%
  Salomon Smith Barney Inc.*......     1,204,488         443,961            4.90%                      5.38%
  Lennoxville Investments,
     Inc.*........................       148,200          90,000            0.99%                      1.09%
  Empire Investments S.A.*........       304,700         110,000            1.21%                      1.33%
  Squam Lake Investments IV
     L.P..........................             0               0            0.55%                      0.61%

-------------------------
 *  Rollover stockholder.

(1) Scarsdale is affiliated with both Mr. Poma and Mr. Soler. Scarsdale is the record owner of 4,266 shares of U.S. Can common stock in the aggregate. Of these 4,266 shares, Mr. Poma is the beneficial owner of 2,133 shares and Mr. Soler is the beneficial owner of 2,133 shares. See "Security Ownership of Certain Beneficial Owners and Management."

(2) Berkshire Fund V and Berkshire Investors LLC are affiliates of Berkshire Partners.

(3) Assumes a total equity commitment of $170 million.

(4) Includes rollover shares and additional shares to be purchased in the recapitalization.

(5) Mr. Ferenbach is a Managing Director of Berkshire Partners and a former director of U.S. Can.

     The recapitalization will terminate all equity interests in U.S. Can except for certain shares held by rollover stockholders. As a result, stockholders who receive only cash in exchange for their U.S. Can shares will no longer benefit from any increase in the future earnings, growth or value of U.S. Can or payment of dividends on U.S. Can common stock, nor will they bear the risk of any decrease in the future earnings, growth or value of U.S. Can following the merger.

     The cash merger consideration to be received by stockholders of U.S. Can is the result of arm's length negotiations between representatives of the rollover stockholders and Berkshire Partners, on the one hand, and the members of the special committee and their respective advisors, on the other hand.

     U.S. Can's common stock is currently registered under the Securities Exchange Act of 1934 and is listed for trading on the New York Stock Exchange under the symbol "USC". Upon the completion of the recapitalization, U.S. Can's common stock will be delisted from the New York Stock Exchange and registration of U.S. Can's common stock under the Securities Exchange Act of 1934 will be terminated. Because its common stock will be privately held, U.S. Can will enjoy certain efficiencies, such as a reduction of the time devoted by its management and certain other employees to complying with certain reporting requirements of the Securities Exchange Act of 1934, and its directors, officers and beneficial owners of more than 10% of the shares of common stock will be relieved of the reporting requirements and restrictions on insider trading under Section 16 of the Securities Exchange Act of 1934. In addition, U.S. Can will be relieved of New York Stock Exchange listing and reporting requirements.

BACKGROUND OF THE RECAPITALIZATION

     On February 2, 2000, Paul W. Jones, Chairman and Chief Executive Officer of U.S. Can and John L. Workman, Chief Financial Officer of U.S. Can, met with representatives of Banc of America Securities to discuss the possibility of a leveraged transaction involving U.S. Can and the general considerations that would be associated with such a transaction.

     On February 8, 2000, Mr. Jones and Mr. Workman met with representatives of Banc of America Securities to further discuss the matters raised in their meeting of February 2. Later on February 8, Mr. Jones and Mr. Workman met with Louis B. Susman, a director of U.S. Can and Vice Chairman of Investment Banking and Managing Director of Salomon Smith Barney Inc., to discuss the possibility of a transaction.

     On February 9, 2000, U.S. Can directors Mr. Susman, Carl Ferenbach, Ricardo Poma and Francisco A. Soler and Robert A. Helman of Mayer, Brown & Platt (counsel to U.S. Can) met in advance of a regularly scheduled meeting of the U.S. Can Board of Directors to be held the following day. At that meeting the possibility of a leveraged transaction involving U.S. Can was discussed.

     At the regularly scheduled meeting of the U.S. Can Board of Directors held on February 10, 2000, Mr. Ferenbach resigned as a director of U.S. Can pursuant to a letter of resignation he had submitted on November 22, 1999.

     On February 23, 2000, Messrs. Jones and Workman met with representatives of Banc of America Securities to discuss the possible role of Banc of America Securities in any possible transaction.

     On February 25, 2000, Messrs. Jones and Workman met with Mr. Ferenbach and other representatives of Berkshire Partners to discuss the possibility that Berkshire Partners might participate as the primary equity investor in a leveraged transaction involving U.S. Can.

     On February 28, 2000, Messrs. Jones and Workman met with representatives of Madison Dearborn Partners to discuss the possibility that Madison Dearborn might participate as the primary equity investor in a leveraged transaction involving U.S. Can.

     On March 1, 2000, Messrs. Jones and Workman met with representatives of Citicorp Venture Capital to discuss the possibility that Citicorp Venture Capital might participate as the primary equity investor in a leveraged transaction involving U.S. Can.

     On March 6, 2000, Messrs. Jones and Workman met with Mr. Susman to discuss the possible role of Salomon Smith Barney in any possible transaction.

     On March 8, 2000, Messrs. Jones and Workman met with representatives of Bain Capital to discuss the possibility that Bain Capital might participate as the primary equity investor in a leveraged transaction involving U.S. Can.

     On March 13, 2000, Messrs. Jones and Workman selected Berkshire Partners to participate as the primary equity investor in a possible leveraged transaction involving U.S. Can.

     On March 17, 2000, Mr. Jones, Mr. Workman, Mr. Soler, Mr. Poma, Mr. Susman and other representatives of Salomon Smith Barney, Mr. Ferenbach and other representatives of Berkshire Partners and counsel to Berkshire Partners and U.S. Can met to discuss a possible leveraged transaction involving U.S. Can. At that meeting, the limitations imposed by U.S. Can's amended and restated stockholder rights plan and by Section 203 of the Delaware General Corporation Law were discussed. In light of those limitations, Mr. Jones, Mr. Workman and Berkshire Partners determined that they would proceed to make a proposal to the Board of Directors of U.S. Can for a leveraged transaction without inviting other existing investors in U.S. Can to participate in the transaction and further determined to defer considering the possibility that other existing investors in U.S. Can might be invited to participate in a transaction until the Board of Directors of U.S. Can had taken action to permit such involvement.

     Between March 17, 2000 and March 22, 2000, Mr. Jones, Mr. Workman and Berkshire Partners and their respective advisors prepared the terms of a proposal for a possible leveraged transaction and negotiated the terms of a letter regarding the availability of equity financing from Berkshire Partners and negotiated to obtain letters regarding the availability of debt financing from Salomon Smith Barney and its affiliates and Banc of America Securities and its affiliates.

     On March 18, 2000, Mr. Jones informed U.S. Can directors Benjamin Bailar, Calvin W. Aurand, Jr. and Charles W. Gaillard that a proposal for the recapitalization of U.S. Can would be presented at a meeting of U.S. Can's board of directors on March 22, 2000. Messrs. Bailar, Aurand and Gaillard were informed that Mr. Jones, as chairman of the U.S. Can board, would propose that each of them be asked to serve as members of a special committee of the board of directors to make recommendations to the board with respect to the recapitalization proposal.

     In preparation for the board meeting, Mr. Bailar met with a representative of Skadden, Arps, Slate, Meagher & Flom (Illinois) on March 21, 2000, and requested that a representative of the firm attend the meeting of the board of directors as prospective legal counsel to the special committee to be created.

     On March 22, 2000, at a meeting of the board of directors of U.S. Can, Mr. Jones presented the recapitalization proposal on behalf of Pac. The presentation included a discussion of the positive trends in U.S. Can's historical operating results, the negative trends in its stock price performance and Mr. Jones' belief that this disparity was due, at least in part, to the lack of attention paid to U.S. Can by investment analysts and a liquidity discount applied by the market to U.S. Can's stock because of U.S. Can's relatively small market capitalization. Mr. Jones then outlined the proposal for the recapitalization, structured as a merger and intended to qualify for recapitalization accounting treatment. In the merger, U.S. Can stockholders, other than stockholders who were participants in the recapitalization with Pac, would receive $21 per share in cash. Mr. Jones also provided letters from equity and debt financing sources regarding the funds necessary to enable Pac to consummate the proposed recapitalization. These letters outlined the basic terms of an equity commitment and of senior and subordinated debt financing, subject to various conditions. Mr. Jones also discussed the events leading to the recapitalization proposal. He also indicated that Pac was requesting certain waivers and approvals under U.S. Can's stockholder rights plan and Section 203 of the Delaware General Corporation Law to permit Pac to hold discussions and reach understandings with other potential participants in the recapitalization whose aggregate stock ownership of U.S. Can, together with existing participants in the recapitalization, would exceed 15% of the outstanding shares.

     Following a discussion of the recapitalization proposal from Pac and related matters, the board of directors designated Messrs. Bailar, Aurand and Gaillard as members of a special committee to evaluate the recapitalization proposal, explore other strategic alternatives to the recapitalization proposal and make a recommendation to the board of directors. The special committee was empowered to engage financial, legal and such other advisors as they deemed necessary or desirable. In addition, the special committee was requested to make a recommendation to the board of directors concerning the waivers and approvals under the stockholder rights plan and Section 203 requested by Pac. Following a recess of the board meeting, the special committee, together with a representative of Skadden Arps, met to discuss the recapitalization proposal, the terms of the financing letters submitted by Pac and the legal duties and responsibilities of the special committee in evaluating the proposal and other alternatives for U.S. Can. The special committee designated Mr. Bailar as its chairman and retained Skadden Arps as its counsel. When the board meeting reconvened, the special committee sought clarification of its scope of authority. The board of directors affirmed that the special committee had the authority to contact third parties concerning potential alternatives and to take other action to explore alternatives to the recapitalization proposal.

     Following further discussion, the compensation of the members of the special committee was established at $75,000 for the chairman and $60,000 for each of the other members. The board of directors authorized and directed U.S. Can to provide mandatory advancement of expenses subject to repayment if the director is not entitled to indemnification.

     Following the board meeting, U.S. Can issued a press release announcing the receipt of the recapitalization proposal from Pac, and the stock price increased to $19.81 at the close of trading on March 22, 2000 from $14.88 at the close of trading on March 21, 2000.

     Mr. Bailar then held discussions with several nationally recognized investment banking firms with respect to acting as the investment banker for the special committee.

     On March 27, 2000, the special committee met to discuss Pac's request for waivers and approvals under U.S. Can's stockholder rights plan and Section 203 of the Delaware General Corporation Law. After discussion and review of the matter with representatives of Skadden Arps, the special committee determined to recommend that the board of directors not grant the requested waivers and approvals at that time. The special committee then discussed the selection of an investment banker.

     The special committee met on March 30, 2000, to review and approve the engagement of Lazard Freres & Co. LLC as the investment banker for the special committee. The terms and conditions of the engagement letter for Lazard were discussed and approved. The special committee instructed Lazard to commence a process of evaluating strategic alternatives to the recapitalization proposal by assessing the interest of the third parties in pursuing a transaction with U.S. Can. After discussing the matter with Lazard, the special committee determined that the third parties to be contacted should include both strategic and financial investors.

     At a meeting of the special committee on April 3, 2000, Lazard presented a proposed list of third parties to be contacted regarding an alternative transaction. Following discussion of the proposed list and a strategy for pursuing alternative transactions, the special committee directed Lazard to contact the identified third parties to assess their interest in U.S. Can.

     Also on April 3, 2000, U.S. Can issued a press release announcing the special committee's engagement of Lazard as its investment banker.

     Over the following weeks, at the instruction of the special committee, Lazard contacted over thirty parties. Approximately ten of the parties identified by Lazard requested a compilation of publicly available information concerning U.S. Can prepared by Lazard. Lazard discussed with these parties their interest in U.S. Can and all parties that expressed an interest in continuing their evaluation of U.S. Can were asked to sign a confidentiality agreement prior to receiving a confidential offering memorandum containing non-public information. Over the same period of time, Lazard conducted a due diligence review of U.S. Can and met with its management to discuss recent and projected operating results.

     On April 7, 2000, an initial draft of a proposed merger agreement providing for the recapitalization of U.S. Can was provided to Skadden Arps by legal counsel to Pac.

     Mr. Jones sent a letter dated April 18, 2000, to the special committee seeking a report on the progress of the special committee and an explanation of the delay in the completion of the special committee's report and recommendation to the board of directors. Mr. Bailar replied to Mr. Jones by letter dated April 19, 2000, informing him that the special committee was in the process of evaluating other parties' interest in a potential transaction with U.S. Can.

     Of the ten parties that requested the compilation of publicly available information from Lazard, only one party expressed an interest in receiving additional information to evaluate a potential transaction. Following the negotiation and delivery of a confidentiality agreement, Lazard sent this party a confidential offering memorandum on April 24, 2000 and requested that a preliminary indication of interest be submitted by May 1, 2000.

     On April 25, 2000, the special committee, together with representatives from Skadden Arps and Lazard, met and reviewed the terms and conditions of Pac's proposal, including the draft of the merger agreement received from Pac and the status of the efforts of Lazard in soliciting indications of interest. Lazard presented a preliminary analysis of the $21.00 per share offer and provided the special committee with an update on its contacts with third parties concerning an alternative transaction. A representative of Skadden Arps again reviewed the legal duties and responsibilities of the special committee in relation to the recapitalization proposal and the solicitation of indications of interest from third parties.

     On April 27, 2000, U.S. Can announced its results of operations for the first quarter of 2000 and publicly announced that the special committee had retained financial and legal advisors to review the proposed recapitalization as well as to consider other potential strategic alternatives.

     During the week of May 1, 2000, a company in U.S. Can's industry submitted a preliminary indication of interest in acquiring U.S. Can for $21.00 per share. This company also visited a data room containing additional non-public information about U.S. Can.

     The special committee met again on May 8, 2000, with representatives of Skadden Arps and Lazard to discuss the results of operations for the first quarter and the projected results of operations for the second quarter, both of which were lower than management originally anticipated. The special committee discussed with Lazard the impact of these financial results on the proposal from Pac and the possible interest of third parties in an alternative transaction. The process by which Pac and other third parties were to submit final proposals was also discussed. The special committee determined that final transaction proposals should be submitted to the special committee by May 23, 2000, which Lazard communicated in writing to interested parties.

     On May 11, 2000, the special committee met with representatives of Skadden Arps and Lazard to discuss the lower than expected financial results and the possibility for other potentially interested parties who were contacted to submit an indication of interest.

     The only company that had submitted an indication of interest to acquire U.S. Can other than Pac informed Lazard on May 18, 2000, that it was no longer interested in pursuing a transaction with U.S. Can under the circumstances and financing environment existing at that time.

     On May 23, 2000, in response to the special committee's request for the submission of final proposals for U.S. Can, only Pac submitted a proposal. The proposal from Pac contained several important changes from its initial proposal, including:

     - the price to be offered to U.S. Can's stockholders was decreased to $20.00 from $21.00 per share; and

     - the equity commitment from Berkshire Partners was increased to $170 million from $150 million.

     Among the reasons cited by Pac for the changes in its proposal were the recent decline in the demand for U.S. Can's products, the lower than expected financial results of U.S. Can, lowered projections of short-term financial results, and the deterioration of the debt markets and rise in interest rates from the time of the initial proposal on March 22, 2000 to the revised proposal on May 23, 2000. Also included with the proposal were commitment letters from the debt and equity financing sources necessary to finance the recapitalization and a revised draft of the merger agreement responding to the initial comments provided on behalf of the special committee by Skadden Arps. The revised proposal was conditioned upon receiving the requested waiver under the U.S. Can Stockholder Rights Plan and approval under Section 203 of the Delaware General Corporation Law. The revised proposal also requested a response from the special committee by May 26, 2000.

     The special committee met on May 24, 2000, to review the terms of the proposal from Pac and the financing commitment letters. Lazard reviewed the deterioration in the debt markets and in the equity markets for companies in the packaging industry since the original buyout proposal on March 22, 2000. U.S. Can's first-quarter decline from expected operating results and outlook for the rest of 2000 were discussed. After reviewing the proposal with representatives of Skadden Arps and Lazard, the special committee directed Lazard to seek an increase to the $20.00 per share price and to advise Pac that the financing commitments had objectionable conditions in them, that the proposed size of the termination fee payable to Pac should be reduced and that the circumstances under which the termination fee would be payable must be limited.

     Representatives of Lazard, Berkshire Partners, Pac and Salomon Smith Barney, the financial advisor to Pac, met on May 26, 2000, to review the definitive proposal from Pac. Representatives from Salomon Smith Barney made a presentation detailing the impact on Pac's offer of U.S. Can's recent financial results and short-term projected financial results and the deterioration in the debt market. Representatives of Salomon Smith Barney and Berkshire Partners asserted that the $20.00 per share offer represented the highest price at which Pac was willing to proceed with its recapitalization proposal. Following that meeting, Lazard requested assurances that Pac's revised proposal would remain available until May 29, 2000, which was later than the May 26, 2000 date initially requested by Pac. See "Salomon Smith Barney's Presentation to the Special Committee's Investment Banker" for a summary of Salomon Smith Barney's presentation.

     On behalf of the special committee, Mr. Bailar contacted Mr. Ferenbach of Berkshire Partners on May 26, 2000, to discuss the proposal from Pac. Mr. Bailar proposed that the price be raised to $21.00 per share, and Mr. Ferenbach agreed to consult with other members of the buyout group and respond. Several discussions between Messrs. Bailar and Ferenbach were held that day and the following day. On May 27, 2000, Mr. Ferenbach indicated that Pac would not be able to raise the offer to $21.00 per share. Mr. Bailar continued to seek a price above $20.00 per share. At the conclusion of such discussions, Mr. Ferenbach indicated that, in light of current market conditions for senior and subordinated debt, Pac could not increase the $20.00 per share offer price.

     Following these discussions, the special committee met on May 27, 2000, with representatives of Skadden Arps and Lazard to review the proposal from Pac and the terms of the equity and debt commitment letters delivered by Pac. The special committee discussed, among other matters, a condition in the debt commitment letters that required a successful tender offer and consent solicitation with respect to U.S. Can's publicly-held subordinated notes. The special committee also reviewed the results of Lazard's efforts to develop an alternative proposal for U.S. Can. The special committee also considered whether this was an appropriate time to sell U.S. Can given the recent decline in its financial results and the adverse conditions in the debt markets, which reduced the price that buyers would be willing to pay if they required debt financing for the acquisition. The special committee also noted that Pac would not be capitalized unless and until the merger closed and that prior to such time Pac would have no net worth. A representative of Skadden Arps reviewed the legal duties and responsibilities of the special committee and discussed possible alternatives under the circumstances.

     The special committee also discussed the request from Pac to grant waivers and approvals under U.S. Can's stockholder rights plan and Section 203 of the Delaware General Corporation Law to expand the number of participants in the recapitalization with Pac. Finally, the special committee directed that its advisors seek to eliminate certain conditions to the financing commitments.

     On May 29, 2000, the special committee met again with representatives of Skadden Arps and Lazard to review Lazard's preliminary financial analysis of U.S. Can and the recapitalization proposal. At this meeting, Lazard presented the special committee with additional information concerning the deterioration of the debt markets since the time of the initial proposal from Pac on March 22, 2000. The special committee directed Skadden Arps to negotiate the terms and conditions of the draft merger agreement and the forms of the waivers requested by Pac so that the merger agreement could be executed and waivers and approvals granted if the special committee ultimately determined to recommend acceptance of the proposal from Pac.

     In addition, the special committee discussed the need for changes to the recapitalization proposal before it could be deemed acceptable at $20.00 per share and directed Lazard to discuss them with Pac's representatives. However, the special committee did not at this time determine to recommend the recapitalization proposal. The principal changes requested by the special committee were:

     - a reduction in the termination fee payable to Pac to $6 million from Pac's original request for a termination fee of $10 million plus reimbursement of Pac's expenses;

     - the modification of the circumstances under which the termination fee would be payable to provide for such payment only if the merger agreement was terminated by U.S. Can to pursue a superior proposal or if the stockholders failed to approve and adopt the merger and the merger agreement and an alternative proposal had been publicly made at the time of the stockholder vote; and

     - the elimination of conditions in the debt commitment letters that made uncertain the availability of the debt financing necessary to finance the recapitalization.

     Following the May 29, 2000 meeting of the special committee, representatives of Lazard and Salomon Smith Barney, as financial advisor to Pac, reached an understanding that certain of these changes were acceptable to Pac.

     On May 30, 2000, U.S. Can issued a press release indicating that Pac had submitted a revised recapitalization proposal for U.S. Can at a price of $20.00 per share to U.S. Can's stockholders. From May 30 to June 1, 2000, respective legal counsel to the special committee and Pac negotiated the terms and conditions of the merger agreement, the requested waivers and approvals and the debt commitment letters.

     On June 1, 2000, the special committee met to consider the proposal from Pac. Representatives of Skadden Arps addressed the function and responsibility of the special committee in determining whether to recommend the proposal from Pac to the board of directors. Counsel also reviewed the terms of the negotiated merger agreement. Lazard then presented its financial analysis and delivered its opinion to the special committee that, as of June 1, 2000, based on the assumptions and qualifications set forth in its analysis, the consideration to be received in the merger by the stockholders of U.S. Can other than the stockholders participating in the recapitalization with Pac, was fair to such stockholders from a financial point of view. Finally, the terms of the revised debt commitment letters were reviewed by the special committee. The special committee determined that the commitment letters still contained objectionable conditions. Representatives of Skadden Arps and Lazard were directed to seek the removal of these conditions.

     Following a series of negotiations among the representatives of the special committee, Pac and the financing sources, revised conditions to the commitment letters were negotiated and the meeting of the special committee was reconvened. At the reconvened special committee meeting, the revised conditions to the commitment letters were reviewed by the special committee and representatives of Skadden Arps and Lazard. Following further discussion, the special committee unanimously:

     - determined that the merger contemplated by the merger agreement was advisable and in the best interests of U.S. Can and its stockholders, other than those stockholders participating in the recapitalization with Pac;

     - determined that the cash consideration to be received for outstanding shares of common stock of U.S. Can in the merger was fair to the U.S. Can stockholders entitled to receive such cash consideration;

     - recommended that the board of directors approve and adopt the merger and the merger agreement and the other transactions contemplated by the merger agreement;

     - recommended approval and adoption by the U.S. Can stockholders of the merger agreement and the transactions contemplated thereby; and

     - recommended that the board of directors approve and adopt the waivers and approvals requested by Pac under U.S. Can's stockholder rights plan and
       Section 203 of the Delaware General Corporation Law.

     Immediately following the special committee meeting, a meeting of the board of directors was convened. Mr. Bailar asked for and received confirmation from representatives of management of U.S. Can that management had not revised its projections for the remainder of the year and that management believed that such projections should be achieved. Other inquiries of management were made by the special committee. Mr. Bailar then advised the board of directors of the special committee's recommendations as outlined above. After discussion of the recommendations, the board of directors, with one director (Mr. Susman) abstaining, unanimously determined that the merger and the merger agreement were advisable and were fair to and in the best interests of U.S. Can and its stockholders and approved and adopted the merger and the merger agreement and recommended approval and adoption by the U.S. Can stockholders of the merger and the merger agreement. The board of directors also approved and adopted the waivers and approvals requested by Pac under U.S. Can's stockholder rights plan and Section 203 of the Delaware General Corporation Law. Mr. Susman, who is the Vice Chairman of Investment Banking and a Managing Director of Salomon Smith Barney, decided to abstain in consideration of Salomon Smith Barney's several roles in the transaction as a financial advisor to Pac, a financing source for the recapitalization, and a U.S. Can stockholder which will receive cash for a portion of its shares and have the remaining portion of its shares converted into capital stock of U.S. Can in the recapitalization.

     Following the board meeting, the merger agreement was executed and a press release was issued by U.S. Can announcing the execution of the merger agreement.

     An amendment to the merger agreement was executed on June 28, 2000 definitively establishing the rollover shareholders and amending U.S. Can's disclosure schedule.

REASONS FOR THE MERGER; RECOMMENDATION OF THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS

     Both the special committee and the board of directors of U.S. Can recommend that U.S. Can's stockholders approve and adopt the merger and the merger agreement.

     In recommending approval of the merger agreement to the board of directors, the special committee consulted with its legal counsel and investment banker and considered a number of factors in making the recommendation, including:

     - The historical results of operations, financial condition, assets, liabilities, business strategy and prospects of U.S. Can and the nature of the industry in which U.S. Can competes. Based upon its consideration of the operations and prospects of U.S. Can, the nature of the industry and trading characteristics of companies with capitalizations similar in size to U.S. Can's, the special committee concluded that it might take a considerable period of time before the trading price of U.S. Can's shares would equal the $20.00 per share offered by Pac, if ever;

     - An extensive auction process pursuant to which over thirty potential acquirors, including competitors of U.S. Can and equity sponsors of leveraged buyouts, were contacted by Lazard to determine their interest in acquiring U.S. Can;

     - The fact that the auction process resulted in only one preliminary indication of interest from a potentially interested party but did not result in any final proposals for alternative transactions;

     - The fact that, to date, no third party has come forward with an alternative transaction proposal;

     - The opinion of Lazard, dated June 1, 2000, that, as of that date, the consideration to be received by U.S. Can's stockholders, other than those stockholders participating in the recapitalization with Pac, in the merger was fair to such stockholders from a financial point of view. The special committee also considered Lazard's presentation to the special committee. In its review of the analyses performed by Lazard, the special committee did not weigh each analysis prepared by Lazard separately, but rather considered all of them taken as a whole;

     - The terms and conditions of the merger agreement. The special committee considered in particular the termination provisions of the merger agreement, the "no solicitation" provisions of the merger agreement, the termination fee payable to Pac and the conditions precedent to payment of such termination fee. As discussed below, the special committee sought provisions in the merger agreement that would allow the special committee to consider and, under certain circumstances, pursue an unsolicited alternative proposal from a third party. While the merger agreement prohibits U.S. Can from soliciting alternative proposals, it does not prohibit U.S. Can from considering unsolicited proposals, negotiating with the parties submitting such proposals or furnishing such third parties with information about U.S. Can. Also, the merger agreement permits U.S. Can, subject to certain conditions and the payment of a fee of $6,000,000, to terminate the merger agreement if a superior proposal not matched by Pac is received from a third party. The special committee concluded that the amount of such fee would not deter a third party from making a proposal that was materially more favorable to U.S. Can's stockholders;

     - The relationship of the $20.00 per share cash consideration offered in the merger to the current market price and the market prices for U.S. Can common stock during the previous five years. The special committee considered the fact that the common stock had closing prices as high as $25.63 per share and as low as $11.63 per share during the five-year period prior to the public announcement of the recapitalization proposal and the fact that the highest closing price during the period ($25.63) occurred on August 12, 1999. The special committee also considered the fact that the $20.00 per share cash consideration offered in the merger represents a premium of approximately 34.5% over the per share closing price of U.S. Can shares on March 21, 2000, the last trading day prior to the public announcement of the recapitalization proposal from Pac. This, coupled with the special committee's conclusion as discussed above that it might take a considerable period of time before the trading price of U.S. Can shares would equal the $20.00 per share offered in the merger, if ever, supported the special committee's fairness determination;

     - The fact that approval of the merger agreement requires the affirmative vote of a majority of the outstanding U.S. Can shares entitled to vote thereon and that, under the General Corporation Law of

       Delaware, U.S. Can stockholders have the right to exercise their appraisal rights to receive the "fair value" of their shares if they dissent from the merger;

     - The nature of the financing commitments received by Pac with respect to the merger, including the identity of the institutions providing such commitments and their experience in consummating transactions such as the merger and the conditions to the obligations of such institutions to fund such commitment and the special committee's belief as to the strength of the financing commitments.

     - The arm's-length negotiations between the special committee and Pac and their respective representatives, including that the negotiations resulted in:

      - U.S. Can having the right to engage in negotiations with, and supply information to, a person who makes an unsolicited proposal if the special committee determines in good faith that such proposal is more favorable to U.S. Can's stockholders than the merger. For a further description of U.S. Can's ability to consider competing transactions, see "The Merger Agreement -- Non-Solicitation and Competing Proposals";

      - U.S. Can having the right to terminate the merger agreement to accept a superior transaction proposal;

      - A reduction in the termination fee sought by Pac if the merger agreement were to be terminated as a result of a superior transaction proposal; and

      - Significant changes in the buyout group's debt financing commitments to limit the conditions to such financing.

     - The representations from Pac in the merger agreement as to its belief that, following the merger and the financing of the recapitalization, U.S. Can would be solvent, would not be left with unreasonably small capital and would not have incurred debts beyond its reasonable ability to pay them as they mature and that the capital of U.S. Can would not be impaired. The receipt by the U.S. Can board of directors of an opinion of an independent financial advisor confirming such belief is a condition to U.S. Can's obligation to consummate the merger.

     The foregoing discussion of the information and factors considered by the special committee includes all of the material factors considered by the special committee in reaching its conclusions and recommendations but is not meant to be exhaustive. In view of the variety of factors considered in reaching its determination, the special committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its conclusions and recommendations. In addition, individual members of the special committee may have given different weights to different factors.

     U.S. Can's board of directors consists of seven members, three of whom served on the special committee. At the June 1, 2000 meeting of the U.S. Can board of directors, the special committee, with representatives of Skadden Arps participating, reported to the entire U.S. Can board of directors on its review of the merger agreement, the related financing commitments and the waivers requested by Pac. U.S. Can's board of directors considered the conclusions and recommendations of the special committee and believes that these factors supported the determination of fairness by the board of directors. Furthermore, U.S. Can's board of directors considered the fact that the $20.00 per share cash consideration and the terms and conditions of the merger agreement were the result of arm's-length negotiations among the special committee and Pac and their respective advisors and the fact that the special committee received a fairness opinion from Lazard. U.S. Can's board of directors believes that these factors support its fairness determination.

SALOMON SMITH BARNEY'S PRESENTATION ON BEHALF OF PAC TO THE SPECIAL COMMITTEE'S INVESTMENT BANKER

     On May 26, 2000, Salomon Smith Barney, acting as financial advisor to Pac, met with representatives of Lazard, the investment bankers to the special committee of the board of directors of U.S. Can, to discuss

Pac's revised $20.00 per share proposal. The following is a summary of the report presented by Salomon Smith Barney on behalf of Pac at that meeting:

Factors Leading to the Revised Bid

     Since Pac's initial proposal on March 22, 2000, senior bank debt and high yield debt market conditions have worsened, resulting in increased financing costs. Over the same period of time, U.S. Can's operating performance has not met expectations, in part because of soft demand in the rigid packaging sector and higher raw materials prices. Additionally, an index of rigid packaging stocks declined 11.9 percent since March 22, 2000, suggesting that U.S. Can's stock price would, absent public statements regarding a potential transaction, be lower than its pre-announcement price of $14.88.

     Salomon Smith Barney contended that the revised bid of $20.00 per share represents a significant premium to the pre-announcement price. Further, the transaction multiple is consistent with recent precedent transactions. For example, Rexam is acquiring American National Can for approximately 5.7x last twelve months earnings before interest, taxes, depreciation and amortization (EBITDA), whereas the revised bid of $20.00 per share is equivalent to 6.1x projected last twelve months' EBITDA at June 30, 2000.

Impact of Purchase Price on Equity Returns

     Salomon Smith Barney used certain fundamental transaction assumptions to drive its financial models, including the following:

     - a financing structure with a maximum of 4.75x total debt to projected last twelve months EBITDA of $106.4 million at June 30, 2000; and

     - acquisition fees and expenses, including a bond prepayment premium, totaling approximately $39.7 million.

     Based on the assumptions stated above and U.S. Can's forecasted operating results, Salomon Smith Barney's analysis indicated that a leveraged recapitalization of U.S. Can would not provide an acceptable rate of return on equity to a typical institutional private equity investor at a price in excess of $20.00 per share.

Normalized Price Analysis

     Salomon Smith Barney considered the pre-announcement market price per share of U.S. Can common stock in the context of a peer group index of rigid packaging stocks. Salomon Smith Barney examined the changes in the index for the period from the pre-announcement date until May 24, 2000. Salomon Smith Barney found that, since the announcement date, the index of rigid packaging stocks had declined 11.9 percent. This trend suggests that the "normalized" price per share of U.S. Can as of May 24, 2000 would likely, absent public statements regarding a potential transaction, have been lower than its pre-announcement price of $14.88.

Implied Transaction Premiums

     Salomon Smith Barney reviewed certain implied transaction premiums using a range of average prices per share of U.S. Can common stock for the following periods ended March 22, 2000: one week, one month, three months, six months, one year, two years and three years. Salomon Smith Barney noted that the merger consideration represented a premium over the average stock price for each of the foregoing periods prior to March 22, 2000, the date of the initial recapitalization proposal by Pac.

Historical First Quarter Results

     The entire group of the most directly comparable rigid packaging companies, including BWAY Corporation, Crown Cork & Seal, all experienced weaker financial results in the first quarter of calendar year 2000 compared to the first quarter of 1999. Among these companies, revenues decreased between 1.5 percent and 9.4 percent, while EBITDA decreased between 8.3 percent and 11.2 percent.

Discounted Cash Flow Analysis

     Salomon Smith Barney performed a discounted cash flow analysis of U.S. Can's business. Using a discounted cash flow methodology, Salomon Smith Barney calculated the present value of the projected future cash flows for U.S. Can. Salomon Smith Barney aggregated (1) the present value of the free cash flows over the applicable forecast period with (2) the present value of the range of terminal values.

     The discounted cash flow analysis resulted in a range of values between $18.00 and $22.00 per share of U.S. Can common stock. Stated another way, the discounted cash flow analysis resulted in an EBITDA multiple ranging from 5.6x to 6.2x, or an implied EBITDA multiple ranging from 5.8x to 6.3x, when adjusted for certain costs associated with the transaction, including a bond prepayment premium. Based upon this range of implied share prices, Salomon Smith Barney noted that the revised bid of $20.00 per share equates to a multiple of 5.95x EBITDA (6.1x EBITDA when adjusted for the bond prepayment premium), which is within the valuation range calculated by Salomon Smith Barney's analysis of comparable public companies and comparable precedent transactions as described below.

Rexam PLC Acquisition of American National Can Group, Inc.

     Salomon Smith Barney reviewed the recent Rexam/American National Can transaction. American National Can is the world's second largest beverage can manufacturer and the largest can maker in Europe. The transaction with Rexam valued American National Can at firm value multiples of 0.85x revenue, 5.68x EBITDA and 8.72x earnings before interest and taxes (commonly referred to as EBIT). By comparison, Pac's revised bid for U.S. Can equates to firm value multiples of 0.76x revenue, 5.95x EBITDA (6.1x EBITDA when adjusted for the bond prepayment premium) and 8.94x EBIT.

Comparable Public Companies Analysis

     Salomon Smith Barney reviewed certain publicly available financial and operating information of five public companies in the rigid packaging sector consisting of Ball Corporation, BWAY Corporation, Crown Cork & Seal, Owens-Illinois and Silgan Corporation.

     In that review, the ratio of firm value to 1999 revenues, EBIT and EBITDA multiples were developed from publicly available financial information, Salomon Smith Barney's research and Wall Street financial institution research reports as of May 2000. The comparable companies listed above were chosen because they operate in the rigid packaging industry, as does U.S. Can. For this analysis Salomon Smith Barney used trading information as of May 24, 2000.

     The review indicated that:

     - firm value as a multiple of 1999 revenues ranged from 0.5x to 1.5x, with a mean of 0.8x and a median of 0.6x for the comparable companies;

     - firm value as a multiple of 1999 EBIT ranged from 6.6x to 10.9x, with a mean of 8.7x and a median of 8.9x, for the comparable companies; and

     - firm value as a multiple of 1999 EBITDA ranged from 4.3x to 6.0x, with a mean of 5.2x and a median of 5.4x, for the comparable companies.

This comparable public companies analysis resulted in values ranging from $13.10 to $18.47 per share of U.S. Can common stock.

Precedent Transactions Analysis

     Using publicly available information, Salomon Smith Barney reviewed nine transactions in the rigid packaging industry. These transactions were:

     - Rexam PLC/American National Can

     - U.S. Can/May Verpackungen

     - Rexam PLC/PLM

     - Silgan Corporation/Campbell Soup -- Food Cans

     - Suiza Foods/Continental Can

     - Ball Corporation/Reynolds Metals' Beverage Can Operations

     - Doughty Hanson/Pechiney & Schmalbach Food Can Operations

     - U.S. Can/Crown Cork & Seal Divestiture

     - Silgan/American National Can -- Food Can

     The review showed that for these transactions the acquisition value as a multiple of sales ranged from 0.5x to 0.9x. The acquisition value as a multiple of EBIT for the respective acquisitions ranged from 8.5x to 14.7x. The acquisition value as a multiple of EBITDA for the respective acquisitions ranged from 5.7x to 7.3x. This comparable transactions analysis resulted in values ranging from $18.47 to $23.06 per share of U.S. Can common stock.

OPINION OF THE SPECIAL COMMITTEE'S INVESTMENT BANKER

     The special committee appointed by the U.S. Can board of directors retained Lazard to act as its investment banker in connection with the proposal by Pac. As part of this engagement, the special committee requested that Lazard evaluate the fairness, from a financial point of view, of the price to be paid in the merger to the stockholders of U.S. Can. On June 1, 2000, Lazard delivered to the special committee its written opinion to the effect that, as of that date and subject to the assumptions, limitations and qualifications set forth in such opinion, the cash merger consideration of $20.00 per share to be received by the stockholders of U.S. Can other than the rollover stockholders is fair to such stockholders from a financial point of view.

     The full text of the opinion dated June 1, 2000, which explains the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Lazard in rendering its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. Lazard's written opinion was delivered to the special committee for its use in connection with its consideration of the merger and does not constitute a recommendation to any stockholder of U.S. Can as to how such stockholder should vote at the special stockholder meeting with respect to the merger agreement or the merger. The following is only a summary of the Lazard opinion. You are encouraged to, and should, read the Lazard opinion in its entirety.

     In connection with its opinion, Lazard:

     - Reviewed the financial terms and conditions of the merger agreement;

     - Analyzed certain historical business and financial information relating to U.S. Can;

     - Reviewed various financial forecasts and other data provided to Lazard by U.S. Can relating to its business and financial performance;

     - Held discussions with members of the senior management of U.S. Can with respect to the businesses and prospects of U.S. Can and its strategic objectives;

     - Reviewed public information with respect to certain other companies in lines of businesses Lazard believed to be generally comparable to the businesses of U.S. Can;

     - Reviewed the financial terms of certain business combinations involving companies in lines of businesses Lazard believed to be generally comparable to those of U.S. Can and in other businesses generally;

     - Reviewed the historical stock prices and trading volumes of U.S. Can's common stock; and

     - Reviewed such other information and conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.

     Lazard relied upon the accuracy and completeness of the foregoing information, and did not assume any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of U.S. Can. Lazard did not opine or provide any advice with respect to the impact of the merger on the solvency, viability or financial condition of U.S. Can or its ability to satisfy its obligations as they become due. With respect to financial forecasts, Lazard assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of U.S. Can as to the future financial performance of U.S. Can. Lazard assumed no responsibility for and expressed no view as to such forecasts or the assumptions on which they were based. In addition, Lazard's opinion did not address U.S. Can's underlying business decision to enter into the merger agreement. Further, Lazard's opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard as of, the date of such opinion. In rendering its opinion, Lazard assumed that the merger will be consummated on the terms described in the merger agreement, without any waiver of any material terms or conditions by U.S. Can, and that obtaining the necessary regulatory approvals for the merger will not have a material adverse effect on U.S. Can.

     The following is a summary of the material financial analyses performed by Lazard in preparing its opinion:

Comparable Public Traded Companies Analysis

     Lazard reviewed and compared the actual and estimated financial, operating and stock market information of certain companies in lines of businesses believed to be generally comparable to those of U.S. Can in the packaging industry. These companies included American National Can Group, Inc., Ball Corporation, BWAY Corporation, Crown, Cork & Seal Company, Inc., Owens-Illinois, Inc. and Silgan Holdings Inc.

     Specifically, Lazard analyzed the respective multiples of the enterprise value of these companies to their revenue, EBITDA, EBITDA minus the three year historical average of annual capital expenditures, referred to below as EBITDA -- CapEx, and earnings before interest and taxes, commonly referred to as EBIT, for the last twelve months and for projected calendar years 2000 and 2001; and multiples of the equity value of these companies to their net income for the last twelve months and for projected calendar years 2000 and 2001; and multiples of the equity value of these companies to their most recent quarter's book value. This Lazard analysis indicated the following:

                                                                         HIGH          LOW        MEDIAN
                                                         PERIOD        MULTIPLES    MULTIPLES    MULTIPLES
                                                         ------        ---------    ---------    ---------
Revenue..........................................             2001E      1.37x        0.58x        0.68x
                                                              2000E       1.42         0.60         0.70
                                                     Last 12 Months       1.46         0.48         0.68

EBITDA...........................................             2001E       5.6x         4.1x         4.4x
                                                              2000E        5.7          4.3          4.7
                                                     Last 12 Months        6.6          4.7          5.4

EBITDA-CapEx.....................................             2001E       8.3x         4.9x         6.3x
                                                              2000E        8.6          5.3          6.6
                                                     Last 12 Months       12.1          6.1          6.9

                                                                         HIGH          LOW        MEDIAN
                                                         PERIOD        MULTIPLES    MULTIPLES    MULTIPLES
                                                         ------        ---------    ---------    ---------
EBIT.............................................             2001E       8.3x         5.7x         6.7x
                                                              2000E        9.3          6.3          7.3
                                                     Last 12 Months       11.3          7.2          8.7

Net Income.......................................             2001E       7.4x         3.3x         6.2x
                                                              2000E        9.2          3.6          7.1
                                                     Last 12 Months        9.0          3.7          6.7

Book Equity......................................      Last Quarter      1.37x        0.66x        0.84x

     Lazard then derived a range of implied per share equity values for U.S. Can by applying the multiples of the comparable companies listed above to the corresponding data for U.S. Can prepared by U.S. Can's management. Lazard then determined that using the median multiples was an appropriate measure for purposes of narrowing those ranges, and calculated the mean, median, high and low equity value per share ranges implied by applying those median multiples to the respective performance measures. The resulting implied equity value of U.S. Can ranged from a low of $4.25 per share to a high of $21.55 per share and, based on the mean and median values implied by applying such median multiples, the implied equity value of U.S. Can ranged from $15.11 per share to $15.96 per share.

Selected Precedent Transaction Analysis

     Lazard reviewed selected publicly available financial and stock market information of 14 transactions in the packaging industry since 1992 including:
Rexam PLC/American National Can, U.S. Can/May Verpackungen, Rexam PLC/PLM AB, Drum Holdings SA/Blagden Packaging, Owens-Illinois, Inc./BTR Packaging, Suiza Food Corporation/Continental Can Co. Inc., Ball Corporation/Domestic Beverage Can Unit (Reynolds Metals Co.), Doughty Hanson/Metal Packaging Interests (Pechiney SA/VIAG AG), U.S. Can/CPI Plastics Inc., U.S. Can/European Aerosol Can (Crown, Cork & Seal), Silgan Corporation/Food Metal and Specialty Business (American National Can), Crown, Cork & Seal/CarnaudMetalBox SA, Crown, Cork & Seal/Tri Valley Growers Cont. and Ball Corporation/Heekin Can, Inc.

     Specifically, Lazard analyzed the respective multiples of the total enterprise values for these transactions to the last twelve months' revenue, EBITDA, EBITDA - CapEx and EBIT for the seller in these transactions, and multiples of the equity value for these transactions to the last twelve months' net income and latest quarter's book value for the seller in these transactions. The Lazard analysis indicated the following:

                                                        HIGH          LOW        MEDIAN
                                                       LAST 12      LAST 12      LAST 12
                                                       MONTHS       MONTHS       MONTHS
                                                      MULTIPLES    MULTIPLES    MULTIPLES
                                                      ---------    ---------    ---------
Revenue...........................................       2.58x       0.47x         0.72x
EBITDA............................................       8.9         4.2           6.7
EBITDA - CapEx....................................      19.0         5.1          13.4
EBIT..............................................      16.4         5.7          10.9
Net Income........................................      20.0         5.0          11.1
Book Equity.......................................       2.09        1.06          1.59

     Lazard then derived a range of implied per share equity values for U.S. Can by applying the multiples from the precedent transactions listed above to the corresponding data for U.S. Can prepared by U.S. Can's management. Lazard then determined that using the median multiples was an appropriate measure for purposes of narrowing those ranges, and calculated the mean, median, high and low equity value per share ranges implied by applying those median multiples to the respective performance measures. The resulting implied equity value of U.S. Can ranged from a low of $8.01 per share to a high of $40.84 per share and, based on the mean and median values implied by applying such median multiples, the implied equity value of U.S. Can ranged from $23.17 per share to $24.51 per share.

     Lazard also separately analyzed the Rexam PLC/American National Can transaction because of its belief that it was the most relevant and recent precedent transaction to U.S. Can. Specifically, Lazard analyzed the respective multiples of the enterprise values for these transactions to the last twelve months', 2000 estimated and 2001 estimated revenue, EBITDA, EBITDA -- CapEx and EBIT for the seller in these transactions, and multiples of the equity value for these transactions to the last twelve months', 2000 estimated and 2001 estimated net income and the latest quarter's book value for the seller in these transactions. In addition, Lazard analyzed the acquisition price as a premium to the closing share price one day, one week and four weeks prior to the announcement of the transaction and the acquisition price as a percentage of the 52-week and all-time high closing share prices. The Lazard analysis indicated the following:

                                 REXAM BID MULTIPLES                         REXAM PURCHASE PREMIUMS
                         -----------------------------------         ----------------------------------------
                         LAST 12
                         MONTHS          2000E         2001E          1-DAY           1-WEEK          1-MONTH
                         -------         -----         -----          -----           ------          -------
Revenue..............     0.90x          0.85x         0.83x          37.1%           41.9%            65.5%
                                                                     REXAM PURCHASE PRICE AS
EBITDA...............     5.9            5.3           4.9                   OF % OF
                                                                     ------------------------
EBITDA-CapEx.........     7.3            6.5           5.9           52 WEEK         ALL-TIME
EBIT.................     8.8            7.6           6.9            HIGH             HIGH
                                                                     -------         --------
Net Income...........    10.0            9.4           8.3           105.5%           105.5%

                          LAST
                         QUARTER
                         -------
Book Equity..........     1.06x

     Lazard then derived a range of implied per share equity values for U.S. Can by applying the results from the American National Can transaction listed in the charts above to the corresponding data for U.S. Can prepared by U.S. Can's management. The resulting implied equity value of U.S. Can ranged from a low of $5.36 per share to a high of $30.00 per share, with a mean and median equity value range of $20.16 per share to $20.68 per share.

Discounted Cash Flow Analysis

     Lazard performed a discounted cash flow analysis of the projected free cash flow of U.S. Can for the years ended December 31, 2000 through December 31, 2004, based on projections provided to Lazard by management of U.S. Can. A discounted cash flow analysis is generally used to ascribe a present value to an anticipated future stream of cash flow, based upon assumptions relating to, among other things, prevailing market conditions, including costs of capital. As part of its analysis, Lazard assumed, among other things, discount rates of 11%-13% and terminal multiples of EBITDA of 4.5x to 6.0x. The following sets forth the results of the Lazard analysis:

                   DISCOUNTED CASH FLOW ANALYSIS
-------------------------------------------------------------------
TERMINAL VALUE RANGE  DISCOUNT RATE  IMPUTED EQUITY VALUE PER SHARE
--------------------  -------------  ------------------------------
    4.5x -- 6.0x       11% -- 13%           $15.93 -- $28.38

Industrial Premiums Paid

     Lazard reviewed data from selected publicly available industrial domestic transactions of $250 million to $1 billion in size from January 1, 1999 to May 22, 2000. Specifically, Lazard analyzed the acquisition price as a premium to the closing share price one day, one week and four weeks prior to the announcement of the transaction and the acquisition price as a percentage of the 52-week and all-time high closing share prices. Lazard's analysis indicated the following:

                                                           RANGE OF ACQUISITION
                                                            PREMIUMS/DISCOUNTS
                                                        --------------------------
                                                         LOW      MEDIAN     HIGH
                                                         ---      ------     ----
Acquisition Price as
% Premium to One Day Prior..........................    (3.6%)     29.6%     85.1%
% Premium to One Week Prior.........................    (6.3%)     39.8%    104.0%
% Premium to Four Weeks Prior.......................    (5.5%)     54.2%    152.6%
% of 52-Week High...................................    45.5%     106.1%    142.6%
% of All-Time High..................................    19.7%      80.5%    140.0%

     Lazard then derived a range of implied per share equity values for U.S. Can by applying the premiums from the industrial transactions mentioned above to the corresponding share price data for U.S. Can. Lazard then narrowed those ranges by focusing on the median implied per share equity value ranges, which Lazard determined was an appropriate measure for this analysis. The resulting implied equity value of U.S. Can ranged from a low of $18.53 per share to a high of $27.19 per share, with a mean and median range of $19.94 per share to $21.11 per share.

Leveraged Buyout Analysis

     Lazard prepared an analysis as to the consideration a leveraged buyout purchaser might be willing to pay to acquire U.S. Can. This analysis was based upon the projections provided by management of U.S. Can. Lazard assumed a capital structure and a financing rate scenario consistent with the financing commitments under the proposed capital structure. Assuming internal rates of return to equity investors of approximately 20% to 30% and terminal multiples of EBITDA of between 4.5x - 6.0x, the per share consideration a leveraged buyout purchaser might be willing to pay for U.S. Can ranged from approximately $18.00 per share to $22.00 per share.

     The summary set forth above does not purport to be a complete description of all the analyses performed by Lazard. Preparing a fairness opinion is a complex analytic process and is not readily susceptible to partial analysis or summary description. Lazard believes that its analyses must be considered as a whole. Selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying the analyses and its opinion. In arriving at its fairness determination, Lazard considered the results of all such analyses and did not assign relative weights to any of the analyses.

     In its analyses, Lazard made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of U.S. Can. The estimates contained in these analyses and the valuation ranges resulting from any particular analysis do not necessarily indicate actual values or predict future results or values, which may be significantly more or less favorable than those suggested by these analyses. In addition, analyses relating to the value of the businesses are not appraisals and do not reflect the prices at which the businesses may actually be sold or the prices at which their securities may trade. As a result, these analyses and estimates are inherently subject to substantial uncertainty. No company or transaction used in the analyses as a comparison is identical to U.S. Can or the contemplated transaction.

     Lazard's opinion and financial analyses were not the only factors considered by the U.S. Can special committee and board of directors in their evaluation of the merger and should not be viewed as determinative of the views of the U.S. Can special committee, the U.S. Can board of directors or U.S. Can's management.

     Under the terms of Lazard's engagement, U.S. Can has agreed to pay Lazard an advisory fee of $2.25 million, which the special committee believes is reasonable for the services provided in connection with the merger. This fee will not be paid unless and until the merger is completed. U.S. Can has agreed to reimburse Lazard for travel and other out-of-pocket expenses incurred in performing its services, including the fees and expenses of its legal counsel, and to indemnify Lazard and related persons against liabilities, including certain liabilities under the federal securities laws, arising out of Lazard's engagement.

     Lazard is an internationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts, and valuations for real estate, corporate and other purposes. Lazard was selected to act as investment banker to the special committee because of its expertise and its reputation in investment banking and mergers and acquisitions.

ROLLOVER STOCKHOLDERS' REASONS FOR THE RECAPITALIZATION

     Despite U.S. Can having shown strong earnings growth and substantially reducing debt in 1998 and 1999, its stock price had generally declined over that period. The rollover stockholders believe that this trend has prevented stockholders from realizing appropriate value for their interests in U.S. Can despite the company's good performance and has reduced the company's ability to provide effective stock-based incentives to its employees. As a private company, U.S. Can will have the flexibility to focus on continuing improvements to its business without the constraints and distractions caused by the public market's present disfavor, despite strong underlying performance, for many "old economy" stocks such as U.S. Can. The rollover stockholders believe that the recapitalization represents an opportunity for you, as well as some of the rollover stockholders, to receive a substantial cash premium for your U.S. Can shares while also allowing the rollover stockholders to maintain at least a portion of their investment in U.S. Can.

     The rollover stockholders are engaging in the recapitalization transaction to allow some of the rollover stockholders to receive $20.00 in cash per share for a portion of their U.S. Can shares while simultaneously allowing affiliates of Berkshire Partners, the rollover stockholders, other members of senior management of U.S. Can, and Squam Lake, collectively, to acquire 100% ownership of U.S. Can, before giving effect to the grant of employee stock options.

POSITION OF PAC AND THE ROLLOVER STOCKHOLDERS AS TO FAIRNESS OF THE RECAPITALIZATION

     Pac and the rollover stockholders have considered the factors examined by the special committee and the board of directors described in detail above. Based on these factors, considered together, Pac and the rollover stockholders each believe that the recapitalization is fair to U.S. Can's stockholders. Many of the rollover stockholders are directors and executive officers of U.S. Can and have interests in the recapitalization transaction not shared by you. These interests are described below under the heading "Interests of Directors and Officers in the Recapitalization that are Different From Your Interests." Each of the rollover stockholders intends to vote in favor of the approval and adoption of the merger and the merger agreement at the special stockholders meeting.

INTERESTS OF DIRECTORS AND OFFICERS IN THE RECAPITALIZATION THAT ARE DIFFERENT FROM YOUR INTERESTS

     In considering the recommendation of the special committee and of the board of directors with respect to the recapitalization, you should be aware that certain officers and directors of U.S. Can have interests in the recapitalization that are different from your interests. These interests include those described below.

Ownership and Control of U.S. Can after the Recapitalization

     - Salomon Smith Barney, which currently is the beneficial owner of 1,211,229 shares of U.S. Can common stock representing an approximately 10.5% interest in U.S. Can, will receive $20.00 per share in cash for 760,527 of those shares. The remaining shares will be converted into 138,833 shares of common stock and 6,102,557 shares of preferred stock of U.S. Can. [Affiliates of Berkshire have agreed to purchase from Salomon
       Smith Barney immediately after the recapitalization           shares of
       common stock of U.S. Can at $20.00 per share and           shares of
       preferred stock of U.S. Can at $1.00 per share. The purpose of this transaction is to cause Salomon Smith Barney to hold approximately 4.9% of the common stock of U.S. Can and 5.4% of the preferred stock of U.S. Can immediately after the recapitalization based on the anticipated post-transaction capitalization of U.S. Can.] Louis B. Susman is Vice Chairman of Investment Banking and Managing Director of Salomon Smith Barney. Mr. Susman has served as a director of U.S. Can since 1998 and is expected to serve as a director of U.S. Can after the recapitalization. Salomon Smith Barney is a financial advisor to Pac in connection with the recapitalization and is providing financing for the recapitalization for which it will receive fees of $2 million and up to approximately $8 million, respectively, if the recapitalization is closed. See "Special Factors -- Financing of the Recapitalization."

     - Ricardo Poma, who has served as a director of U.S. Can since 1983, is the beneficial owner of 920,133 shares of U.S. Can common stock representing an approximately 6.8% interest in U.S. Can. Barcel Corporation, Salcorp Ltd., Katsura, S.A. and Scarsdale Company N.V., Inc., which are companies associated or affiliated with Mr. Poma, are the owners of record of 518,000, 340,000, 60,000 and 2,133 of these shares, respectively. It is expected that Mr. Poma will continue to serve as a director of U.S. Can after the recapitalization.

      -- In the recapitalization Katsura will receive $20.00 per share for each share of U.S. Can common stock held by it.

      -- In the recapitalization Barcel and Salcorp will receive $20.00 per share for 318,000 and 192,133 of the shares of U.S. Can stock held by them, respectively.

      -- The remaining 200,000 shares of U.S. Can common stock held by Barcel will be converted into 62,543 shares of common stock that will represent approximately 2.2% of the U.S. Can common stock immediately after the recapitalization and 2,749,141 shares of preferred stock that will represent approximately 2.4% of the U.S. Can preferred stock immediately after the recapitalization.

      -- The remaining 147,867 shares of U.S. Can common stock held by Salcorp will be converted into 46,240 shares of common stock that will represent approximately 1.6% of the U.S. Can common stock immediately after the recapitalization and 2,032,536 shares of preferred stock that will represent approximately 1.8% of the U.S. Can preferred stock immediately after the recapitalization.

      -- Scarsdale holds 4,266 shares of U.S. Can common stock in the aggregate, 2,133 shares of which are beneficially owned by Mr. Poma. All of the 4,266 shares of U.S. Can common stock held by it will be converted into 1,334 shares of common stock that will represent approximately .05% of the U.S. Can common stock immediately after the recapitalization and 58,639 shares of preferred stock that will represent approximately .06% of the U.S. Can preferred stock immediately after the recapitalization.

     - Francisco A. Soler, who has served as a director of U.S. Can since 1983, is the beneficial owner of 469,233 shares of U.S. Can common stock representing an approximately 3.5% interest in U.S. Can. Windsor International Corporation, Atlas World Carriers S.A., The World Financial Corporation S.A. and Scarsdale Company N.V., Inc., which are companies associated or affiliated with Mr. Soler, are the owners of record of 226,100, 123,000, 118,000 and 2,133 of these shares, respectively. It is expected that Mr. Soler will continue to serve as a director of U.S. Can after the recapitalization.

      -- In the recapitalization Windsor, Atlas and World Financial will receive
         $20.00 per share for 158,233, 83,000, and 78,000 of the shares of U.S. Can stock held by them, respectively.

      -- The remaining 67,867 shares of U.S. Can common stock held by Windsor will be converted into 21,223 shares of U.S. Can common stock that will represent approximately 0.7% of the U.S. Can common stock immediately after the recapitalization and 932,880 shares of U.S. Can preferred stock that will represent approximately 0.8% of the U.S. Can preferred stock immediately after the recapitalization.

      -- The remaining 40,000 shares of U.S. Can common stock held by Atlas will be converted into 12,509 shares of common stock that will represent approximately 0.4% of the U.S. Can common stock immediately after the recapitalization and 549,828 shares of preferred stock that will represent approximately 0.5% of the U.S. Can preferred stock immediately after the recapitalization.

      -- The remaining 40,000 shares of U.S. Can common stock held by World
         Financial will be converted into 12,509 shares of U.S. Can common stock that will represent approximately 0.4% of the U.S. Can common stock immediately after the recapitalization and 549,828 shares of U.S. Can preferred stock that will represent approximately 0.5% of the U.S. Can preferred stock immediately after the recapitalization.

      -- Scarsdale holds 4,266 shares of U.S. Can common stock in the aggregate, 2,133 shares of which are beneficially owned by Mr. Soler. As disclosed above, all of the 4,266 shares of U.S. Can common stock held by Scarsdale will be converted into 1,334 shares of common stock that will represent approximately 0.05% of the U.S. Can common stock immediately after the recapitalization and 58,639 shares of U.S. Can preferred stock that will represent approximately 0.06% of the U.S. Can preferred stock immediately after the recapitalization.

     - Paul W. Jones, Chairman of the Board and Chief Executive Officer of U.S. Can, David R. Ford, Senior Vice President, International and President, European Operations of U.S. Can, John L. Workman, Executive Vice President and Chief Financial Officer of U.S. Can, Roger B. Farley, Senior Vice President, Human Resources of U.S. Can, Gillian V.N. Derbyshire, Senior Vice President and General Manager, Paint, Plastic, Custom and General Line Operations of U.S. Can, and J. Michael Kirk, Executive Vice President, Corporate Marketing and Aerosol Sales of U.S. Can directly own 32,000, 15,000, 9,500, 6,000, 5,000, and 5,000 issued and outstanding shares of U.S. Can common stock, respectively. All of such shares owned by Mr. Jones, Mr. Ford, Mr. Workman, Mr. Farley, Ms. Derbyshire and Mr. Kirk will be converted into shares of U.S. Can common stock in the recapitalization.

     - Mr. Jones will purchase 67,132 additional shares of common stock for aggregate consideration of $1,342,640 at the time of the recapitalization. The source of the funds necessary for the purchase of such additional shares will be the cash proceeds from the cancellation of employee stock options in the recapitalization, the distribution of cash from U.S. Can's executive deferred compensation plan and the receipt from U.S. Can of a one-time bonus payment of $697,500. Mr. Jones' $700 investment in Pac will also be converted into 35 shares of U.S. Can common stock. The purchased shares, together with the shares of U.S. Can common stock he receives from conversion of his U.S. Can and Pac shares in the recapitalization, will represent 3.50% of the outstanding common stock of U.S. Can immediately after the recapitalization.

     - Mr. Workman will purchase 40,068 additional shares of common stock for aggregate consideration of $801,360 at the time of the recapitalization. The source of the funds necessary for the purchase of such additional shares will be the cash proceeds from the cancellation of employee stock options in the recapitalization, the distribution of cash from U.S. Can's executive deferred compensation plan, the receipt from U.S. Can of a one-time bonus payment of $309,000 and personal sources of funds. Mr. Workman's $300 investment in Pac will also be converted into 15 shares of U.S. Can common stock. The purchased shares, together with the shares of U.S. Can common stock he receives from conversion of his U.S. Can and Pac shares in the recapitalization, will represent 1.75% of the outstanding common stock of U.S. Can immediately after the recapitalization.

     - Mr. Ford will purchase 16,167 additional shares of common stock for aggregate consideration of $323,340 at the time of the recapitalization. The source of the funds necessary for the purchase of such additional shares will be the cash proceeds from the cancellation of employee stock options in the recapitalization, the distribution of cash from U.S. Can's executive deferred compensation plan, the receipt from U.S. Can of a one-time bonus payment of $156,600 and personal sources of funds. These shares, together with the shares of U.S. Can common stock he receives from conversion of his U.S. Can shares in the recapitalization, will represent 1.10% of the outstanding common stock of U.S. Can immediately after the recapitalization.

     - Ms. Derbyshire will purchase 12,708 additional shares of common stock for aggregate consideration of $254,160 at the time of the recapitalization. The source of the funds necessary for the purchase of such additional shares will be the cash proceeds from the cancellation of employee stock options in the recapitalization, the distribution of cash from U.S. Can's executive deferred compensation plan and the receipt from U.S. Can of a one-time bonus payment of $90,700. These shares, together with the shares of U.S. Can common stock she receives from conversion of her U.S. Can shares in the recapitalization, will represent 0.62% of the outstanding common stock of U.S. Can immediately after the recapitalization.

     - Mr. Kirk will purchase 12,708 additional shares of common stock for aggregate consideration of $254,160 at the time of the recapitalization. The source of the funds necessary for the purchase of such additional shares will be the cash proceeds from the cancellation of employee stock options in the recapitalization, the distribution of cash from U.S. Can's executive deferred compensation plan and the receipt from U.S. Can of a one-time bonus payment of $99,400. These shares, together with the shares of U.S. Can common stock he receives from conversion of his U.S. Can shares in the recapitalization, will represent 0.62% of the outstanding common stock of U.S. Can immediately after the recapitalization.

     - Mr. Farley will purchase 22,333 additional shares of common stock for aggregate consideration of $446,660 at the time of the recapitalization. The source of the funds necessary for the purchase of such additional shares will be the cash proceeds from the cancellation of employee stock options in the recapitalization, the distribution of cash from U.S. Can's executive deferred compensation plan, the receipt from U.S. Can of a one-time bonus payment of $226,100 and personal sources of funds. These shares, together with the shares of U.S. Can common stock he receives from conversion of his U.S. Can shares in the recapitalization, will represent 1.00% of the outstanding common stock of U.S. Can immediately after the recapitalization.

     - Thomas A. Scrimo, Senior Vice President and General Manager, Aerosol Operations and Business Support of U.S. Can will purchase 11,333 shares of common stock for aggregate consideration of $226,660 at the time of the recapitalization. The source of the funds necessary for the purchase of such additional shares will be the cash proceeds from the cancellation of employee stock options in the recapitalization, the distribution of cash from U.S. Can's executive deferred compensation plan, the receipt from U.S. Can of a one-time bonus payment of $103,400 and personal sources of funds. These shares will represent 0.40% of the outstanding common stock of U.S. Can immediately after the recapitalization.

Stockholders Arrangements

     All of the shares of U.S. Can common stock and U.S. Can preferred stock outstanding immediately after the recapitalization will be subject to the terms of several agreements among some or all of U.S. Can, affiliates of Berkshire Partners, Mr. Jones, Mr. Workman, Mr. Ford, Mr. Farley, Mr. Scrimo, Ms. Derbyshire, Mr. Kirk, Salomon Smith Barney, Scarsdale, Salcorp, Barcel, Windsor, Atlas, World Financial, Lennoxville, Empire and other future holders of shares of U.S. Can or of options to acquire shares of U.S. Can. The terms of these stockholders arrangements are described below:

     - The equity capital of U.S. Can will consist of one-third common stock and two-thirds preferred stock.

     - As set forth in greater detail above, the senior managers of U.S. Can will hold in the aggregate 9% of the common stock of U.S. Can immediately after the recapitalization.

     - Sixty percent of the common stock of U.S. Can that will be held by Mr. Jones, Mr. Workman, Mr. Ford, Mr. Farley, Mr. Scrimo, Ms. Derbyshire and Mr. Kirk immediately after the recapitalization will be subject to a two-year vesting period. The remaining forty percent of the common stock of U.S. Can that will be held by such management stockholders will be subject to both a five-year vesting period and a requirement that the affiliates of Berkshire Partners who are U.S. Can stockholders shall have achieved at least a 25% annualized internal rate of return on their equity investment in U.S. Can as determined at the time they sell their equity investment in U.S. Can. These shares will be subject to the following restrictions and terms:

      -- Shares that have not been earned and vested in accordance with the foregoing criteria will generally be repurchasable by U.S. Can at the lesser of the management stockholder's original cost or fair market value at the time he or she ceases to be employed by U.S. Can other than due to a termination for cause.

      -- Assuming that the management stockholder has not voluntarily terminated his or her employment with U.S. Can during the 36 months after the recapitalization, shares that have been earned and vested in accordance with the foregoing criteria will generally be repurchasable by U.S. Can at their fair market value at the time he or she ceases to be employed by U.S. Can other than due to a termination for cause.

      -- If the management stockholder voluntarily terminates his or her employment prior to the expiration of 36 months after the recapitalization, the earned and vested shares will be prorated for the portion of such 36 months during which such person was employed by U.S. Can. For example, if an employee voluntarily terminates his or her employment 24 months after the recapitalization, two-thirds of his or her earned and vested shares could be repurchased by U.S. Can at fair market value and one-third of his or her earned and vested shares could be repurchased by U.S. Can for the lesser of cost or fair market value.

      -- Regardless of whether such shares have been earned and vested, U.S. Can will have the right to repurchase all such shares at the lesser of cost or fair market value if a management stockholder's employment is terminated for cause.

      -- In the event of death or disability or retirement in accordance with company policy, a management stockholder will have the right to require U.S. Can to repurchase all earned and vested shares at fair market value.

     - U.S. Can will establish an incentive stock option plan providing for the grant of time and performance vesting options to U.S. Can employees exercisable, in the aggregate, for up to 5.75% of the fully diluted common stock of U.S. Can. Of these, 4.35% will be subject to 5-year time-based vesting only and 1.40% will be subject to 5-year time-based vesting and a requirement that the affiliates of Berkshire Partners who are U.S. Can stockholders shall have achieved at least a 25% annualized internal rate of return on their equity investment in U.S. Can as determined at the time they sell their equity investment in U.S. Can. Mr. Jones, Mr. Workman, Mr. Scrimo, Ms. Derbyshire and Mr. Kirk will receive options exercisable for 0.50%, 0.75%, 0.60%, 0.375% and 0.375% of the
       outstanding common
       shares of U.S. Can, respectively. The remaining options will be issuable to other employees of U.S. Can. In the event an employee ceases to be employed by U.S. Can, his or her rights to exercise options or receive payments in the amount of the value of the options are subject to restrictions similar to those applicable to the common stock, described above.

     - As more fully described above, U.S. Can will pay one-time cash bonuses in the aggregate amount of $1,682,700 to the management stockholders.

     - The preferred stock will have an initial aggregate principal amount of $113,333,333 and each share will represent an initial principal amount of $1.00. The preferred stock will be non-voting and non-convertible and will have cumulative cash dividends of 10% per year, payable only as, if and when declared by the board of directors. The terms of redemption, if any, are to be determined.

     - The board of directors of U.S. Can will initially consist of two representatives of the affiliates of Berkshire Partners who are U.S. Can stockholders, two representatives of the management stockholders, Messrs. Susman, Poma and Soler and up to 2 independent members acceptable to the other directors. At the election of stockholders holding a majority of the shares, the composition of the board of directors may be changed to reflect proportional ownership of the common stock, subject to certain limitations.

     - So long as U.S. Can is not paying default interest under any of its financing arrangements, a supermajority vote of the common stockholders will be required to approve and adopt mergers, acquisitions, charter or bylaw amendments, extraordinary capital expenditures, extraordinary borrowings, dividends, stock issuances and certain other matters. A supermajority vote will be required at all times for a financial restructuring that treats the management stockholders differently and adversely from the rest of the common stockholders.

     - No stockholder will be permitted to transfer any shares within three years of the recapitalization except for certain permitted transfers. After such three-year period, shares may be transferred only pursuant to a right of first refusal in favor of U.S. Can and, if U.S. Can declines its right, the other stockholders on a pro rata basis. If the right of first refusal is not exercised, then all other investors will be given the option to sell their shares on a pro rata basis on the same terms and conditions to the same buyer except that stockholders owning 4% or less of the outstanding shares may transfer such shares without giving other holders the right to sell on the same terms and conditions as long as they have complied with the right of first refusal described in this paragraph.

     - If any of the stockholders, individually or collectively, determine to sell a significant portion of the then issued and outstanding shares of U.S. Can, then at the election of such selling stockholders each of the other stockholders will be required to sell the same proportion of their stock as the initiating stockholders on the same terms and conditions.

     - Stockholders will have pre-emptive rights to subscribe for newly issued shares on a pro rata basis, subject to certain exclusions.

     - Stockholders will have registration rights with respect to their shares subject to certain qualifying events and size requirements.

     - Most of the restrictions contained in the stockholders agreements will terminate upon consummation of a qualified initial public offering of common stock by U.S. Can or a change in control of U.S. Can.

Stock Options and Restricted Stock Awards

     All outstanding unvested options to purchase U.S. Can common stock, including options held by members of senior management who will be rollover stockholders and the other executive officers of U.S. Can, will become fully vested and exercisable at the effective time of the merger. To the extent any options are exercised prior to the merger, the shares acquired through the exercise will be cancelled in the merger and will entitle the holder to $20.00 per share. Stock options not exercised prior to the merger will entitle the holder of these options to a cash payment equal to the product of

     - $20.00 less the exercise price of the stock option; and

     - the number of shares of common stock subject to the stock option.

     Options that are not exercised will be cancelled at the effective time of the merger, subject to any requirement to obtain option holder consent prior to the cancellation.

     The restrictions on each outstanding award of restricted stock will lapse at the effective time of the merger, entitling the holder of restricted stock to receive $20.00 for each share of restricted stock owned by such holder at the effective time of the merger. The stock options and stock awards that have been granted to the management rollover stockholders and U.S. Can's other executive officers were awarded as compensation in accordance with U.S. Can's overall executive compensation policy and were not granted in anticipation of the merger.

     The following table sets forth information as of June 28, 2000, as to the number of shares subject to options to purchase U.S. Can common stock and the number of shares of restricted stock held by U.S. Can's executive officers and the cash payments to be received upon cancellation of such stock options and restricted stock. None of the directors of U.S. Can other than Paul W. Jones holds stock options or restricted stock of U.S. Can.

                                                 NUMBER OF           NUMBER OF        AGGREGATE CASH PAYMENT FOR
                                              SHARES SUBJECT         SHARES OF              OPTION SHARES
            EXECUTIVE OFFICER                   TO OPTIONS        RESTRICTED STOCK       AND RESTRICTED STOCK
            -----------------                 --------------      ----------------    --------------------------
Paul W. Jones............................         500,000                   0                 $1,291,312
John L. Workman..........................         147,750                   0                    624,712
J. Michael Kirk..........................          87,000(1)                0                    220,287
Gillian V. N. Derbyshire.................          85,000(2)                0                    220,000
Roger B. Farley..........................         114,000                   0                    470,437
David R. Ford............................          53,000                   0                    252,250
Thomas A. Scrimo.........................          44,000                   0                    208,945
Peter J. Andres..........................          25,500               6,000                    312,875
John R. McGowan..........................          34,000               6,000                    358,000
Larry S. Morrison........................          27,000              10,000                    335,750
Emil P. Obradovich.......................          14,600                   0                     77,200
Steven K. Sims...........................          29,000(3)                0                    109,562

---------------

(1) Includes 50,000 shares with exercise prices of $23.00 per share for which no cash payment is expected since the exercise price is greater than the transaction price.

(2) Includes 50,000 shares with exercise prices of $22.1875 per share for which no aggregate cash payment is expected since the exercise price is greater than the transaction price.

(3) Includes 7,500 shares with exercise prices of $20.875 per share for which no aggregate cash payment is expected since the exercise price is greater than the transaction price.

Executive Deferred Compensation Plan

     The U.S. Can executive deferred compensation plan permits eligible executives to reduce the amount of their current taxable income by deferring payment of up to 25% of the executive's annual cash bonus under the U.S. Can management incentive plan. The deferrals are invested in stock units of U.S. Can and the executive is entitled to a 20% company match on the number of stock units credited. The matching stock units generally vest over five years. As a result of the merger, each executive who will be a stockholder of U.S. Can after the recapitalization will receive a cash distribution from the executive deferred compensation plan equal to the product of:

     - the number of stock units held by such executive, including vested and unvested matching stock units; and

     - $20.00.

     Participants in U.S. Can's executive deferred compensation plan who will not be U.S. Can stockholders after the recapitalization will become vested in their matching stock units in the amount of $20.00 per matching stock unit. The vested amount will be transferred to other investments.

Change in Control Agreements

     Each of U.S. Can's executive officers, except Paul W. Jones, is a party to a separate change in control agreement. The recapitalization will constitute a change in control under each agreement, which will generally require U.S. Can to provide severance benefits to the executive officer upon a termination of employment during the agreement term.

     The agreements with Ms. Derbyshire and Messrs. Farley, Kirk, Morrison, Scrimo, Sims and Workman extend through December 31, 2001 and are subject to renewal. Each agreement provides that following a change in control, the executive shall be entitled to the following benefits during the term of such executives agreement while employed by the company:

     - a salary which is not less than his highest annual base salary rate during the one-year period preceding the change in control;

     - continued participation in the Management Incentive Plan or any replacement bonus plan; provided that for performance periods within the employment period, the executive will be provided with an opportunity for an incentive payment equal to at least the greatest incentive compensation opportunity provided to him during the one-year period prior to the change in control;

     - vesting of any outstanding stock options and future grants of stock options having values that are comparable to the average annual value of grants received during the two-year period prior to the change in control;

     - life insurance coverage providing an amount in death benefits that is not less than two times the executive's base salary and disability income replacement coverage; and

     - participation in health, welfare, retirement and other fringe benefit programs on substantially the same terms as those benefits are provided to other senior management employees.

If the executive is terminated by the company during the term of his or her agreement without cause, or if the executive leaves employment as a result of a constructive termination, the executive is entitled to a severance payment in the form of a lump sum. This lump sum shall equal 18 months of base salary for Ms. Derbyshire and Messrs. Farley, Kirk, Morrison, Scrimo and Workman and 12 months of base salary for Mr. Sims. In addition, the executives shall be entitled to pro-rata payments of bonus awards under the Management Incentive Plan.

     The agreements with Messrs. Andres, Ford, McGowan and Obradovich provide that upon termination by the company or constructive termination by the executive within two years of a change in control, the executive will be entitled to:

     - a severance payment equal to two times the greater of his current annual base salary or the annual base salary immediately prior to the change in control in the cases of Messrs. Andres, Ford and McGowan and equal to one times such amount in the case of Mr. Obradovich;

     - A pro-rated bonus based on the executive's target bonus;

     - accelerated vesting of all restricted stock grants awarded to Messrs. Andres, Ford and McGowan;

     - continuation of health and welfare benefits for two years following termination in the cases of Messrs. Andres, Ford and McGowan and for one year in the case of Mr. Obradovich.

     The employment agreement with Paul W. Jones also provides certain change in control protections. The term of the employment agreement ends March 31, 2001. The agreement provides that if Mr. Jones is terminated following a change in control for reasons other than cause or if Mr. Jones leaves employment as a result of a constructive termination, he is entitled to the following:

     - continuation of salary for the greater of 18 months or until the end of the agreement term;

     - a pro-rated bonus award based on any partial year of employment; and

     - continuation of health, welfare, retirement and other benefits for the greater of 18 months or until the end of the agreement term.

The employment agreement with Mr. Jones also provides that if any payments to him are considered "excess parachute payments" as defined in Section 280G of the Internal Revenue Code, U.S. Can will provide a tax gross-up to make him whole for any applicable excise tax.

     It is a condition to U.S. Can's obligation to consummate the merger that each of Paul W. Jones and John L. Workman, and at least three of Messrs. Farley, Ford, Scrimo and Kirk and Ms. Derbyshire have entered into agreements with U.S. Can that acknowledge that he or she will have no right to receive any change in control severance payments from U.S. Can or any subsidiary of U.S. Can as a result of the completion of the merger and the recapitalization. In addition, it is expected that Ms. Derbyshire and Messrs. Jones, Workman, Farley, Ford, Scrimo and Kirk will amend their change in control agreements with respect to the granting of additional options following a change in control.

Indemnification and Insurance

     The merger agreement provides that from and after the effective time of the merger, U.S. Can will indemnify and hold harmless the present and former officers and directors of U.S. Can and its subsidiaries (solely when acting in such capacity) against all losses, expenses, claims, damages, liabilities and amounts that are paid in settlement of, or otherwise in connection with, any claim, action, suit, proceeding or investigation arising out of actual or alleged events, actions or omissions occurring or alleged to have occurred at or prior to the effective time of the merger, in each case to the fullest extent permitted under the Delaware corporate law. Both before and after the merger, U.S. Can will also pay expenses in advance of the final disposition of any such action or proceeding to each of those persons to the fullest extent permitted under Delaware corporate law, upon receipt from the person to whom expenses are advanced of an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

     The merger agreement also provides that U.S. Can will maintain in effect for not less than six years after the merger directors' and officers' liability insurance and fiduciary liability insurance with respect to matters occurring at or prior to the merger that is no less favorable than U.S. Can's current insurance, with an amount of coverage of not less than 100% of the amount of coverage maintained by U.S. Can as of the date of the merger agreement. If U.S. Can's existing insurance policy expires, is terminated or is canceled during such six year period, U.S. Can will obtain insurance in an amount and scope that is no less favorable than the existing insurance, except that U.S. Can will not be obligated to incur an annual premium in excess of 200% of the last annual premium paid prior to the date of the merger agreement in order to obtain insurance in such amount and scope. If insurance in an amount and scope that is no less favorable than the existing insurance is not available for an annual premium that is not in excess of 200% of the current premium or if the annual premium for the insurance is increased to an amount in excess of 200% of the current premium, in each case during such six year period, U.S. Can will obtain insurance in an amount and scope as great as can be obtained for the remainder of such period for an annual premium not in excess (on an annualized basis) of 200% of the current premium.

     In addition to the provisions of the two previous paragraphs, the merger agreement also provides that the existing certificate of incorporation and bylaws of U.S. Can will not be amended in a manner which adversely affects the rights of the persons covered under any of the provisions of the merger agreement regarding indemnification or exculpation from liability.

PLANS FOR U.S. CAN AFTER THE RECAPITALIZATION

     It is expected that, following the recapitalization, the operations and business of U.S. Can will be conducted substantially as they are currently conducted. None of U.S. Can, Berkshire Partners, or any of the rollover stockholders has any present plans or proposals that relate to or would result in an extraordinary corporate transaction involving U.S. Can's corporate structure, business or management, such as a merger, reorganization, liquidation, relocation of any operations or sale or transfer of a material amount of assets. However, U.S. Can, Berkshire Partners and the rollover stockholders will continue to evaluate U.S. Can's business and operations after the merger from time to time, and may propose or develop new plans and proposals which they consider to be in the best interests of U.S. Can and its stockholders.

CONDUCT OF THE BUSINESS OF U.S. CAN IF THE RECAPITALIZATION IS NOT COMPLETED

     Consummation of the merger that is part of the recapitalization is subject to several conditions, in addition to the approval of the merger by the holders of a majority of the common stock. These conditions are described in "The Merger Agreement--Conditions to Completion of the Merger."

     The approval of the special committee is required for any waiver of U.S. Can's rights under the merger agreement, any waiver of certain conditions to the obligation of U.S. Can and any amendment or modification of the merger agreement.

     If the merger and recapitalization is not completed for any reason, it is expected that U.S. Can's business and operations will continue to be conducted by its current management under the direction of U.S. Can's board of directors, substantially as they are currently being conducted. No other transaction is currently being considered by the rollover stockholders or U.S. Can as an alternative to the merger.

REGULATORY REQUIREMENTS

     Under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the rules and regulations promulgated under it by the Federal Trade Commission, the recapitalization cannot be completed until notifications have been given and certain information has been furnished to the Federal Trade Commission and the Antitrust Division of the Department of Justice and specified waiting period requirements have been satisfied. Pac and U.S. Can expect that all required notification and report forms under the Hart-Scott-Rodino Act together with requests for early termination of the waiting period will be filed with the Federal Trade Commission and the Antitrust Division before the U.S. Can stockholders meeting.

     Under applicable German law, a notification of the proposed recapitalization must be provided to the German federal cartel office. The federal cartel office must either approve the recapitalization or commence a second stage investigation within one month of the original notice being filed. If a second stage investigation is commenced, a decision must be rendered within four months of the date of filing of the original notice with the federal cartel office. The four-month period can be extended with the consent of the parties filing the notification. Pac and U.S. Can filed the notification with the German
cartel office on                     , 2000.

     At any time before or after completion of the recapitalization, the Antitrust Division or the Federal Trade Commission or any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the recapitalization, to rescind the merger or to seek divestiture of particular assets. Private parties also may seek to take legal action under the antitrust laws under certain circumstances. In addition, non-United States governmental and regulatory authorities may seek to take action under applicable antitrust laws. If a challenge to the merger on antitrust grounds is made, U.S. Can may not prevail and/or may not complete the recapitalization.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

     The following summary of certain United States federal income tax consequences relating to the recapitalization is based upon laws, regulations, and decisions currently in effect, all of which are subject to change or possible differing interpretations. This summary may not be fully applicable to persons in special tax situations, such as financial institutions, insurance companies, tax-exempt entities, regulated investment companies, dealers in securities or currency, persons who acquired shares of U.S. Can common stock as part of a hedge, "straddle", conversion transaction or other integrated transaction, foreign individuals and entities, persons who hold U.S. Can common stock through a partnership or other pass-through entity, or persons holding U.S. Can common stock pursuant to the exercise of employee stock options or otherwise as compensation. In addition, this summary does not address the application of any foreign tax laws or tax laws of any state or political subdivision of the United States.

     This summary is not exhaustive and may not address your individual circumstances. You should consult your own tax advisor concerning the application of United States federal income tax laws and the application of state, local and foreign income tax laws to your own situation. In particular, this summary does not address the federal income tax consequences of the exchange of shares of U.S. Can common stock for the cash consideration in the merger by any U.S. Can stockholder who, pursuant to the attribution rules of
Section 318 of the Internal Revenue Code, is treated as owning constructively or indirectly any shares of U.S. Can common stock held by a person who is a U.S. Can stockholder after the merger. Any such holder may in some instances be subject to treatment differing from that described below. Furthermore, this summary does not address federal income tax consequences of the recapitalization transaction to the rollover stockholders.

     The receipt of cash for shares of U.S. Can common stock in the merger will be a taxable transaction for federal income tax purposes under the Internal Revenue Code of 1986 and may also be a taxable transaction under applicable state, local, foreign and other tax laws.

     For United States federal income tax purposes, a U.S. Can stockholder who receives only cash in exchange for shares of U.S. Can common stock will recognize gain or loss equal to the difference between the amount of cash received and the stockholder's tax basis in the shares of U.S. Can common stock surrendered. Gain or loss will be capital gain or loss if the shares of U.S. Can common stock constitute capital assets in the hands of the exchanging holder. The capital gain or loss will be long-term capital gain or loss if the shares of U.S. Can common stock surrendered in the merger have been held for more than one year at the time of the merger. Under current law, net capital gains recognized by an individual are taxable at a maximum marginal rate of 20 percent. There are certain limitations on deductibility of any loss recognized upon the exchange of shares of U.S. Can common stock.

     Payments of cash to a U.S. Can stockholder in exchange for shares of U.S. Can common stock owned by the stockholder may be subject to a backup withholding tax at a rate of 31%, unless the stockholder:

     - is a corporation or comes within certain exempt categories; or

     - provides a correct tax identification number to the payer, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of backup withholding rules.

A stockholder who does not provide a correct tax identification number may be subject to penalties imposed by the Internal Revenue Service. Any backup withholding tax collected does not constitute additional tax and is creditable against the stockholder's United States federal income tax liability, provided that certain conditions are met.

     For United States federal income tax purposes, holders of employee stock options to acquire U.S. Can common stock will recognize ordinary income equal to the difference between the gross amount of cash received upon cancellation of their options, determined as set forth under the section entitled "Payment for U.S. Can Common Stock and Stock Options in the Merger," and the holder's basis, if any, in such options. The actual amount of the cash received by a holder upon cancellation of the options will be net of applicable withholding taxes.

ANTICIPATED ACCOUNTING TREATMENT

     The recapitalization is intended to be accounted for as a leveraged recapitalization under generally accepted accounting principles. Accordingly, it is expected that the historical basis of U.S. Can's assets and liabilities will not be impacted by the recapitalization. Treatment of the transactions as a leveraged recapitalization for accounting purposes is not, however, a condition to the completion of the merger or the recapitalization.

FINANCING OF THE RECAPITALIZATION

     Immediately following the merger, U.S. Can will pay to the stockholders of U.S. Can an aggregate amount of approximately $276 million to cancel the outstanding shares of U.S. Can common stock and stock options, assuming no U.S. Can stockholders exercise and perfect their appraisal rights in connection with the merger. In addition, U.S. Can and Pac will incur approximately $44.5 million in fees and expenses in connection with the recapitalization. The following arrangements or understandings are intended to provide the necessary financing for the recapitalization.

Equity Commitment

     Pac has received a commitment letter from Berkshire Partners to purchase on the closing date of the merger equity securities of Pac representing 100% of Pac's common stock for an aggregate amount of up to $170 million. Berkshire Partners may allocate a portion of its investment to other investors including the management team of U.S. Can and certain other current investors of U.S. Can. The commitment letter provides that Berkshire Partners expects to subscribe for a minimum of $100 million of such equity.

     Berkshire Partners's obligations under the commitment letter are subject to the following conditions:

     - the execution of the merger agreement, the satisfaction of all conditions precedent to Pac's obligations under the merger agreement and the closing of the merger;

     - the funding of the loans contemplated by the commitment letters Pac has received from Salomon Smith Barney Inc. and Bank of America, N.A.; and

     - the execution and delivery of mutually acceptable documentation.

     Berkshire Partners's commitment will terminate if the recapitalization is not completed on or before October 31, 2000.

Senior Secured Credit Facility

     Pac and Berkshire Partners have received a commitment letter from Bank of America, N.A., Banc of America Securities LLC, Citicorp North America, Inc. and Salomon Smith Barney Inc. to provide up to $450 million in senior secured financing to fund a portion of the merger consideration and related expenses and provide for the ongoing working capital needs of United States Can Company, the borrower and a wholly owned subsidiary of U.S. Can. It is expected that the senior secured credit facility will be in the form of a $300 million term loan facility and $150 million revolving facility. The term and revolving facilities are expected to have terms ranging from six to eight years and bear interest at floating rates.

     The senior secured credit facility will be secured by a first priority lien on substantially all of the outstanding capital stock and assets of United States Can Company and its domestic subsidiaries. Additionally, U.S. Can and all of its domestic subsidiaries except for United States Can Company will guarantee the loans under the senior secured credit facility. Moreover, certain designated foreign subsidiaries of U.S. Can will also guarantee the loans extended to them. The senior secured credit facility will contain customary financial and other covenants, including restrictions on liens, mergers, consolidations and sales of assets, the payment of dividends and the incurrence of other debt.

Senior Subordinated Notes

     U.S. Can expects that United States Can Company will also issue $150 million of senior subordinated notes. The interest rate and other terms of the senior subordinated notes will depend upon interest rate and market conditions at the time of their issuance. However, it is anticipated that the senior subordinated notes will have the following features:

     - a maturity of 10 years from the issue date;

     - be unsecured obligations and rank senior to all subordinated indebtedness of United States Can Company;

     - be subordinated to any senior indebtedness of United States Can Company, including the senior secured credit facility; and

     - be guaranteed by U.S. Can and by all domestic and foreign subsidiaries of United States Can Company and U.S. Can which guarantee the senior secured credit facility.

U.S. Can expects that the senior subordinated notes will also contain covenants that are customary for this type of financing, including restrictions on dividends, stock repurchases, liens, indebtedness, affiliate transactions, asset sales, and mergers. It is expected that the senior subordinated debt securities will be issued in a private offering to be consummated prior to or concurrently with the merger. If the $150 million senior subordinated debt offering is unable to be completed due to then current market conditions, Pac and Berkshire Partners have obtained a bridge loan commitment to provide this portion of the recapitalization financing.

Bridge Loan Facility

     Pac and Berkshire Partners have received a commitment letter from Banc of America Bridge LLC, Citicorp North America, Inc. and Salomon Smith Barney Inc. to provide up to $150 million in interim financing in place of the senior subordinated notes. United States Can Company would be the borrower under this commitment letter.

     It is expected that the bridge loan facility will have the following features:

     - a one-year term, subject to certain extension rights;

     - be unsecured obligations and rank senior to all subordinated indebtedness of United States Can Company and subordinated to any secured indebtedness of United States Can Company, including the senior secured credit facility;

     - pay interest at floating rates;

     - be guaranteed by the domestic subsidiaries of United States Can Company and U.S. Can and by the foreign subsidiaries of United States Can Company and U.S. Can, which guarantee the senior secured credit facility; and

     - contain customary financial and other covenants for this type of financing, including restrictions on dividends, stock repurchases, liens, indebtedness, assets and mergers.

     The commitments for the senior secured credit facility and bridge loan facility are subject to customary conditions, including the preparation and execution of definitive loan agreements and related documents and the absence of any material adverse change in the business of Pac, U.S. Can and, for the senior secured credit facility, United States Can Company. The commitments will expire on October 31, 2000. Copies of the commitment letters for the senior secured credit facility and the bridge loan facility are filed as exhibits to the
Schedule 13E-3 filed by U.S. Can and its affiliates and are incorporated herein by reference.

Repurchase of Senior Subordinated Notes and Consent to Supplemental Indenture

     U.S. Can and Pac have agreed to take all necessary actions to:

     - repurchase U.S. Can's outstanding 10 1/8% senior subordinated notes;

     - obtain the consent of at least a majority of the principal amount of the 10 1/8% senior subordinated notes outstanding to a supplemental indenture that would permit the merger and the related financings and other transactions to be effected without resulting in a breach or default under the original indenture or the notes; and

     - execute a supplemental indenture containing terms and conditions reasonably acceptable to Pac.

POTENTIAL FRAUDULENT CONVEYANCE CHALLENGE TO THE RECAPITALIZATION

     The incurrence of indebtedness by U.S. Can or United States Can Company as part of the financing of the recapitalization, the payment by United States Can Company to U.S. Can of the proceeds of such indebtedness, and the payment to U.S. Can stockholders of $20.00 in cash for each share of U.S. Can common stock in connection with the merger, may be subject to review under federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of unpaid creditors of U.S. Can or its subsidiaries. Under these laws, if a court were to find that, at the time of the recapitalization and the related financings:

     - such indebtedness was incurred and the payments by U.S. Can or United States Can Company were made with the intent of hindering, delaying or defrauding current or future creditors; or

     - U.S. Can or United States Can Company received less than reasonably equivalent value or fair consideration in connection with the recapitalization or the related financings, and

     - U.S. Can or United States Can Company was insolvent or was rendered insolvent by reason of the recapitalization or the related financings,

     - U.S. Can or United States Can Company was engaged, or were about to engage, in a business or transactions for which its assets constituted unreasonably small capital, or

     - U.S. Can or United States Can Company intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured,

then such court could determine that the cash payment of $20.00 per share to U.S. Can's stockholders, or the payment by United States Can Company of the proceeds of the indebtedness, violated applicable provisions of the United States Bankruptcy Code and/or applicable state fraudulent conveyance laws. Such a determination could permit the bankruptcy trustee or debtor in possession or unpaid creditors to rescind the $20.00 per share cash payment and recover such $20.00 per share cash payment from U.S. Can stockholders who received such cash consideration.

     The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. However, U.S. Can or United States Can Company would be considered insolvent if, at the time it incurs the indebtedness, either:

     - the sum of its liabilities, including contingent liabilities, is greater than its assets, at a fair valuation; or

     - the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and matured.

     There can be no assurance as to what standards a court would use to determine whether U.S. Can was solvent at the relevant time. None of the counsel for U.S. Can, Pac or the lenders will express an opinion as to the applicability of federal or state fraudulent transfer and conveyance laws. It is a condition to the merger that U.S. Can receives a solvency opinion from an independent advisor.

ESTIMATED FEES AND EXPENSES OF THE RECAPITALIZATION

     Estimated fees and expenses to be incurred by U.S. Can in connection with the recapitalization are approximately as follows:

Advisory fees and expenses (1)..............................    $ 7,550,000
Financing fees and expenses (2).............................     32,700,000
Legal fees and expenses (3).................................      4,000,000
Securities and Exchange Commission filing fees..............         55,267
Proxy solicitation, printing and mailing costs..............        200,000
                                                                -----------
       Total................................................     44,505,267
                                                                ===========

-------------------------
(1) Includes the fees and expenses of Lazard, Salomon, Berkshire Partners and other accounting and consulting fees and expenses.

(2) Includes the fees and expenses of Bank of America, N.A., Banc of America Bridge LLC, Citibank, N.A., Banc of America Securities LLC, Salomon Smith Barney Inc. and bond tender expenses.

(3) Includes the estimated fees and expenses of the respective legal counsel for U.S. Can, the special committee, and Pac.

RIGHTS OF DISSENTING STOCKHOLDERS

     Holders of shares of U.S. Can's common stock are entitled to appraisal rights in connection with the merger under Section 262 of the Delaware General Corporation Law. Accordingly, a U.S. Can stockholder wishing to exercise appraisal rights under Section 262 as to shares of common stock should follow the procedure required by that section. Set forth below is a summary description of Section 262 and the principal steps stockholders must take to secure their appraisal rights under the statute. Stockholders should read Section 262 in its entirety, a copy of which is attached as Annex C to this proxy statement. A U.S. Can stockholder having a beneficial interest in the shares of common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to secure whatever appraisal rights the beneficial owner may have.

     This summary and Section 262 should be reviewed carefully by any stockholder who wishes to exercise statutory appraisal rights or who wishes to preserve the right to do so. Failure to comply strictly with the procedures set forth in this proxy statement and in Section 262 will result in the loss of appraisal rights.

     Holders of shares of U.S. Can common stock who do not wish to accept the cash merger consideration provided for in the merger agreement and who follow the procedures set forth in Section 262 will be entitled to have their shares of common stock appraised by the Delaware Court of Chancery and to receive, in lieu of the cash merger consideration, payment in cash of the fair value of such shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, as determined by the court.

     Under Section 262, where a merger is to be submitted for approval and adoption at a meeting of stockholders, the corporation submitting the proposed merger to a vote of its stockholders must notify each of its stockholders entitled to appraisal rights that such appraisal rights are available. Such notice must be given by the corporation to its stockholders entitled to appraisal rights no less than 20 days prior to the meeting at which the merger proposal will be submitted to the stockholders for a vote and such notice must include a copy of Section 262. This proxy statement constitutes such notice to the holders of shares of U.S. Can common stock, and Section 262 is attached as Annex C to this proxy statement.

     A holder of shares of U.S. Can common stock wishing to exercise appraisal rights must deliver, either in person or by mail, a written demand for appraisal of the shares of common stock to the Office of Corporate Secretary, U.S. Can, 900 Commerce Drive, Oak Brook, Illinois 60523, before the vote on the merger and the merger agreement at the meeting. The demand must reasonably inform U.S. Can of the identity of the stockholder and that the stockholder intends to demand the appraisal of the stockholder's shares. A stockholder wishing to exercise appraisal rights also must not vote shares of stock in favor of approval or adoption of the merger and the merger agreement. Because a proxy which does not contain voting instructions will, unless revoked, be voted for approval and adoption of the merger and the merger agreement, a holder of shares of U.S. Can common stock who votes by proxy and who wishes to exercise his appraisal rights must:

     - vote against approval and adoption of the merger and the merger agreement; or

     - abstain from voting on approval and adoption of the merger and the merger agreement.

     Voting in person or by proxy against, abstaining from voting on, or failing to vote on the proposal to approve and adopt the merger and the merger agreement will not constitute a demand for appraisal. The written demand for appraisal must be in addition to and separate from any such proxy or vote. In addition, a stockholder wishing to exercise appraisal rights must continue to hold such shares of common stock from the date of the demand for appraisal until the effective time of the merger.

     Only the person who is the holder of record on the date the written demand for appraisal is made is entitled to assert appraisal rights for the common stock registered in that stockholder's name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the name appears on the stock certificates. If the shares of common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of common stock are owned of record by more than one person, as in a joint tenancy and tenancy-in- common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owners.

     A record holder such as a broker who holds shares of common stock as a nominee for several beneficial owners may exercise appraisal rights with respect to the shares of common stock held for one or more beneficial owners while not exercising such rights with respect to the shares of common stock held for other beneficial owners. In this case, the written demand should set forth the number of shares of common stock as to which the appraisal is sought and when no number of shares of common stock is expressly mentioned, the demand will be presumed to cover all the shares of common stock held in the name of the record owner. Stockholders who hold their shares of common stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such nominee.

     At any time within 60 days after the effective time of the merger, any stockholder may withdraw the demand for appraisal and accept the terms in the merger agreement. After this 60 day period, a stockholder may withdraw the demand for appraisal only with the written consent of U.S. Can.

     Within ten days of the effective time of the merger, U.S. Can must send a notice as to the effectiveness of the merger to each of the former stockholders of U.S. Can who has made such a written demand for appraisal and who has not voted in favor of approval and adoption of the merger and the merger agreement. Under Section 262, the surviving corporation or any holder who is entitled to appraisal rights may file a petition in the Court of Chancery, within 120 days of the effective time of the merger, demanding a determination of the fair value of the shares of common stock. Accordingly, it is the obligation of the stockholders to initiate all necessary action to maintain their appraisal rights.

     Within 120 days after the effective time of the merger, any stockholder who has complied with the requirements of Section 262 for exercise of appraisal rights will be entitled, upon written request, to receive from U.S. Can a statement setting forth the following information:

     - the aggregate number of shares of common stock with respect to which demands for appraisal have been received and which have not voted in favor of approval and adoption of the merger and the merger agreement; and

     - the aggregate number of holders of such shares of common stock.

This statement must be mailed within 10 days after a written request therefor has been received by U.S. Can or within 10 days after the date of the meeting, whichever is later.

     If a petition for appraisal is filed by a stockholder and a copy of such petition is delivered to U.S. Can, U.S. Can will then be obligated within 20 days to provide the Court of Chancery with a duly verified list containing the names and addresses of all holders of shares of common stock who have demanded appraisal of their shares. After notice to such stockholders, the Court of Chancery is empowered to conduct a hearing to determine those stockholders who have become entitled to appraisal rights. The Court of Chancery may require stockholders who have demanded an appraisal for their U.S. Can shares to submit their certificates of stock to the Register in Chancery so that the Registrar may place a notation on the stock certificates regarding the pendency of the appraisal proceedings. If any stockholder fails to comply with such a direction by the Court of Chancery, the Court of Chancery may dismiss the proceedings as to such stockholder.

     After determining the stockholders entitled to an appraisal, the Court of Chancery will appraise the fair value of the stockholder's shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining the fair value, the Court of Chancery is to take into account all relevant factors. Stockholders considering whether to seek appraisal should be aware that the fair value of their shares as determined under Section 262 could be more than, equal to, or less than the consideration they would receive under the merger agreement if they did not seek appraisal of their shares, and that investment banking opinions as to fairness, from a financial point of view, are not necessarily opinions as to fair value under Section 262.

     The cost of the appraisal proceeding may be determined by the Court of Chancery and taxed against the parties in the manner deemed to be equitable in the circumstances. Upon application of a stockholder, the Court of Chancery may order all or a portion of the expense incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     From and after the effective time of the merger, a stockholder who has demanded an appraisal in compliance with Section 262 will not be entitled to vote the shares of common stock subject to the appraisal demand for any purpose or be entitled to the payment of dividends or other distributions, if any, on those shares (except dividends or other distributions, other than the merger consideration, payable to holders of shares of common stock as of a date prior to the effective time of the merger).

     If any U.S. Can stockholder who demands appraisal of his shares of common stock under Section 262 withdraws or loses his right to appraisal, the shares of common stock of such stockholder will be converted into the right to receive the merger consideration in accordance with the merger agreement. A stockholder withdraws or loses the right to appraisal if the stockholder:

     - was not a record owner of shares of common stock on the date of the demand for appraisal or failed to own the shares through the effective time of the merger;

     - fails to provide a written demand for appraisal of the shares of common stock before the taking of the vote on the merger;

     - votes for approval and adoption of the merger and the merger agreement or submits an executed proxy without voting instructions;

     - does not file a petition for appraisal in the Court of Chancery within 120 days after the effective time of the merger; or

     - delivers to U.S. Can a written withdrawal of the demand for appraisal and an acceptance of the merger, except that any such attempt to withdraw made more than 60 days after the effective time of the merger will require the written approval of U.S. Can.

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

PROVISIONS FOR UNAFFILIATED SECURITY HOLDERS

     No provision has been made to grant unaffiliated stockholders of U.S. Can access to the corporate files of U.S. Can or any other party to the recapitalization or to obtain counsel or appraisal services at the expense of U.S. Can or any other such party.

                              THE MERGER AGREEMENT

     The following is a summary of the material terms of the merger agreement, as amended, and is qualified in its entirety by reference to the amended merger agreement. A composite copy of the amended merger agreement is attached as Annex A to this proxy statement by reference. You should read the amended merger agreement because it, and not this proxy statement, is the legal document that governs the merger.

STRUCTURE OF THE MERGER

     At the effective time of the merger, Pac will merge with and into U.S. Can and the separate corporate existence of Pac will end. U.S. Can will be the surviving corporation in the merger and will continue to be a Delaware corporation after the merger.

     The certificate of incorporation of Pac, as amended pursuant to the merger agreement, and the bylaws of Pac, as in effect immediately prior to the effective time of the merger, will be the certificate of incorporation and bylaws of U.S. Can, as the surviving corporation. The directors of Pac and the officers of U.S. Can immediately prior to the effective time of the merger will, from and after the effective time of the merger, be the directors and officers, respectively, of U.S. Can, as the surviving corporation, until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

WHEN THE MERGER BECOMES EFFECTIVE

     U.S. Can and Pac will file a certificate of merger with the Secretary of State of the State of Delaware on or before the third business day following the date the last of the closing conditions to the merger is fulfilled or waived or at such other time as Pac and U.S. Can may agree in writing. The merger will become effective at the time when the certificate of merger has been filed with the Secretary of State of the State of Delaware or at such other later time as U.S. Can and Pac agree upon and set forth in the certificate of merger.

EFFECT OF THE MERGER ON THE CAPITAL STOCK AND STOCK OPTIONS OF U.S. CAN AND PAC

     At the effective time of the merger:

     - each share of U.S. Can common stock issued and outstanding immediately prior to the effective time of the merger (other than the shares of U.S. Can common stock issued and held in U.S. Can's treasury, the U.S. Can common stock shares being converted into shares of capital stock of U.S. Can, as the surviving corporation and the shares of U.S. Can common stock held by the dissenting stockholders) will be converted into the right to receive an amount equal to $20.00 in cash;

     - each share of U.S. Can common stock issued and held in U.S. Can's treasury will cease to be outstanding, be canceled and be retired without any payment for it and will cease to exist;

     - each issued and outstanding share of U.S. Can common stock designated in the merger agreement as a rollover share will be converted into the right to receive the aggregate number of shares of common stock of U.S. Can, as the surviving corporation, and the aggregate number of shares of preferred stock of U.S. Can, as the surviving corporation, set forth in the merger agreement; and

     - each share of common stock of Pac will be converted into one share of common stock of U.S. Can, as the surviving corporation, and each share of preferred stock of Pac will be converted into one share of preferred stock of U.S. Can, as the surviving corporation.

     Each option to purchase U.S. Can common stock granted under U.S. Can's stock option plans that is outstanding and unexercised at the effective time of the merger will be canceled and in lieu thereof, each
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

holder of such an option will receive from U.S. Can an amount in cash, net of any applicable withholding taxes, equal to the product of

     - the excess, if any, of $20.00 over the per share exercise price of such option; and

     - the number of U.S. Can common stock shares subject to such option.

PAYMENT FOR U.S. CAN COMMON STOCK AND STOCK OPTIONS IN THE MERGER

     At the effective time of the merger, U.S. Can will deposit in trust for the benefit of the holders of U.S. Can common stock and stock options, as the case may be, with a bank or trust company designated by Pac and approved by U.S. Can, sufficient cash to pay the holders of U.S. Can common stock and stock options the amounts due to them under the merger agreement. No transfers of common stock of U.S. Can, as the surviving corporation, will be made on the stock transfer books of U.S. Can at or after the effective time of the merger, except in connection with the merger.

     Promptly after the effective time of the merger, the paying agent will mail to each record holder of U.S. Can common stock, other than the holders of U.S. Can common stock being converted into surviving corporation shares, a form letter of transmittal and instructions for use in effecting the surrender of their U.S. Can common stock certificates for payment of $20.00 for each share of U.S. Can common stock owned. YOU SHOULD NOT SEND IN YOUR U.S. CAN COMMON STOCK CERTIFICATE UNTIL YOU RECEIVE THE LETTER OF TRANSMITTAL.

     If payment is to be made to a person other than the person in whose name the U.S. Can common stock certificate surrendered is registered, it may be a condition of payment that the certificate so surrendered be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate surrendered of the amount due to U.S. Can common stock holders under the merger agreement, or that such person establish to the satisfaction of U.S. Can that such tax has been paid or is not applicable.

     Any portion of the payment fund held by the paying agent that remains unclaimed by the stockholders of U.S. Can one year after the effective time of the merger will promptly be repaid to U.S. Can, as the surviving corporation, and any stockholders of U.S. Can who have not properly surrendered their stock certificates will thereafter look only to U.S. Can, as the surviving corporation, for payment of their claim for the amount due to them under the merger agreement for their shares of U.S. Can common stock.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains representations and warranties of each of U.S. Can and Pac as to, among other things:

     - the corporate organization, existence and good standing of it and its subsidiaries;

     - its compliance with its charter and bylaws;

     - its capitalization;

     - its corporate power and authority to execute, deliver and perform the merger agreement and to complete the merger;

     - the absence of any required governmental and third party approvals other than those specified in the merger agreement;

     - the absence of any conflict between the merger agreement and any provision of any material foreign or domestic law, any of its material contracts, or any provision of its charter or bylaws;

     - the absence of any material litigation involving it except as specified in the merger agreement; and

     - the absence of any fees owed to brokers in connection with the merger except as specified in the merger agreement.

     The merger agreement also contains representations and warranties of U.S. Can as to, among other things:

     - the accuracy of U.S. Can's financial statements and filings with the Securities and Exchange Commission;

     - the absence of certain changes since December 31, 1999;

     - U.S. Can's ownership or right to use all intellectual property material to U.S. Can's business except as specified in the merger agreement;

     - the absence of any material defaults in the performance, observance or fulfillment of any material contract of U.S. Can or any of its subsidiaries;

     - environmental matters and compliance with all environmental laws except as specified in the merger agreement;

     - U.S. Can's employee benefit plans and other agreements with its employees;

     - U.S. Can's payment of all taxes due and filing of all tax returns required to be filed, except where such failure would not have a materially adverse effect on U.S. Can's business;

     - the opinion of U.S. Can's financial advisor;

     - U.S. Can's good and valid title to, or valid leasehold interests in, all of its material tangible properties and assets;

     - The absence of any violation by U.S. Can of any foreign or domestic law which would have a material adverse effect on U.S. Can's business, except as specified in the merger agreement;

     - U.S. Can's possession of all material permits, licenses, certifications, and other governmental approvals which are necessary for U.S. Can and its subsidiaries to carry on their businesses as presently conducted, except as specified in the merger agreement;

     - U.S. Can's relationship with its employees;

     - the required vote of the U.S. Can stockholders;

     - U.S. Can having taken necessary actions to permit consummation of the merger and related transactions under Delaware anti-takeover laws; and

     - U.S. Can's adoption of an amendment to its rights agreement to prevent the merger from triggering the rights agreement.

     The merger agreement also contains representations and warranties of Pac as to, among other things:

     - the ownership of Pac, the assets and liabilities of Pac and the absence of any previous business conduct by Pac;

     - Pac's financing arrangements;

     - Pac's arrangements with certain members of U.S. Can's management relating to the merger; and

     - the absence of any necessary registration under any federal or state securities laws in connection with the offer, sale or issuance of shares of Pac stock in connection with the merger.

CERTAIN AGREEMENTS

     The merger agreement provides that, except as agreed to in writing by Pac, or as contemplated or permitted by the merger agreement, during the period from the signing of the merger agreement to the effective time of the merger, U.S. Can will:

     - take all action reasonably necessary in accordance with applicable foreign or domestic law and its restated certificate of incorporation and bylaws to convene a special meeting of its stockholders to consider and vote upon the approval of the merger and the merger agreement and, through the special committee and its board of directors, to recommend such approval and use its reasonable best efforts to solicit such approval subject to their fiduciary duties to U.S. Can's stockholders other than the rollover stockholders;

     - file with the Securities and Exchange Commission a proxy statement and form of proxy relating to the merger and the other transactions contemplated by the merger agreement which comply with all applicable foreign and domestic laws and use its reasonable best efforts to mail the proxy statement and form of proxy to U.S. Can stockholders;

     - immediately cease any existing discussions and negotiations with any third parties conducted prior to the date of the merger agreement with respect to any proposal to acquire U.S. Can, except as specified in the merger agreement, and notify Pac immediately (and in no event later than 24 hours) after receipt by U.S. Can of any proposal to acquire U.S. Can;

     - enforce, to the fullest extent permitted under applicable law, the provisions of any confidentiality agreements to which U.S. Can is a party, other than any involving Berkshire Partners (or its affiliates) or Pac, including seeking injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions of them in a state or federal court having jurisdiction;

     - provide to Pac consolidated monthly financial statements within 45 calendar days following the end of each fiscal month;

     - upon the request of Pac, take all reasonable steps to assist in any challenges by Pac to the validity or applicability to the merger of any state takeover law; and

     - not do any of the following:

      -- sell, transfer or pledge or agree to sell, transfer or pledge any stock owned by it in any of its subsidiaries except as specified in the merger agreement;

      -- amend its restated certificate of incorporation or bylaws;

      -- split, combine or reclassify its outstanding shares of common stock;

      -- declare, set aside or pay any dividend payable in cash, stock or property with respect to any capital stock of U.S. Can;

      -- solicit, initiate, continue or encourage any inquiry, proposal or offer that constitutes, or could reasonably be expected to lead to, a proposal or offer for the acquisition of U.S. Can or any of its subsidiaries, other than the transactions contemplated by the merger agreement and as otherwise specified in the merger agreement;

      -- except as specified in the merger agreement, continue or engage in negotiations or discussions concerning, or provide any non-public information or data to any person relating to, any proposal to acquire U.S. Can or any of its subsidiaries or agree to, approve or recommend any such proposal;

      -- terminate, amend, modify or waive any material provision of any confidentiality or standstill agreement to which U.S. Can is a party, other than any involving Berkshire Partners (or its affiliates) or Pac, except as specified in the merger agreement; or

      -- redeem the preferred share purchase rights issued under the rights agreement between U.S. Can and Harris Trust and Savings Bank or waive or amend any provision of such rights agreement, in any case to permit or facilitate the completion of any proposal to acquire U.S. Can other than the merger, unless the merger agreement has been terminated in accordance with its provisions.

     The merger agreement provides that, except as agreed to in writing by Pac, or as contemplated or permitted by the merger agreement, during the period from the signing of the merger agreement to the effective time of the merger, U.S. Can and its subsidiaries will:

     - conduct their respective businesses only in the ordinary course;

     - comply in all material respects with their respective obligations under all contracts which are material to U.S. Can and its subsidiaries taken as a whole as such obligations become due and with their respective obligations under applicable law;

     - use their reasonable best efforts to continue in force with good and responsible insurance companies adequate insurance covering risks of such types and in such amounts as are consistent with past practice;

     - subject to restrictions contained in confidentiality agreements to which U.S. Can is subject, afford the officers, counsel, accountants, investors, financing sources and other authorized representatives of Pac reasonable access, during normal business hours during the period prior to the effective time of the merger, to its properties, books, contracts and records and appropriate individuals as it may reasonably request and during such period, furnish promptly to Pac such information concerning its business, properties and personnel as Pac may reasonably request;

     - provide, at Pac's cost, all reasonable cooperation in connection with the arrangement of the financing of the merger; and

     - not do the following:

      -- issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of, or debt or equity securities convertible or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, capital stock or other equity interests of any class of U.S. Can or its subsidiaries other than the common stock of U.S. Can issuable pursuant to the agreements or arrangements described in the merger agreement and options issued under U.S. Can's option plans in the ordinary course of business;

      -- repurchase, redeem or otherwise acquire, or permit any subsidiary of U.S. Can to repurchase, redeem or otherwise acquire, any shares of capital stock or other equity interests of U.S. Can or its subsidiaries (including securities exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, capital stock or other equity interests of U.S. Can or its subsidiaries);

      -- take certain actions related to employee benefit plans and employee compensation;

      -- merge or consolidate with any legal entity except as provided in the merger agreement;

      -- liquidate, dissolve or effect a recapitalization or reorganization in any form;

      -- acquire or agree to acquire, including by merging or consolidating with, or purchasing all, substantially all, or any material portion of, the assets or capital stock or other equity interest of, any material business;

      -- sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of its assets outside the ordinary course of business, except as specified in the merger agreement;

      -- except as contemplated by the debt commitment letters, incur or enter into any agreement to incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of U.S. Can or any of its subsidiaries;

      -- make any loans or advances to, guarantees for the benefit of, or investments in, any person (other than U.S. Can or any existing subsidiary or an entity which becomes, after the date hereof, a subsidiary of U.S. Can) except in the ordinary course of business consistent with past practice;

      -- enter into, amend, modify or supplement any material contract or agreement which is either outside of the ordinary course of business and inconsistent with past practice (except as may be necessary for U.S. Can to comply with its obligations under the merger agreement) or which restricts, in any material respect, the conduct of the businesses of U.S. Can and its subsidiaries taken as a whole;

      -- make any capital expenditures, except as provided in the merger agreement, in excess of $2,500,000;

      -- enter into, amend, modify or supplement any material agreement, transaction, commitment or arrangement with any officer, director or other affiliate (or any affiliate of any of the foregoing) other than agreements, transactions, commitments and arrangements which are either solely between U.S. Can and any one or more of its subsidiaries, solely between the subsidiaries of U.S. Can or contemplated by the merger agreement;

      -- make any material change in any of the accounting principles or practices used by it, except as may be required as a result of a change in foreign or domestic law or in generally accepted accounting principles;

      -- settle any litigation for amounts in excess of $250,000 individually or $1,000,000 in the aggregate; or

      -- make any material tax election other than those tax elections as are consistent with past practice.

     The merger agreement provides that, during the period from the signing of the merger agreement to the effective time of the merger, Pac will:

     - perform all obligations required to be performed by it or its affiliates in accordance with and pursuant to the commitment letters from Salomon Smith Barney, Citicorp North America, Inc., Banc of America Bridge LLC, Bank of America, N.A., Banc of America Securities LLC and Berkshire Partners;

     - use its reasonable best efforts to obtain the financing on the terms set forth in the commitment letters from Salomon Smith Barney, Citicorp North America, Inc., Banc of America Bridge LLC, Bank of America, N.A. and Banc of America Securities LLC;

     - provide prompt written notice to U.S. Can of any refusal or intended refusal by Salomon Smith Barney, Citicorp North America, Inc., Banc of America Bridge LLC, Bank of America, N.A., Banc of America Securities LLC or Berkshire Partners to provide the financing described in the commitment letters from each such party; and

     - not amend, terminate or waive any provisions under any of the commitment letters from Salomon Smith Barney, Citicorp North America, Inc., Banc of America Bridge LLC, Bank of America, N.A., Banc of America Securities LLC and Berkshire Partners if the effect of doing so would be reasonably likely to prevent or materially delay the merger.

     The merger agreement provides that, during the period from the signing of the merger agreement to the effective time of the merger, each of Pac and U.S. Can will do the following:

     - promptly make all required filings and thereafter make any other required submissions under the Hart-Scott-Rodino Act and the European Community Merger Regulation (or any other applicable foreign antitrust, competition or foreign investment laws) with respect to the merger and related transactions;

     - use its reasonable best efforts promptly to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate the merger and related transactions, as soon as practicable;

     - give prompt written notice to the other party of the occurrence, or failure to occur, of any event that would be likely to cause any representation or warranty contained in the merger agreement to be untrue or inaccurate in any material respect;

     - give prompt written notice to the other party of any material failure of U.S. Can or Pac, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any agreement or condition to be complied with or satisfied by it under the merger agreement;

     - consult with each other in issuing any press releases or otherwise making public statements with respect to the merger and related transactions and in making any filings with any federal or state governmental or regulatory agency or with the New York Stock Exchange with respect to such transactions;

     - use their reasonable best efforts to obtain promptly all consents, waivers, approvals, authorizations and permits from, and to make promptly all registrations and filings with and notifications to, any governmental entity or other third party necessary for the completion of the merger and the related transactions;

     - cooperate with the other party in taking, or causing to be taken, all actions reasonably necessary to delist the common stock of U.S. Can from the New York Stock Exchange and to terminate registration of the U.S. Can common stock under the Securities and Exchange Act of 1934, provided that such delisting and termination shall not be effective until after the effective time of the merger; and

     - take reasonable actions as may be necessary to:

      -- repurchase some or all of U.S. Can's outstanding 10 1/8% senior subordinated notes;

      -- obtain the consent of at least a majority of the principal amount of the senior subordinated notes outstanding to a supplemental indenture that would permit the merger and the related financings and other transactions to be effected without resulting in a breach or default under the indenture; and

      -- execute a supplemental indenture containing terms and conditions reasonably acceptable to Pac.

     The merger agreement provides that, after the effective time of the merger, U.S. Can will indemnify and hold harmless the present and former officers and directors of U.S. Can and its subsidiaries against all losses, expenses, claims, damages, liabilities and amounts that are paid in settlement of, or otherwise in connection with, any claim, action, suit, proceeding or investigation arising out of events, actions or omissions occurring or alleged to have occurred at or prior to the merger. The merger agreement also provides that, subject to certain exceptions, U.S. Can will maintain for not less than six years after the effective time of the merger directors' and officers' liability insurance and fiduciary liability insurance with respect to matters occurring at or prior to the effective time of the merger.

     In addition, the merger agreement provides that, for a period of at least one year following the effective time of the merger, U.S. Can will honor, without modification, certain employment, consulting, severance, termination or indemnification agreements or understandings involving U.S. Can or its subsidiaries in effect as of the effective time of the merger except as may be otherwise mutually agreed by U.S. Can and the person covered by such agreement or understanding. The merger agreement further provides that U.S. Can will pay or provide all benefits vested as of the effective time of the merger under any employee benefit plan in accordance with the terms of such plan.

NON-SOLICITATION OF COMPETING PROPOSALS

     The merger agreement provides that:

     - U.S. Can will immediately cease any existing discussions and negotiations with any third parties conducted prior to the date of the merger agreement with respect to any acquisition proposal, which is defined to mean any inquiry, proposal or offer that constitutes, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets (other than in the ordinary course of business), sale of a significant portion of the shares of capital stock (including by way of a tender offer), reorganization, recapitalization, reclassification, extraordinary joint venture or similar transaction involving U.S. Can or any of its subsidiaries, other than the transactions contemplated by the merger agreement; and

     - U.S. Can will not, directly or indirectly, through any officer, director, employee, attorney, financial advisor, accountant or other representative, agent, affiliate or any of its subsidiaries, or otherwise, (i) solicit, initiate, continue or encourage any acquisition proposal, (ii) continue or engage in negotiations or discussions concerning, or provide any non-public information or data to any person relating to, any acquisition proposal or (iii) agree to, approve or recommend any acquisition proposal;

provided, that nothing contained in the merger agreement will prevent U.S. Can from:

     - furnishing non-public information or data to, or entering into discussions or negotiations with, any person in connection with an unsolicited bona fide acquisition proposal by such person if the special committee of the board of directors of U.S. Can determines in good faith, after consultation with its independent financial advisors, that such acquisition proposal is reasonably likely to, if consummated, result in a transaction more favorable to U.S. Can stockholders (other than those rollover stockholders) from a financial point of view than the transactions contemplated by the merger agreement, and prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person, U.S. Can receives from such person an executed confidentiality agreement with terms no less favorable to U.S. Can than those contained in the confidentiality agreement between U.S. Can and Pac; or

     - complying with Rule 14e-2 under the Securities and Exchange Act of 1934 with regard to an acquisition proposal.

FILINGS AND OTHER ACTIONS

     The merger agreement provides that U.S. Can and Pac will:

     - if required by applicable law, promptly make their respective filings and thereafter make any other required submissions under the Hart-Scott-Rodino Act and the European Community Merger Regulation (or any other applicable foreign antitrust, competition or foreign investment laws) with respect to the merger and the transactions contemplated by the merger agreement; and

     - use their reasonable best efforts promptly to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by the merger agreement, as soon as practicable.

CONDITIONS TO COMPLETION OF THE MERGER

     U.S. Can will complete the merger only if the conditions set forth in the merger agreement are satisfied. Each of U.S. Can's and Pac's obligation to complete the merger is conditioned on:

     - the approval and adoption of the merger agreement and the merger by the stockholders of U.S. Can;

     - the expiration or termination of any waiting period (and any extension thereof) applicable to the completion of the merger under the Hart-Scott-Rodino Act and the receipt of any approvals or authorizations required under the European Community Merger Regulation;

     - that no governmental entity enacts, issues, promulgates, enforces or enters any law, rule, regulation, executive order or decree, judgment, injunction, ruling or other order, whether temporary, preliminary or permanent, that is then in effect and has the effect of prohibiting the completion of the merger or otherwise imposing material limitations on the ability of U.S. Can or its subsidiaries effectively to hold and continue the business of U.S. Can and its subsidiaries in all material respects after the effective time of the merger; and

     - the receipt by U.S. Can of the debt financing proceeds described in the commitment letters from Salomon Smith Barney, Citicorp North America, Inc., Banc of America Bridge LLC, Bank of America, N.A. and Banc of America Securities LLC or, if applicable, an equal amount of proceeds from any substitute debt financing, unless the cause of such non-receipt is a breach by Pac of any covenant under the merger agreement.

     The obligation of Pac to consummate the merger is subject to the satisfaction of the following additional conditions, unless waived by Pac in writing:

     - the representations and warranties of U.S. Can set forth in the merger agreement being true and correct as of the date of the merger agreement and as of the effective time of the merger;

     - U.S. Can's performance of all obligations and compliance with all agreements to be performed or complied with by U.S. Can under the merger agreement in all material respects; and

     - U.S. Can obtaining all required consents and approvals to the merger.

     The obligation of U.S. Can to consummate the merger is subject to the satisfaction of the following additional conditions, unless waived by U.S. Can, acting under the direction of the special committee of its board of directors, in writing:

     - the representations and warranties of Pac set forth in the merger agreement being true and correct as of the date of the merger agreement and as of the effective time of the merger;

     - Pac's performance of all obligations and compliance with all agreements to be performed or complied with by Pac under the merger agreement in all material respects; and

     - the receipt by U.S. Can's board of directors of written advice, reasonably satisfactory to the board of directors, from an independent advisor that U.S. Can will not be insolvent, have unreasonably small capital, have incurred debts beyond its ability to pay such debts as they mature, or have impaired capital upon consummation of the merger and related transactions.

TERMINATION OF THE MERGER AGREEMENT

     The merger agreement may be terminated at any time prior to the effective time of the merger, before or after the approval by the common stockholders of U.S. Can, by the mutual consent of U.S. Can, acting under the direction of the special committee of its board of directors, and Pac.

     In addition, either U.S. Can, acting under the direction of the special committee of its board of directors, or Pac may terminate the merger agreement prior to the effective time of the merger if:

     - the merger is not consummated by November 30, 2000;

     - there is any foreign or domestic law that makes the completion of the merger illegal or any governmental order that is final and nonappealable preventing the completion of the merger; or

     - the stockholders of U.S. Can do not approve and adopt the merger and the merger agreement.

     In addition, Pac can terminate the merger agreement if:

     - prior to the effective time of the merger, there has been a breach of certain representations or agreements set forth in the merger agreement on the part of U.S. Can and such breach is not cured within thirty days after Pac's written notification to U.S. Can of the occurrence of such breach and is incapable of being cured prior to November 30, 2000;

     - the special committee of U.S. Can's board of directors or U.S. Can's board of directors itself withdraws, modifies or changes its approval or recommendation of the merger agreement in a manner adverse to Pac; or

     - the special committee of U.S. Can's board of directors recommends to U.S. Can's board of directors or stockholders an acquisition proposal other than the merger or the special committee of U.S. Can's board of directors or U.S. Can's board of directors fails to reconfirm its recommendation of the merger agreement to U.S. Can's stockholders within ten days after a reasonable written request by Pac to do so.

     In addition, U.S. Can, acting under the direction of the special committee of its board of directors, can terminate the merger agreement if:

     - prior to the effective time of the merger there has been a breach of certain representations or agreements set forth in merger agreement on the part of Pac and such breach is not cured within thirty days after U.S. Can's written notification to Pac of the occurrence of such breach and is incapable of being cured prior to November 30, 2000; or

     - prior to approval of the merger by the U.S. Can common stockholders, U.S. Can receives a superior proposal and Pac does not propose a transaction which matches or exceeds such superior proposal prior to the end of the second business day after the receipt by Pac of notice of the superior proposal.

Termination Fee

     U.S. Can must pay Pac a non-refundable fee of $6,000,000 if the merger agreement is terminated under any of the following conditions:

     - Pac terminates the merger agreement because the special committee of U.S. Can's board of directors or U.S. Can's board of directors itself withdraws, modifies or changes its approval or recommendation of the merger agreement in a manner adverse to Pac;

     - Pac terminates the merger agreement because the special committee of U.S. Can's board of directors recommends to the U.S. Can board of directors or stockholders an acquisition proposal other than the merger or the special committee of U.S. Can's board of directors or U.S. Can's board of directors fails to reconfirm its recommendation of the merger agreement to U.S. Can's stockholders within ten days after a reasonable written request by Pac to do so;

     - U.S. Can terminates the merger agreement because it obtains a superior proposal and Pac does not propose a transaction which matches or exceeds such superior proposal prior to the end of the second business day after the receipt by Pac of notice of the superior proposal; or

     - an acquisition proposal for U.S. Can has been publicly disclosed prior to the U.S. Can's stockholders meeting and either Pac or U.S. Can terminates the merger agreement because the stockholders of U.S. Can do not approve and adopt the merger and the merger agreement.

EXPENSES

     Whether or not the merger is consummated, U.S. Can and Pac will each pay its own expenses up to the effective time of the merger. After the effective time of the merger, U.S. Can, as the surviving corporation, will pay all of the expenses incurred by or on behalf of either U.S. Can or Pac.

MODIFICATION OR AMENDMENT TO THE MERGER AGREEMENT

     Subject to applicable law, U.S. Can and Pac may, at any time prior to the effective time of the merger, modify or amend the merger agreement by written agreement, provided that any such agreement by U.S. Can will be effective only if authorized or approved by the special committee.

                                  THE MEETING

PURPOSE OF THE MEETING

     At the meeting, you will be asked to consider and vote upon:

     - a proposal to approve and adopt the merger and the merger agreement and any amendments thereto; and

     - such other business as may properly come before the special stockholders meeting or any adjournments or postponements of the special meeting.

     U.S. Can's board of directors is not aware, as of the date of this proxy statement, of any other matters that may properly come before the meeting. If any such other matters properly come before the meeting, or at a subsequent meeting following any adjournment or postponement of the meeting, the persons named in U.S. Can's proxy intend to vote proxies in accordance with their discretion on any such matters and, unless other instructions are given, U.S. Can's proxy will give such persons the power to do so.

     A SPECIAL COMMITTEE OF INDEPENDENT DIRECTORS AND U.S. CAN'S BOARD OF DIRECTORS CAREFULLY REVIEWED AND CONSIDERED THE TERMS AND CONDITIONS OF THE MERGER AND THE MERGER AGREEMENT AND DETERMINED THAT THE MERGER AND THE MERGER AGREEMENT ARE ADVISABLE AND IN THE BEST INTERESTS OF U.S. CAN AND ITS STOCKHOLDERS OTHER THAN THE ROLLOVER STOCKHOLDERS AND THE CASH CONSIDERATION TO BE RECEIVED FOR CERTAIN OUTSTANDING SHARES OF COMMON STOCK IN THE MERGER IS FAIR TO SUCH STOCKHOLDERS. BY A VOTE OF ALL DIRECTORS PRESENT AND VOTING AT A MEETING AT WHICH A QUORUM OF DIRECTORS WAS PRESENT (WITH ONE DIRECTOR, MR. SUSMAN, ABSTAINING IN LIGHT OF THE SEVERAL ROLES OF SALOMON SMITH BARNEY IN THE RECAPITALIZATION), U.S. CAN'S BOARD OF DIRECTORS APPROVED AND ADOPTED THE MERGER AND THE MERGER AGREEMENT. ACCORDINGLY, THE SPECIAL COMMITTEE AND U.S. CAN'S BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE TO APPROVE AND ADOPT THE MERGER AND THE MERGER AGREEMENT.

DATE, TIME AND PLACE; RECORD DATE

     The meeting of U.S. Can's stockholders will take place on                ,
            , 2000 at 9:00 a.m. Central time, at the headquarters of U.S. Can at 900 Commerce Drive, Oak Brook, Illinois, 60523. The record date to determine who
is entitled to vote at the meeting is                ,             , 2000. Only
holders of record of U.S. Can common stock at the close of business on the record date are entitled to notice of, and to vote at, the meeting. If your U.S. Can common stock is registered in the name of a brokerage firm or trustee and you plan to attend the meeting, you must obtain from the firm or trustee a letter, account statement or other evidence of your beneficial ownership of those shares of U.S. Can common stock, in order to be admitted to the meeting. You must bring that documentation to the meeting to attend. As of the record
date,                shares of U.S. Can common stock and no shares of U.S. Can
capital stock other than common stock were outstanding and entitled to vote.

     The meeting may be adjourned or postponed to another date or place for proper purposes, including, without limitation, for the purpose of soliciting additional proxies. Unless revoked, proxies will remain valid following such adjournment or postponement.

YOUR VOTING RIGHTS; REQUIRED VOTE

     Each stockholder of record on the record date is entitled to one vote on each matter submitted to a vote at the meeting for each share of U.S. Can common stock held. A majority of the shares of U.S. Can common stock outstanding on the record date represented in person, or by proxy, constitutes a quorum for consideration of such matters at the meeting. Abstentions and broker non-votes will be counted as present and represented for the purpose of determining a quorum. If a quorum is present at the meeting, the affirmative vote of a majority of the shares of U.S. Can common stock outstanding and entitled to vote is required to adopt the merger agreement. Abstentions and broker non-votes will have the effect of votes against the merger. ACCORDINGLY, THE SPECIAL COMMITTEE AND U.S. CAN'S BOARD OF DIRECTORS URGE U.S. CAN STOCKHOLDERS TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING SELF-ADDRESSED POSTAGE PREPAID ENVELOPE AS SOON AS POSSIBLE.

     If you own stock or maintain multiple accounts under different names, for example, with and without a middle initial, you may receive more than one set of proxy statement materials. To ensure that all of your shares of U.S. Can common stock are voted, you must complete, sign, date and return by mail every proxy card you receive.

GIVING AND REVOKING YOUR PROXY; SOLICITATION

Giving the Proxy

     Any holder of shares of U.S. Can common stock may vote such stockholder's shares either by duly authorized proxy or in person at the meeting. By granting a proxy, the proxyholders named on the proxy card will vote your shares in accordance with your directions. If you grant a proxy without specifying how your shares should be voted, the proxyholders will vote for the approval and adoption of the merger and the merger agreement and any amendments to the merger agreement and in accordance with their best judgment on any other business that may come before the meeting or any adjournments or postponements of the meeting. By granting a proxy to vote for the proposal, you will be authorizing the voting of your shares in favor of the proposal. On the date of this proxy statement, U.S. Can knew of no other business that will be presented for action at the meeting.

     To grant your proxy, please complete the proxy card provided with this proxy statement and sign, date and return it in the enclosed envelope. To be valid, a returned proxy card must be signed and dated. If you attend the meeting in person, you may vote your shares of U.S. Can common stock by completing a ballot at the meeting.

Revoking the Proxy

     The giving of a proxy by a U.S. Can stockholder will not affect the stockholder's right to vote such shares if the stockholder attends the meeting and desires to vote in person. You may revoke a previously submitted proxy at any time before it is voted by (i) delivering written notice of revocation to Steven K. Sims, Corporate Secretary, U.S. Can, 900 Commerce Drive, Oak Brook, Illinois 60523, (ii) executing and delivering a subsequently dated proxy that is received prior to the meeting or (iii) voting your shares in person at the meeting. Attendance at the meeting will not by itself constitute revocation of a proxy. If you have instructed a broker to vote your shares, you must follow directions received from the broker to change or revoke your proxy.

Solicitation

     In addition to soliciting proxies by mail, officers, directors and employees of U.S. Can, without receiving any additional compensation, may solicit proxies by telephone, fax, in person or by other means. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of U.S. Can common stock held of record by those persons, and U.S. Can will reimburse the brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with the solicitation. U.S. Can
has retained                to assist in the solicitation of proxies at an
estimated cost of $          plus reasonable expenses.

                              BUSINESS OF U.S. CAN

GENERAL

     U.S. Can, through its wholly owned subsidiary United States Can Company, is a leading manufacturer of steel containers for personal care, household, automotive, paint, industrial and specialty products in the United States and Europe, as well as food cans in Europe and plastic containers in the U.S. U.S. Can conducts its principal business operations in the general and food packaging sectors of the metal container industry. U.S. Can's 1999 sales were generated by three major segments:

     - aerosol products;

     - paint, plastic & general line products; and

     - custom and specialty products.

     The references in this section to market positions or market share are based on information derived from annual reports, trade publications and management estimates, which U.S. Can believes to be reliable. References in this section to "U.S. Can" mean U.S. Can Corporation and its subsidiaries.

AEROSOL PRODUCTS

     U.S. Can is the leader in sales of aerosol cans in the United States, accounting for more than 50% of all steel aerosol containers used in 1999. U.S. Can is the second largest manufacturer of steel aerosol cans in Europe. Aerosol containers represent U.S. Can's largest segment, accounting for approximately 67.7% of U.S. Can's total net sales for the year ended December 31, 1999. Aerosol cans are used to package personal care, household, automotive, paint and various other products. U.S. Can offers a wide range of aerosol containers in order to meet its customers' requirements, including stylized necked-in and beaded cans and barrier-pack cans used for products such as shaving gel.

PAINT, PLASTIC AND GENERAL LINE

     The paint, plastic & general line segment accounted for approximately 22.6% of U.S. Can's total net sales for the year ended December 31, 1999. This segment produces round steel cans for paint and coatings, oblong steel cans for products such as turpentine and charcoal lighter, and plastic pails and other containers for industrial and consumer products. Management estimates that U.S. Can is second in market share in the United States, on a unit volume basis, in the production of steel round and general line containers.

CUSTOM AND SPECIALTY PRODUCTS

     U.S. Can has a significant presence in the custom and specialty products market. Its product lines include a wide array of functional and decorative containers and tins, fitments and stampings, and collectible items. Beginning in the first quarter of 2000, the pet food and the specialty food containers of May Verpackungen GmbH & Co., KG, acquired on December 30, 1999, are reported as part of the custom and specialty segment. Custom and specialty products (excluding May Verpackungen) accounted for approximately 9.6% of U.S. Can's total net sales for the year ended December 31, 1999.

CUSTOMERS

     As of May 31, 2000, U.S. Can had approximately 6,500 customers for its products in the United States and approximately 450 customers in Europe. No single customer accounted for more than 10% of U.S. Can's total net sales. To the extent possible, U.S. Can enters into one-year or multi-year supply agreements with its major customers. These agreements specify the number of containers a customer will purchase or the mechanism for determining such number, pricing, volume discounts (if any) and, in the case of many of U.S. Can's multi-year supply agreements, a provision permitting U.S. Can to pass through price increases in certain raw material and other costs.

     Aerosol containers accounted for 67.7% of U.S. Can's total net sales for the year ended December 31, 1999. A significant reduction in the number of aerosol containers used by U.S. Can's customers could have a material adverse effect on U.S. Can.

     In October 1996, U.S. Can received written confirmation of a major customer's intention to purchase certain annual unit volumes of aerosol cans from U.S. Can. Largely in response to this customer's decision, U.S. Can opened a manufacturing facility in Merthyr Tydfil, U.K., in which U.S. Can has invested approximately $30 million. The loss of this customer or a material reduction in the benefits to U.S. Can expected under this arrangement, would have an adverse impact on the profitability of that facility and U.S. Can's ability to recoup its investment in Merthyr Tydfil. The plant began to service other customers in 1998 and U.S. Can has continued to expand the customer base of this facility.

     U.S. Can's relationships with its customers are critical to its business. A significant portion of U.S. Can's annual net sales are attributable to repeat customers. The loss of a significant number of such customers could have a material effect on U.S. Can.

     U.S. Can markets its products primarily through a sales force comprised of inside and outside sales representatives dedicated to each segment.

RAW MATERIALS

     U.S. Can's principal raw materials are tin-plated steel and coatings and inks used to print its customers' designs and logos onto the tinplate. U.S. Can purchases tin-plated steel principally from domestic steel manufacturers, with a smaller portion purchased from foreign suppliers for its operations in the United States and USC Europe, the designation for U.S. Can's European subsidiaries, purchases steel principally from European suppliers. Periodically, U.S. Can's major suppliers announce increases in prices for tin-plated steel, and in October 1999, its suppliers in the United States announced an increase of 3% in the price of tin-plated steel effective January 2000. Historically, U.S. Can has been able to negotiate lower price increases than those announced by its major suppliers. However, there can be no assurance that U.S. Can will be successful in negotiating lower price increases with respect to future price increases. Many of U.S. Can's multi-year supply agreements with its customers permit U.S. Can to pass through tin-plated steel price increases and, in some cases, other raw material costs. However, U.S. Can has not always been able to immediately offset increases in tin-plated steel prices with price increases on its products.

     U.S. Can believes that adequate quantities of tin-plated steel will continue to be available from steel manufacturers. The individual suppliers of steel accounting for more than 10% of raw material used by U.S. Can domestically in 1999 were USX's U.S. Steel group, Weirton Steel Corporation and LTV Corporation. U.S. Can has not historically entered into written supply contracts with steel makers and believes that other can manufacturers generally follow the same practice.

     U.S. Can's second largest raw material expense is for coatings and inks, which are used to print designs and logos onto the tinplated steel prior to assembly. Coatings and inks are purchased from regional suppliers. Based on the ready availability of these materials in the past and the number of manufacturers that continue to make these products, management does not anticipate any lack of availability of coatings and inks in the foreseeable future.

     U.S. Can's plastic products are produced from two main types of resins, which are petroleum or natural gas products. High-density polyethylene resin is used to make pails, drums and agricultural products. Recycled polyethylene or polypropolene resin is used in the production of the Plastite line of paint cans. The price of resin fluctuates significantly and management believes that it is standard industry practice, as well as the U.S. Can's contractual right in many of its supply agreements, to pass on increases and decreases in resin prices to the customer.

SEASONALITY

     U.S. Can's business as a whole has minor seasonal variations, whereby quarterly sales and earnings tend to be slightly stronger starting in early spring during the second quarter, and extending through late summer during the third quarter. Aerosol sales experience only relatively minor spring and summer increases related to household products and insect repellents. Paint container sales tend to be stronger in spring and early summer due to the favorable weather conditions. Portions of the custom and specialty products line tend to vary seasonally, because of holiday sales late in the year. May's food can sales generally peak in the third and fourth quarters.

LABOR

     As of May 31, 2000, U.S. Can employed approximately 3,000 salaried and hourly employees in the United States. Of U.S. Can's total United States workforce, 1,767 employees, or 59%, were members of various labor unions, including the United Steelworkers of America, the International Association of Machinists and the Graphic Communications International Union. Labor agreements covering 232 employees were successfully negotiated in March 2000 and no additional contracts expire until 2001. USC Europe employed approximately 1,400 people as of May 31, 2000. In line with common European practices, all plants are unionized.

     U.S. Can has followed a labor strategy designed to enhance its flexibility and productivity through constructive relations with its employees and collective bargaining units. Management believes U.S. Can and its employees have benefitted from dealing directly with local unions in order to tailor their contracts to local employee issues and plans to continue this practice in the future. This practice also has the effect of staggering renewal negotiations with the various bargaining units. Management believes U.S. Can's relations with its employees and their collective bargaining units are generally good.

COMPETITION

     The principal methods of competition in the rigid metal and plastic container industry are price, quality and service. Because shipping costs associated with the delivery of cans from outside major geographic markets would add a significant additional component of cost, the can industry has historically had relatively little competition from manufacturers outside these markets. Management believes that this condition is unlikely to change in the foreseeable future. Price competition exists in the industry and limits U.S. Can's ability to increase prices.

     Management believes that the following factors benefit U.S. Can from a competitive standpoint:

     - reputation for quality and service;

     - strategically located manufacturing facilities;

     - a strong sales force;

     - substantial capital investment in new technology such as barrier package designs, high-speed presses and assembly equipment, and state-of-the-art lithography equipment;

     - quality control systems, including statistical process control and electronic "vision" error detection;

     - breadth of product line;

     - in-house decorating and lithography capability; and

     - a successful labor strategy.

     In steel aerosol containers, U.S. Can competes primarily with Crown, Cork & Seal and BWAY Corporation in the United States. USC Europe competes in the steel aerosol market with Crown, Cork & Seal, Impress Metal Packaging and a group of other smaller regional producers. Crown, Cork & Seal is larger and has greater financial resources than U.S. Can. Because aerosol cans are used for personal care, household and other packaged products, and because they are pressurized, aerosol cans are more sensitive to quality, can decoration and other consumer-oriented features than some of U.S. Can's other products.

     In paint, plastic and general line, U.S. Can competes primarily with BWAY Corporation and one smaller, private firm. U.S. Can's products also face competition from aluminum, glass and plastic containers.

     Custom and specialty products compete with a large number of container manufacturers; they do not compete across their entire product spectrum with any single company. Competition is based principally on price, quality, service, geographical proximity to customers and production capability, with varying degrees of intensity according to the specific product category.

     U.S. Can believes that it has the ability to compete favorably in each aspect of its businesses.

ACQUISITIONS

     On December 30, 1999, U.S. Can acquired all of the interests of May Verpackungen GmbH & Co., KG, a German limited liability company, in a transaction accounted for using the purchase method. May Verpackungen, headquartered in Erftstadt, Germany, is a manufacturer of pet food and specialty food packaging, as well as aerosol cans. Historically, U.S. Can has not had a significant presence in the food can market.

     U.S. Can believes that strategic acquisition opportunities are important to its growth. U.S. Can will continue to evaluate and selectively pursue acquisitions which adhere to its strategy of seeking rigid packaging companies that will complement and grow U.S. Can's existing product base, be accretive in the first year with positive cash flow characteristics and create value for stockholders. If acquisitions are made, U.S. Can would expect to finance them through cash and debt financing as appropriate under the conditions in effect at the time of the acquisition.

RESTRUCTURING PROGRAMS

1998

     In the third quarter of 1998, U.S. Can established a pre-tax special charge of $35.9 million. The provision was for the closure of certain facilities and write-downs of non-core businesses. The costs of closing and realigning selected lithography facilities servicing U.S. Can's core business were also included in the provision as part of U.S. Can's national lithography strategy.

1997

     In the third quarter of 1997, U.S. Can established a pre-tax special charge of $52.2 million primarily for plant closings and overhead cost reductions. These actions were due to the loss of a major aerosol customer representing approximately $35 million of annual sales and to enhance efficiencies at certain other locations. In addition, U.S. Can established a disposition provision for the anticipated loss on the closure of its metal pail operation in North Brunswick, New Jersey.

     Also in the fourth quarter of 1997, U.S. Can, at the direction of its board of directors, employed the assistance of external business consultants to review operations and explore other avenues for enhancing stockholder value. As a result of this review, a provision of $10.8 million was established primarily to include further personnel reductions and the reduction of asset value associated with equipment used in the businesses U.S. Can had exited or was in the process of exiting.

     U.S. Can continuously evaluates the composition of its various manufacturing facilities in light of current and expected market conditions and demands. In connection with the May Verpackungen acquisition, U.S. Can is reviewing its European operations for potential consolidation opportunities.

PROPERTIES

     U.S. Can has 16 manufacturing facilities located in nine states in the U.S., many of which are strategically positioned near principal customers and suppliers. Through USC Europe, it also has production locations in the five largest markets in Europe, including the United Kingdom, France, Spain, Italy and Germany. The following table sets forth certain information with respect to U.S. Can's principal plants as of May 31, 2000.

             LOCATION                      SIZE             STATUS                    SEGMENT
             --------                      ----             ------                    -------
UNITED STATES
Elgin, IL.........................     481,346 sq. ft       Owned          Aerosol
Tallapoosa, GA....................     228,080 sq. ft       Owned          Aerosol
Tallapoosa, GA....................      21,400 sq. ft       Owned          Aerosol
Commerce, GA......................     215,860 sq. ft       Leased         Paint, Plastic & General Line
Burns Harbor, IN..................     190,000 sq. ft       Leased         Aerosol
Hubbard, OH.......................     174,970 sq. ft       Owned          Paint, Plastic & General Line
Baltimore, MD.....................     150,000 sq. ft       Leased         Paint, Plastic & General Line
Horsham, PA.......................     132,000 sq. ft       Owned          Aerosol
Baltimore, MD.....................     123,000 sq. ft       Owned          Custom & Specialty
Morrow, GA........................     110,160 sq. ft       Leased         Paint, Plastic & General Line
Weirton, WV.......................     108,000 sq. ft       Leased         Aerosol
Danville, IL......................     100,000 sq. ft       Owned          Aerosol

             LOCATION                      SIZE             STATUS                    SEGMENT
             --------                      ----             ------                    -------
Newnan, GA........................      95,000 sq. ft       Leased         Paint, Plastic & General Line
Dallas, TX........................      87,000 sq. ft       Owned          Paint, Plastic & General Line
Alliance, OH......................      52,000 sq. ft       Leased         Paint, Plastic & General Line
Baltimore, MD.....................      45,000 sq. ft       Leased         Custom & Specialty
New Castle, PA....................      22,750 sq. ft       Owned          Custom & Specialty
EUROPE
Erftstadt, Germany................     369,000 sq. ft       Leased         Custom & Specialty
Merthyr Ttdfil, UK................     320,000 sq. ft       Leased(1)      Aerosol
Southall, UK......................     253,000 sq. ft       Owned          Aerosol
Laon, France......................     220,000 sq. ft       Owned(2)       Aerosol
Reus, Spain.......................     182,250 sq. ft       Owned          Aerosol
Dageling, Germany.................     172,224 sq. ft       Owned          Custom & Specialty
Itzehoe, Germany..................      80,730 sq. ft       Owned          Custom & Specialty
Esbjerg, Germany                      66,209 sq. ft..       Owned          Custom & Specialty
Voghera, Italy....................      45,200 sq. ft       Leased         Aerosol
Schwedt, Germany..................      35,500 sq. ft       Leased         Aerosol

-------------------------
(1) The property at Merthyr Tydfil is subject to a 998-year lease with a pre-paid option to buy which becomes exercisable in January 2007. Up to that time, the landowner may require U.S. Can to purchase the property for payment of one Pound Sterling. Currently, U.S. Can's facility at Merthyr Tydfil is subject to a pledge of the leasehold interests and personal property located thereon to secure amounts outstanding under a credit agreement entered into with General Electric Capital Corporation.

(2) Subject to a mortgage in favor of Societe Generale.

     Management believes U.S. Can's facilities are adequate for its present needs and that its properties are generally in good condition, well-maintained and suitable for their intended use. U.S. Can continuously evaluates the composition of its various manufacturing facilities in light of current and expected market conditions and demands. Further consolidation of plant operations may be implemented in the future.

LEGAL PROCEEDINGS

     U.S. Can has been named as a potentially responsible party for costs incurred in the clean-up of a regional groundwater plume partially extending underneath a property located in San Leandro, California, formerly a site of one of U.S. Can's can assembly plants. U.S. Can has indemnified the owner of the property against this matter. Extensive soil and groundwater investigative work has been performed at this site. U.S. Can, along with other potentially responsible parties, participated in a coordinated sampling event in 1999. The results of the sampling were inconclusive as to the source of the contamination. While the State of California has not yet commented on the sampling results, U.S. Can believes the source of the contamination is unrelated to its past operations.

     As a potentially responsible party at various Superfund sites in the United States, U.S. Can is or may be legally responsible, jointly and severally with other members of the potentially responsible party group, for the cost of remediation of these sites. Based on currently available data, U.S. Can believes its contribution, and/or contribution of its predecessors, to these sites was, in most cases, minimal.

     In May 1998, the National Labor Relations Board issued a decision ordering U.S. Can to pay $1.5 million in back pay, plus interest, for a violation of certain sections of the National Labor Relations Act as a result of U.S. Can's closure of certain facilities in 1991 and the failure to offer inter-plant job opportunities to certain affected employees. U.S. Can has appealed this decision on the grounds, among others, that it is entitled to a credit against this award for certain pension payments. U.S. Can believes its appeal will be successful.

     For further discussion on legal and environmental matters refer to note 9 to U.S. Can's consolidated financial statements for the year ended December 31, 1999 and 1998, which are contained in U.S. Can's Annual Report on Form 10-K incorporated by reference in this proxy statement.

                     MARKET PRICES AND DIVIDEND INFORMATION

     U.S. Can Corporation's common stock is listed on the New York Stock Exchange, trading under the symbol "USC." The table below sets forth, for the periods and dates indicated, the range of high and low per share sales prices for U.S. Can common stock as reported in the consolidated transaction reporting system.

                                                                 HIGH        LOW
                                                                 ----        ---
Fiscal Year Ended December 31, 2000
  First quarter.............................................    $19.938    $12.500
  Second quarter (through May 31, 2000).....................     20.938     16.125
Fiscal Year Ended December 31, 1999
  First quarter.............................................    $17.813    $14.000
  Second quarter............................................     22.813     13.750
  Third quarter.............................................     25.625     20.375
  Fourth quarter............................................     22.500     17.125
Fiscal Year Ended December 31, 1998
  First quarter.............................................    $18.250    $14.875
  Second quarter............................................     18.250     13.875
  Third quarter.............................................     17.000     12.813
  Fourth quarter............................................     18.000     13.250
March 21, 2000 (the last trading day before U.S. Can
  announced the initial recapitalization proposal)..........    $15.000    $14.562
May 31, 2000 (the last trading day before U.S. Can announced
  the execution of the merger agreement)....................    $16.875    $16.250
            , 2000 (the most recent practicable day before
  the date of this proxy statement).........................    $          $

     U.S. Can did not declare any cash dividends on its common stock during the first quarter of 2000, or during 1999 or 1998, and U.S. Can has never paid cash dividends and has no intention to pay cash dividends in the foreseeable future. There are restrictions on the ability of United States Can Company to transfer funds to U.S. Can in the form of cash dividends, loans or advances, and on U.S. Can's ability to declare cash dividends, under United States Can Company's credit agreement and U.S. Can's indenture, respectively.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 31, 2000, the number and percentage of shares of U.S. Can common stock beneficially owned by (i) each person known by U.S. Can to own beneficially more than 5% of the outstanding shares of U.S. Can common stock, (ii) each director or director nominee of U.S. Can, (iii) each named executive officer and (iv) all directors and executive officers of U.S. Can as a group. Each person has sole voting and investment power over the shares of U.S. Can common stock unless otherwise indicated.

                                                                       SHARES OF
                                                                     COMMON STOCK
                                                                  BENEFICIALLY OWNED
                                                                -----------------------
            NAME AND ADDRESS OF BENEFICIAL OWNER                 NUMBER         PERCENT
            ------------------------------------                 ------         -------
Salomon Smith Barney Inc.,..................................    1,221,329(1)     10.54%
Salomon Brothers Holding Company, Inc.,
Salomon Smith Barney Holdings, Inc.
388 Greenwich Street
New York, NY 10013
       and
Citigroup Inc.
153 East 53rd Street
New York, New York 10043
President and Fellows of Harvard College....................    1,390,500(2)     10.34%
John Stevens Trust, Nancy Stevens Trust, and
Harvard College Trust
c/o Harvard Management Company, Inc.
600 Atlantic Avenue
Boston, MA 02210
       and
Harvard Master Trust
1350 Massachusetts Avenue
Holyoke Center, Room 340
Cambridge, MA 02138
T. Rowe Price Associates, Inc. and..........................    1,343,100(3)      9.99%
T. Rowe Price Small-Cap Stock Fund, Inc.
100 East Pratt Street
Baltimore, Maryland 21202
Ricardo Poma................................................      920,133(4)      6.84%
Lomas de San Francisco
San Salvador, El Salvador
Mellon Financial Corporation................................      810,097(5)      6.02%
Mellon Bank N.A. and
The Dreyfus Corporation
One Mellon Center
Pittsburgh, Pennsylvania 15258
Woodland Partners LLC.......................................      806,200(6)      6.00%
60 South Sixth Street, Suite 3750
Minneapolis, Minnesota 55402
Frontier Capital Management Co., Inc........................      707,340(7)      5.26%
99 Summer Street
Boston, MA 02110
Francisco A. Soler..........................................      469,233(8)      3.49%]

                                                                       SHARES OF
                                                                     COMMON STOCK
                                                                  BENEFICIALLY OWNED
                                                                -----------------------
            NAME AND ADDRESS OF BENEFICIAL OWNER                 NUMBER         PERCENT
            ------------------------------------                 ------         -------
Calvin W. Aurand, Jr. ......................................        3,633            *
Benjamin F. Bailar..........................................       37,133(9)         *
Charles W. Gaillard.........................................        2,791            *
Louis B. Susman.............................................        3,000            *
Paul W. Jones...............................................      380,667(10)     2.75%
John L. Workman.............................................      104,250(11)        *
Roger B. Farley.............................................       81,334(12)        *
David R. Ford...............................................       39,334(13)        *
All directors and executive officers as a group.............      [     ](14)     [  ]%

-------------------------
  * The percentage of shares beneficially owned does not exceed 1% of U.S. Can's common stock.

 (1) Salomon Smith Barney Inc. and Salomon Brothers Holding Company Inc. each own beneficially 1,211,229 of these shares. Salomon Smith Barney Holdings Inc. and Citigroup Inc. each own all 1,221,329 of these shares. Each of Salomon Smith Barney Inc., Salomon Brothers Holding Company Inc., Salomon Smith Barney Holdings Inc. and Citigroup Inc. disclaim beneficial ownership of these shares.

 (2) President and Fellows of Harvard College owns beneficially 1,352,500 of these shares, the Harvard Master Trust owns beneficially 35,300 of these shares, the John Stevens Trust owns beneficially 300 of these shares, the Nancy Stevens Trust owns beneficially 1,000 of these shares and the Harvard Trust owns beneficially 1,400 of these shares.

 (3) T. Rowe Price Associates, Inc. has sole voting power over 257,900 of these shares and sole dispositive power over 1,343,100 of these shares. T. Rowe Price Small-Cap Stock Fund, Inc. has sole voting power over 1,035,000 of these shares. These securities are owned by various institutional investors including T. Rowe Price Small Cap Stock Fund, Inc. (which owns 1,035,000 shares, representing 7.70% of the shares outstanding as of February 29,
     2000), which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investment and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be beneficial owner of such securities; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, a beneficial owner of such securities.

 (4) Salcorp Ltd. is the record holder of 340,000 of these shares and Katsura, S.A. is the record holder of 60,000 of these shares. Mr. Poma is the sole stockholder of both Salcorp and Katsura, and is therefore deemed the beneficial owner of these shares. Scarsdale Company N.V., Inc., a company associated or affiliated with Mr. Poma, owns 2,133 of these shares. The remaining 518,000 shares are owned by Barcel Corporation. Barcel is wholly owned by United Capital Corporation, which is wholly owned by Inversal Trust, a family trust of which Mr. Poma is also the trustee.

 (5) The shares reported are beneficially owned by the direct or indirect subsidiaries of Mellon Financial Corporation, which report shared voting and dispositive power with respect to 100,000 shares, sole voting power with respect to 703,997 shares and sole dispositive powers with respect to 703,297 shares.

 (6) Woodland Partners LLC manages accounts for the benefit of its clients and reports sole voting power with respect to 708,100 shares, shared voting power with respect to 98,100 shares and sole dispositive power with respect to all shares.

 (7) Frontier Capital Management Co., Inc. is an investment advisor. These shares were owned directly by various accounts managed by Frontier. Such accounts have the right to receive the proceeds from the sale of these shares.

 (8) Windsor International Corporation, Atlas World Carriers S.A, The World Financial Corporation S.A. and Scarsdale, corporations affiliated or associated with Mr. Soler or certain of Mr. Soler's relatives, hold 226,100, 123,000, 118,000 and 2,133 of these shares of U.S. Can common stock, respectively.

 (9) Mr. Bailar has sole investment power with respect to a trust in which 35,000 of these shares are held. The other 2,133 shares are held directly by Mr. Bailar.

(10) Includes 2,000 shares owned beneficially by Mr. Jones' spouse (of which Mr. Jones disclaims beneficial ownership) and 346,667 shares subject to options vested and exercisable within 60 days. Mr. Jones also owns 23,704 units of deferred U.S. Can common stock under U.S. Can's executive deferred compensation plan.

(11) Includes 94,750 shares subject to options vested and exercisable within 60 days. Mr. Workman also owns 7,310 units of deferred U.S. Can common stock under U.S. Can's executive deferred compensation plan.

(12) Includes 75,334 shares subject to options vested and exercisable within 60 days. Mr. Farley also owns 4,538 units of deferred U.S. Can common stock under U.S. Can's executive deferred compensation plan.

(13) Includes 24,334 shares subject to options vested and exercisable within 60 days. Mr. Ford also owns 7,605 units of deferred U.S. Can common stock under U.S. Can's executive deferred compensation plan.

(14) Includes [       ] shares subject to currently exercisable options. The
     executive officers also own 57,304 units of deferred U.S. Can common stock under the U.S. Can's executive deferred compensation plan.

           TRANSACTIONS IN SHARES OF COMMON STOCK BY CERTAIN PERSONS

     Except as described below, there were no transactions in shares of U.S. Can common stock that were effected during the past 60 days by U.S. Can, Salomon Smith Barney (excluding transactions in agency and fiduciary accounts), Louis B. Susman, Ricardo Poma, Francisco A. Soler, Paul W. Jones, Salcorp Ltd., Barcel Corporation, Scarsdale Company N.V., Inc., Windsor International Inc., Atlas World Carriers S.A., or The World Financial Corporation S.A., or any of their respective subsidiaries, directors, executive officers or controlling persons.

                                                                        PRICE PER
                                                    NUMBER OF SHARES      SHARE         DESCRIPTION OF
                  NAME                      DATE    OF COMMON STOCK        ($)           TRANSACTION
                  ----                      ----    ----------------    ---------       --------------
U.S. Can................................    5/30/00       2,230           18.38        Purchase of shares
                                                                                        for United States
                                                                                     Can Company Salaried
                                                                                     Employees Saving and
                                                                                               Retirement
                                                                                        Accumulation Plan

                 INFORMATION ABOUT CERTAIN PERSONS WHO WILL OWN
     U.S. CAN CAPITAL STOCK AFTER THE RECAPITALIZATION AND THEIR AFFILIATES

SALOMON SMITH BARNEY

     Salomon Smith Barney is a global, full-service financial firm, which provides brokerage, investment banking and asset management services to corporations, governments and individuals around the world. Salomon Smith Barney is a New York corporation whose principal business address is 333 Greenwich Street, New York, New York 10013 and business telephone number is (212) 816-6000. Salomon Smith Barney is a wholly owned subsidiary of Citigroup Inc.

     Salomon Smith Barney beneficially owns 10.54% of U.S. Can's common stock. Louis B. Susman, Vice Chairman of Investment Banking and Managing Director of Salomon Smith Barney, is a director of U.S. Can.

     The following persons are executive officers and managing directors of Salomon Smith Barney. Unless indicated otherwise, the business address of each person identified below is c/o Salomon Smith Barney Inc., 333 Greenwich Street, New York, New York 10013.

                 NAME AND BUSINESS ADDRESS                      POSITION WITH SALOMON SMITH BARNEY
                 -------------------------                      ----------------------------------
Michael A. Carpenter........................................    Chairman of the Board and Chief
                                                                  Executive Officer
Deryck C. Maughan...........................................    Director
Robert Druskin..............................................    Chief Administrative Officer
Joan Guggenheimer...........................................    General Counsel and Secretary

     Set forth below is a description of the present occupation of each executive officer and managing director of Salomon Smith Barney and such person's business experience during at least the last five years. UNLESS NOTED OTHERWISE, EACH OF THE SALOMON SMITH BARNEY EXECUTIVE OFFICERS AND MANAGING DIRECTORS LISTED BELOW IS A CITIZEN OF THE UNITED STATES.

     MICHAEL A. CARPENTER is Chairman of the Board and Chief Executive Officer of Salomon Smith Barney Inc. From January 1995 until November 1998 Mr. Carpenter served as President and Chief Executive Officer of The Travelers Insurance Company.

     DERYCK C. MAUGHAN is a director of Salomon Smith Barney Inc. From November 1998 to present Mr. Maughan has served as Vice Chairman of Citigroup Inc. From November 1997 to November 1998 Mr. Maughan served as Co-Chairman and Co-Chief Executive Officer of Salomon Smith Barney Inc. From 1991 until November 1997 Mr. Maughan served as Chairman and Chief Executive Officer of Salomon Brothers Inc.

     ROBERT DRUSKIN is the Chief Administrative Officer of Salomon Smith Barney Inc. Mr. Druskin has served as Chief Administrative Officer since April 1991.

     JOAN GUGGENHEIMER is the General Counsel and Secretary with Salomon Smith Barney Inc. Ms. Guggenheimer has served as Legal Counsel with Salomon Smith Barney Inc. since December 1985.

CITIGROUP INC.

     Citigroup Inc. is a diversified holding company whose businesses provide a broad range of financial services to consumer and corporate customers in 101 countries and territories. Citigroup's activities are conducted through global consumer, global corporate and investment banking, global investment management and private banking, and investment activities. Citigroup Inc. is a Delaware corporation whose principal business address is 153 East 53rd Street, New York, New York 10043 and business telephone number is (212) 559-1000.

     The following persons are executive officers and directors of Citigroup. Unless indicated otherwise, the business address of each person identified below is c/o Citigroup Inc., 155 East 53rd Street, New York, New York 10043.

      NAME AND POSITION WITH CITIGROUP                PRINCIPAL OCCUPATION OR EMPLOYMENT
      --------------------------------                ----------------------------------
C. Michael Armstrong.........................    Chairman and Chief Executive Officer
Director                                         AT&T Corp.
Alain J.P. Belda.............................    President and Chief Executive Officer
Director                                         Alcoa Inc.
Kenneth J. Bialkin...........................    Partner
Director                                         Skadden, Arps, Slate, Meagher & Flom LLP
Kenneth T. Derr..............................    Chairman of the Board, Retired
Director                                         Chevron Corporation
John M. Deutch...............................    Institute Professor
Director                                         Massachusetts Institute of Technology
Ann Dibble Jordan............................    Consultant
Director
Reuben Mark..................................    Chairman and Chief Executive Officer
Director                                         Colgate-Palmolive Company
Michael T. Masin.............................    Vice Chairman and Director
Director                                         GTE Corporation
Dudly C. Mecum...............................    Managing Director
Director                                         Capricorn Holdings, LLC
Richard D. Parsons...........................    President
Director                                         Time Warner Inc.
Andrall E. Pearson...........................    Chairman and Chief Executive Officer
Director                                         Tricon Global Restaurants, Inc.
Robert E. Rubin..............................    Director, Member of the Office of the
                                                 Chairman
Director, Member of the Office of the            and Chairman of the Executive Committee
  Chairman                                       Citigroup
  and Chairman of the Executive Committee
Franklin A. Thomas...........................    Former President
Director                                         The Ford Foundation
Sanford I. Weill.............................    Chairman and Co-Chief Executive Officer
Director, Chairman and Chief Executive           and Member of the Office of the Chairman
  Officer and Member of the Office of the        Citigroup
  Chairman
Edgar S. Woolard.............................    Former Chairman and Chief Executive Officer
Director                                         E.I. du Pont de Nemours & Company
Arthur Zankel................................    General Partner
Director                                         Zankel Capital Advisors, LLC
Gerald R. Ford...............................    Director and Honorary Director
Honorary Director                                Citigroup
Winfried F.W. Bischoff.......................    Chairman Citigroup Europe and
Chairman Citigroup Europe and Member of          Member of Citigroup Management Committee
  Citigroup Management Committee
Michael A. Carpenter.........................    Co-Chief Executive Officer, Global Corporate
Co-Chief Executive Officer, Global Corporate     and Investment Bank
  and Investment Bank                            Citigroup

      NAME AND POSITION WITH CITIGROUP                PRINCIPAL OCCUPATION OR EMPLOYMENT
      --------------------------------                ----------------------------------
Paul J. Collins..............................    Vice Chairman
Vice Chairman                                    Citigroup
Michael D'Ambrose............................    Senior Human Resources Officer
Senior Human Resources Officer                   Citigroup
Jay S. Fishman...............................    Chairman of the Board, Chief
Chairman of the Board, Chief Executive           Executive Officer and President,
  Officer and President, Travelers Property      Travelers Property Casualty Corp.
  Casualty Corp.
Michael B.G. Froman..........................    Chief of Staff and
Chief of Staff and                               Director Strategic Development
  Director Strategic Development                 Citigroup
Edward D. Horowitz...........................    Chief Executive, e-Citi
Chief Executive, e-Citi                          Citigroup
Thomas W. Jones..............................    Chairman and Chief Executive Officer, Global
Chairman and Chief Executive Officer, Global     Investment Management and Private Banking
  Investment Management and Private Banking      Group Citigroup
  Group
Robert I. Lipp...............................    Chairman and Chief Executive Officer, Global
Chairman and Chief Executive Officer, Global     Consumer Business Citigroup
  Consumer Business
Marjorie Magner..............................    Head of Citibanking and Primerica
Head of Citibanking and Primerica
Deryck C. Maughan............................    Vice Chairman, Citigroup
Vice Chairman
Victor J. Menezes............................    Co-Chief Executive Officer, Global Corporate
                                                 and
Co-Chief Executive Officer, Global Corporate     Investment Bank Citigroup
  and Investment Bank
Charles O. Prince, III.......................    General Counsel and Corporate Secretary
General Counsel and Corporate Secretary          Citigroup
William R. Rhodes............................    Vice Chairman, Citigroup
Vice Chairman
Petros Sabatacakis...........................    Senior Risk Officer
Senior Risk Officer                              Citigroup
Todd S. Thomson..............................    Chief Executive Officer, Citibank Private
                                                 Bank
Chief Executive Officer, Citibank Private        Citigroup
  Bank
Thomas Trainer...............................    Chief Information Officer
Chief Information Officer                        Citigroup
Marc P. Weill................................    Chief Executive of Citigroup Investments,
                                                 Inc.
Citigroup Investments, Inc.
Robert B. Willumstad.........................    Head of Global Consumer Lending
Global Consumer Lending                          Citigroup
Barbara A. Yastine...........................    Chief Auditor
Chief Auditor                                    Citigroup

     Set forth below is a description of the business experience of Citigroup's directors and executive officers during at least the last five years. Such person's business experience is not described below if such person has been employed in the position listed above or in other executive or management positions within Citigroup for at least five years.

     C. MICHAEL ARMSTRONG has served as a director of Citigroup or its predecessor since 1993. Mr. Armstrong has served as Chairman and Chief Executive Officer for AT&T Corp since 1997. Mr. Armstrong served as Chairman and Chief Executive Officer for Hughes Electronic Corporation from 1992 to 1997. Mr. Armstrong serves as a director for Thyssen-Bornemisza Group (Supervisory Board).

     ALAIN J.P. BELDA has served as a director of Citigroup (or its predecessor) since 1997. Mr. Belda has served as Chief Executive Officer for Alcoa Inc. since 1999 and he has served as President since 1997. Mr. Belda also served as Chief Operating Officer for Alcoa from 1997 to 1999, as Vice Chairman from 1995 to 1997, and as Executive Vice President from 1994 to 1995. Mr. Belda also serves as a director for Cooper Industries, Inc. and E.I. du Pont de Nemours and Company.

     KENNETH J. BIALKIN has served as a director of Citigroup (or its predecessor) since 1986. Mr. Bialkin is a partner with the law firm of Skadden, Arps, Slate Meagher & Flom LLP since 1988. Mr. Bialkin serves as a director for Travelers Property Casualty Corp. (TAP), an approximately 85% owned subsidiary of Citigroup, The Municipal Assistance Corporation for the City of New York, Tecnomatix Technologies Ltd. and Sapiens International Corporation N.V.

     KENNETH T. DERR has served as a director of Citigroup (or its predecessor) since 1987. Mr. Derr served as Chairman and Chief Executive Officer, Chevron Corporation from 1989 until his retirement in 1999. Mr. Derr serves as a director for AT&T Corp. and Potlatch Corporation.

     JOHN M. DEUTCH has served as a director of Citigroup (or its predecessor) since 1996, and previously served as a director of Citigroup (or its predecessor) from 1987 to 1993. Mr. Deutch has served as an Institute Professor at the Massachusetts Institute of Technology since 1990. Mr. Deutch served as Director of Central Intelligence Agency for the United States from 1995 to 1996. Mr. Deutch currently serves as a director for Ariad Pharmaceuticals, Inc., CMS Energy, Cummins Engine Company, Inc., Raytheon Company and Schlumberger, Ltd.

     ANN DIBBLE JORDAN has served as a director of Citigroup (or predecessor) since 1989. Ms. Jordan serves as a director for Johnson & Johnson Corporation and Automatic Data Processing, Inc.

     REUBEN MARK has served as a director of Citigroup (or its predecessor) since 1996. Mr. Mark has served as Chairman of the Board and the Chief Executive Officer, Colgate-Palmolive Company since 1996. Mr. Mark serves as a director for Pearson plc and Time Warner Inc.

     MICHAEL T. MASIN has served as a director of Citigroup (or its predecessor) since 1997. Mr. Masin has been named as Designated President and Vice Chairman of Company to be formed by merger of GTE Corporation and Bell Atlantic. Mr. Masin has served as President -- International, for GTE Corporation since 1995, and as Vice-Chairman since 1993. Mr. Masin serves as a director for Compania Nacional Telefonos de Venezuela, BCT Telus Communications, Inc., and Puerto Rican Telephone Company.

     DUDLEY C. MECUM has served as a director of Citigroup (or its predecessor) since 1986. Mr. Mecum has served as Managing Director for Capricorn Holdings, LLC since 1997. Mr. Mecum was a partner with G.L. Ohrstrom & Co. from 1989 to 1996. Mr. Mecum serves as a director to TAP, Dyncorp, Lyondell Companies, Inc., Suburban Propane Partners, MLP and CCC Information Services, Inc.

     RICHARD D. PARSONS has served as a director of Citigroup (or its predecessor) since 1996. Mr. Parsons has served as a director for Time Warner Inc. since 1991, and as President since 1995. Mr. Parsons serves as a director to Estee Lauder Companies Inc. and Philip Morris Companies Inc.

     ANDRALL E. PEARSON has served as director of Citigroup (or its predecessor) since 1986. Mr. Pearson has served as Chairman and Chief Executive Officer for Tricon Global Restaurants, Inc. since 1997. Mr. Pearson served as Operating Partner for Clayton, Dubilier & Rice, Inc. from 1993 to 1997. Mr. Pearson serves as a director to DBT-OnLine, Inc.

     ROBERT E. RUBIN has served as a director and as Member of the Office of the Chairman of the Executive Committee of Citigroup (or its predecessor) since October 1999. Mr. Rubin served as Secretary of the Treasury of the United States from 1995 to 1999. Mr. Rubin serves as a director to Ford Motor Company.

     FRANKLIN A. THOMAS has served as a director of Citigroup (or its predecessor) since 1970. Mr. Thomas served as President of The Ford Foundation from 1979 to 1996. Mr. Thomas serves as a director to Alcoa, Inc., Cummins Engine Company, Inc., Lucent Technologies, Inc., PepsiCo., Inc. and CONOCO Inc.

     SANFORD I. WEILL has served as a director of Citigroup (or its predecessor) since 1986. Mr. Weill has served as Chairman and Co-Chief Executive Officer of Citigroup Inc. since 1998. Mr. Weill served as Chairman of the Board and Chief Executive Officer for Travelers Group from 1986 to 1998. Mr. Weill currently serves as a director to TAP, AT&T Corp., E.I. du Pont de Nemours & Company and United Technologies Corp. Foundation (Chairman) and United States Treasury Department's Working Group on Child Care (member).

     EDGAR S. WOOLARD, JR. has served as a director of Citigroup (or its predecessor) since 1987. Mr. Woolard served as Chairman of E.I. du Pont de Nemours & Company from 1995 to 1997. Mr. Woolard serves as a director for Apple Computer, Inc.

     ARTHUR ZANKEL has served as a director of Citigroup (or its predecessor) since 1986. Mr. Zankel has served as a General Partner with Zankel Capital Advisors, LLC since 2000. Mr. Zankel served as a General Partner with First Manhattan Co. from 1965 to 1999, and as Co-Managing Partner with First Manhattan Co. from 1980 to 1997. Mr. Zankel serves as a director to TAP, Vicorp Restaurants, Inc. and White Mountains Insurance Group Ltd.

     THE HONORABLE GERALD R. FORD, Former President of the United States, has served as a director or Honorary Director of Citigroup (or its predecessor) since 1986. The Hon. Gerald R. Ford is an honorary director and as such is appointed by the Board and does not stand for election. Mr. Ford serves as a director to the National Association of Securities Dealers, Inc., as an Advisory Director to Chase Bank of Texas, and as Advisor to the Board of the American Express Company.

     WINFRIED F.W. BISCHOFF has served as Chairman Citigroup Europe and a member of the Citigroup Management Committee since April 2000. Prior to the acquisition of the investment banking business of Schroders plc by Salomon Smith Barney, he was the Chairman of Schroders. He is also Deputy Chairman of Cable and Wireless plc where he has been a Non-Executive Director since February 1991 and a Non-Executive Director of The McGraw-Hill Companies, New York and of Land Securities plc since October 1999.

     MICHAEL A. CARPENTER has served as Co-Chief Executive--Global Corporate and Investment Bank since November 1998. He is also Chairman of the Board and Chief Executive Officer and a Director of each of Salomon Smith Barney Inc. and Salomon Smith Barney Holdings Inc., wholly owned subsidiaries of Citigroup. Previously, from January 1989 to June 1994 he was Chairman of the Board, President and Chief Executive Officer of Kidder, Peabody Group, Inc., and from 1986 to 1989, he was Executive Vice President of GE Capital Corporation.

     PAUL J. COLLINS has served as Vice Chairman of Citigroup. He joined Citicorp in 1961. Mr. Collins is also a Director of each of Citicorp and Citibank, N.A. since 1985. He is also a Director of Kimberly-Clark Corporation and Nokia Corporation; a Trustee of Carnegie Hall, the Central Park Conservancy and the Glyndebourne Arts Trust.

     MICHAEL D'AMBROSE joined Citigroup in 1997, and was in charge of Executive Resources of Citibank until September 1999. Prior to that time, he served as Chief Operating Officer of Westwood One, Inc. and President and Chief Executive Officer of Shadow Broadcast Services.

     JAY S. FISHMAN has served as Chairman of the Board of Travelers Property Casualty Corp. since March 2000 and Chief Executive Officer and President of Travelers Property Casualty Corp. since 1998. He was Chief Executive Officer and President, Commercial Lines in 1998 and its Chief Operating Officer, Consumer Lines from 1996 to 1998. Since joining Travelers Group in 1989, he has held various positions including, Vice Chairman and Chief Administrative Officer of the Company from 1996 to 1998.

     MICHAEL B.G. FROMAN serves as Chief of Staff and Director, Strategic Development. Previously he was a Senior Fellow at the Council of Foreign Relations and a Resident Fellow at the German Marshall Fund. He served as Chief of Staff of the Department of Treasury between January 1997 and July 1999 and Treasury Deputy Assistant Secretary of Eurasia and the Middle East from December 1995 to December 1996.

     EDWARD D. HOROWITZ joined Citigroup in January 1997 and, prior to that time, was a Senior Vice President -- Technology at Viacom, Inc. and Chairman and Chief Executive Officer of Viacom Interactive Media.

     THOMAS W. JONES joined Citigroup in August 1997 and, prior to that time, he was Vice Chairman, President, Chief Operating Officer, and a director of the Teachers Insurance and Annuity Association -- College Retirement Equities Fund.

     ROBERT I. LIPP serves as Chairman and Chief Executive Officer -- Global Consumer Business. From 1976 to 2000 he was Chairman of the Board of TAP and from 1996 to 1998 he was Chief Executive Officer of Travelers Property Casualty Corp. From October 1998 to April 1999, he was Co-Chairman -- Global Consumer Business of Citigroup. He is a Director of Citicorp and Citibank, N.A. Prior to joining Citigroup, Mr. Lipp spent 23 years with Chemical New York Corporation. He is President of the New York City Ballet; a director of the Wadsworth Atheneum a Trustee of Williams College; and Chairman of Dance-On Inc.

     MARJORIE MAGNER serves as Head of Citibanking and Primerica. Previously, she was Chairman and Chief Executive Officer of CitiFinancial, a consumer finance subsidiary of Citigroup, where she has been employed in executive or management positions for more than the past five years. Prior to joining Citigroup, Ms. Magner spent 10 years with Chemical Bank in various positions including the post of Managing Director of Chemical Technologies Corporation.

     DERYCK C. MAUGHAN serves as Vice Chairman. He is a Director of Salomon Smith Barney Holdings Inc. and Salomon Smith Barney Inc. and a Managing Director of Salomon Smith Barney Inc. He has been employed in such position or other executive or management positions with Citigroup since November 1997. He was, until, the consummation of the merger with Salomon Inc in November 1997, Chairman and Chief Executive Officer of Salomon Brothers Inc and an Executive Vice President of Salomon Inc. He is a member of the Group of Thirty and the Trilateral Commission, serves on the International Advisory Board of the British American Business Council and is Trustee of the Japan Society. Mr. Maughan is a citizen of the United Kingdom.

     VICTOR J. MENEZES serves as Co-Chief Executive -- Global Corporate and Investment Bank. He has been President of Citibank, N.A. since June 1998. Mr. Menezes is a Director of Citicorp and Citibank, N.A. He is a Trustee of the Asia Society and a member of the U.S. Advisory Board of INSEAD.

     CHARLES O. PRINCE, III serves as General Counsel and Corporate Secretary. He joined Commercial Credit Company (a predecessor company to Citigroup) in 1979, was promoted to Senior Vice President and General Counsel in 1983 and was named Executive Vice President in 1996.

     WILLIAM R. RHODES serves as Vice Chairman. He is also a Vice Chairman of Citicorp and Citibank, N.A. Mr. Rhodes joined Citibank, N.A. in 1957. He is a Governor and Trustee of The New York and Presbyterian Hospital and a Director of the New York City Partnership and Chamber of Commerce.

     PETROS SABATACAKIS joined Citigroup in August 1999 and prior to that time, was Senior Vice President -- Financial Services for American International Group. Previously, he was senior risk manager and head of Global Treasury and Capital Markets at Chemical Bank.

     TODD S. THOMSON joined Citigroup in July 1998 and, prior to that time, was Senior Vice President, Strategic Planning and Business Development for GE Capital Services. Previously, Mr. Thomson held management positions at Barents Group LLC and Bain and Company.

     LOUIS B. SUSMAN is Vice Chairman of Investment Banking and Managing Director of Salomon Smith Barney. He is also a member of the Investment Banking Managing Committee, with responsibility for all of Salomon's investment banking offices outside of New York City. Prior to joining Salomon Brothers Inc. (one of the predecessors of Salomon Smith Barney) in June 1989, Mr. Susman was a senior partner at the St. Louis-based law firm of Thompson & Mitchell. Mr. Susman is a director of Drury Inns and has previously served on the boards of the St. Louis National Baseball Club, Inc., Silver Eagle, Inc., Hasco International, PennCrop Financial, Avery, Inc. and other publicly-held corporations.

     THOMAS TRAINER has served as Chief Information Officer since 1999. Previously Mr. Trainer served as Vice President and Chief Information Officer, and Operations Committee member at Eli Lilly and Company.

     MARC P. WEILL serves as Chief Executive of Citigroup Investments, Inc. He is Chief Investment Officer of The Travelers Insurance Company. He also serves as Chairman of the Board of Travelers Asset Management International Corporation, a registered investment advisor, and serves as an officer and/or director of various other subsidiaries of Citigroup. Mr. Weill has held various other positions with Citigroup and its subsidiaries since January 1991. He is a board member and sponsor of The Fresh Air Fund as well as the Connecticut Special Olympics.

     ROBERT B. WILLUMSTAD serves as Head of Global Consumer Lending. He is also Chairman of CitiFinancial Credit Company. Mr. Willumstad has been employed in executive or management positions with Citigroup for more than the past five years. Prior to joining Citigroup, Mr. Willumstad spent 20 years with Chemical Bank in various positions including the post of President of Chemical Technologies Corporation.

     BARBARA A. YASTINE serves as Chief Auditor. Previously, she was the Chief Administrative Officer of the Global Consumer Group of Citigroup. She has also served as Executive Vice President, Finance and Insurance of CitiFinancial, a consumer finance subsidiary of Citigroup, and has been employed in executive or management positions with Citigroup (or its predecessors) since 1987.

RICARDO POMA

     Ricardo Poma has served as a director of U.S. Can since 1983. Mr. Poma has been the Chairman and Chief Executive Officer of Grupo Poma, a family holding company involved in automobile distribution, hotels, real estate development and manufacturing, since June 1979 and held various other executive positions with Grupo Poma from 1971 to 1996. Mr. Poma has been an honorary director of the International Bank of Miami, Inc. 2121, S.W. 3rd Avenue, Miami, Florida 33129, since 1984; a director and President of Fundacion Para La Salud Y Educacion (Fusal) (El Salvador) since 1996, and President of the Escuela Superior de Economia Y Negocios/El Salvador (El Salvador) (Esen) since 1995. Mr. Poma is a citizen of El Salvador. The principal business address of Mr. Poma is Blvd. Constitucion #169, Colonia Escalon, San Salvador, El Salvador and the business telephone number for Mr. Poma is 011-503-211-2242.

     Mr. Poma beneficially owns 920,133 shares of U.S. Can common stock as a result of his relationship to Salcorp Ltd., Katsura, S.A., Scarsdale Company N.V., Inc. and Barcel Corporation. Salcorp is the record holder of 340,000 of these shares and Katsura is the record holder of 60,000 of these shares. Mr. Poma is the sole stockholder of both Salcorp and Katsura. Scarsdale owns 2,133 of these shares. The remaining 518,000 shares are owned by Barcel Corporation. Barcel is wholly owned by United Capital Corporation, which is wholly owned by Inversal Trust, a family trust of which Mr. Poma is also the trustee.

SALCORP LTD.

     Salcorp is a holding company owned by Mr. Poma which holds real estate and various other investments. Salcorp is a company organized in the British Virgin Islands whose principal business address is Palm Chambers #3, P.O. Box 3152, Roadtown Tortola, British Virgin Islands and business telephone number is (284) 494-4693. Mr. Poma is the sole director and executive officer of Salcorp.

KATSURA, S.A.

     Katsura is a holding company owned by Mr. Poma which holds various financial investments for Mr. Poma. Katsura is a company organized in Panama whose principal business address is Edificio Banco de Boston - 8th Floor, Panama, Republic of Panama and business telephone number is 011-507-263-2677.

     The following persons are executive officers and directors of Katsura:

                 NAME AND BUSINESS ADDRESS                       POSITION IN KATSURA
                 -------------------------                       -------------------
Ricardo Poma................................................    Director and President
  Calle La Mascota 221
  San Salvador, El Salvador
L. Eduardo Poma.............................................    Director and Treasurer
  Poma Hnos.
  Blvd. Constitucion #169
  Col. Escalon, San Salvador, El Salvador
Rodolfo Pita................................................    Director and Secretary
  c/o Transal Corporation
  2121 S.W. 3rd Avenue
  Suite 800
  Miami, Florida 33129
M. Ernesto Poma.............................................    Director
  c/o Transal Corporation
  2121 S.W. 3rd Avenue
  Suite 800
  Miami, Florida 33129

     Except for Ricardo Poma, who is described above, the following table sets forth a description of the present occupation of the executive officers and directors of Katsura and such person's business experience during at least the last five years.

     L. EDUARDO POMA has served as director and officer of Katsura since 1993. Mr. Eduardo Poma has also served as the president of the automotive division of Grupo Poma since 1996 and has been employed by Grupo Poma since 1980. Mr. Eduardo Poma is a United States citizen.

     RODOLFO PITA has served as director and secretary of Katsura since 1993. Mr. Pita also has served as Chief Financial Officer of Transal Corporation since 1984. Mr. Pita is a United States citizen.

     M. ERNESTO POMA has served as a director of Katsura since 1993. Ernesto Poma has served as the President of Transal Corporation since 1996. Mr. Ernesto Poma has been employed by Transal Corporation since 1991, in various positions including real estate management. Mr. Ernesto Poma is a citizen of El Salvador.

BARCEL CORPORATION

     Barcel Corporation is a holding company organized by the Poma family in the British Virgin Islands which holds a variety of financial investments. The principal business address of Barcel Corporation is King and George Streets, Nassau, Bahamas and the business telephone number is (242) 322-8711.

     The directors of Barcel Corporation are LloydTru Limited, a corporation organized in the Commonwealth of the Bahamas, and Equus Limited, a corporation organized in the Commonwealth of the Bahamas. LloydTru's principal business address is Bolam House, King and George Streets, Nassau, Bahamas and the business telephone number is (242) 322-8716. Equus' principal business address is Bolam House, King and George Streets, Nassau, Bahamas and the business telephone number is (242) 322-8716.

     LloydTru and Equus do not have officers and directors. Certain authorized employees of Lloyds TSB Bank & Trust (Bahamas) Limited may bind the corporations.

SCARSDALE COMPANY N.V., INC.

     Scarsdale is a holding company organized in the Bahamas. Scarsdale's principal business address is Calle La Mascota 221, San Salvador, El Salvador, and business telephone number is (503) 224-4206. Ricardo Poma and Francisco A. Soler are the directors and executive officers of Scarsdale.

FRANCISCO A. SOLER

     Francisco A. Soler has served as a director of U.S. Can since 1983. Mr. Soler is Chairman of International Bancorp of Miami, N.A., and has held this position since 1985. Mr. Soler is also President of Harbour Club Milano Spa and a Director of various industrial and commercial companies in the United Kingdom and El Salvador. Mr. Soler is a citizen of El Salvador. The principal business address of Mr. Soler is (503) 224-4206. Calle La Mascota 221, San Salvador, El Salvador. The business telephone number for Mr. Soler is (503) 224-4206.

     Mr. Soler beneficially owns 469,233 shares of U.S. Can common stock through Windsor International Corporation, Atlas World Carriers S.A., The World Financial Corporation S.A. and Scarsdale corporations affiliated or associated with Mr. Soler or certain of Mr. Soler's relatives. Windsor, Atlas, World Financial and Scarsdale hold 226,100, 123,000, 118,000 and 2,133 of these shares of U.S. Can common stock, respectively.

WINDSOR INTERNATIONAL CORPORATION

     Windsor is a holding company organized by Mr. Soler in the British Virgin Islands which holds a variety of financial investments. The principal business address for Windsor is Lake Building, Wickhams Cay, P.O. Box 3174, Road Town, Tortola, British Virgin Islands and its business telephone number is (284) 494-4694.

     The executive officers and directors of Windsor are as follows:

                 NAME AND BUSINESS ADDRESS                      POSITION WITH WINDSOR
                 -------------------------                      ---------------------
Francisco A. Soler..........................................    Director and President
Ricardo Poma................................................    Director and Treasurer
Evelyne M. Soler............................................    Director and Secretary
40 Chelsea Park Gardens
London, SW3 6AB, England

     EVELYNE M. SOLER the spouse of Mr. Soler, has been a director and the secretary of Windsor since 1983. Since 1995, Ms. Soler's principal occupation has been as a self-employed antique dealer. Ms. Soler is a citizen of France.

ATLAS WORLD CARRIERS S.A.

     Atlas is a holding company organized by Mr. Soler which holds a variety of his financial investments. Atlas is a company organized in Panama whose principal business address is Calle La Mascota 221, San Salvador, El Salvador and business telephone number is (503) 224-4206.

     The following persons are executive officers and directors of Atlas:

                 NAME AND BUSINESS ADDRESS                        POSITION IN ATLAS
                 -------------------------                        -----------------
Francisco A. Soler..........................................    Director and President
Ana Vilma de Soler..........................................    Director and Secretary
  Calle La Mascota 221
  San Salvador, El Salvador
Miguel A. Duenas............................................    Director and Treasurer
  Calle La Mascota 221
  San Salvador, El Salvador

     ANA VILMA DE SOLER has been a director and secretary of Atlas since 1989. Ms. Soler has served as Consul of El Salvador at 46 Park Avenue, New York, New York 10016 and as a director of La Fabril de Aceites, S.A. at Calle La Mascota 221, San Salvador, El Salvador since 1995. Ms. Soler is a citizen of the Republic of El Salvador.

     MIGUEL A. DUENAS has been a director and treasurer since 1989. Mr. Duenas' has been a self-employed private investor since 1995. Mr. Duenas is a citizen of the Republic of El Salvador.

THE WORLD FINANCIAL CORPORATION S.A.

     The World Financial Corporation is a holding company which holds various financial investments for Mr. Soler. The World Financial Corporation is a company organized in Panama whose principal business address is Calle La Mascota 221, San Salvador, El Salvador and business telephone number is (503) 224-4206.

     The following persons are executive officers and directors of World
Financial:

                 NAME AND BUSINESS ADDRESS                        POSITION IN ATLAS
                 -------------------------                        -----------------
Francisco A. Soler..........................................    Director and President
Rafael Angel Aguilar........................................    Director and Treasurer
c/o Simpson, Thatcher & Bartlett
425 Lexington Avenue
New York, NY 10017
Mercedes Leitzelar..........................................    Director and Secretary
Calle La Mascota 221,
San Salvador, El Salvador

     Except for Mr. Soler, who is described above, the following is a description of the present occupation of the executive officers and directors of World Financial and such person's business experience during at least the last five years.

     RAFAEL ANGEL AGUILAR has served as director and treasurer since 1997. Mr. Aguilar has been a lawyer with the firm of Simpson, Thatcher & Bartlett, New York, New York since May 1998. Mr. Aguilar was a lawyer with Skadden, Arps, Slate, Meagher & Flom, 4 Times Square, New York, NY 10036-6522 from June 1996 to May 1998. Prior to that time, Mr. Aguilar was a law student at New York University Law School from September 1992 to May 1996. Mr. Auguilar is a citizen of the Republic of El Salvador.

     MERCEDES LEITZELAR has served as a director and secretary officer since 1997. Mercedes Leitzelar is a citizen of the Republic of El Salvador and has been a retired business executive since 1995.

PAUL W. JONES

     Paul W. Jones joined U.S. Can as President and Chief Executive Officer April 1998, and was elected Chairman of the Board in July 1998. From 1989 to 1998, Mr. Jones was the President of Greenfield Industries, Inc., an international cutting tool manufacturer. Prior to joining Greenfield, Mr. Jones was with

General Electric for 19 years, holding many positions. From 1988 to 1989, he served as General Manager -- Manufacturing for GE Transportation Systems. Prior to that time, Mr. Jones was the General Manager of GE Drives, Motor and Generator Operations. Mr. Jones is a member of the Board of Directors of Federal Signal Corporation and Regal-Beloit Corporation. Mr. Jones is a citizen of the United States. The principal business address of Mr. Jones is c/o U.S. Can Corporation, 900 Commerce Drive, Oak Brook, Illinois, 60523 and his business telephone number is (630)571-2500.

     Mr. Jones owns 32,000 shares of U.S. Can common stock and 346,667 shares subject to options vested and exercisable within 60 days.

     None of the persons or entities discussed above was, during the past five years, convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or was, during the past five years, a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining further violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of such laws.

                             ADDITIONAL INFORMATION

U.S. CAN STOCKHOLDER PROPOSALS

     U.S. Can will hold its 2001 annual meeting of U.S. Can stockholders only if the recapitalization is not consummated. In the event that the 2001 annual meeting is held, stockholders wishing to submit a proposal to be considered for inclusion in the proxy material for U.S. Can's 2001 annual meeting must send it to the Office of the Corporate Secretary, U.S. Can Company, 900 Commerce Drive, Oak Brook, Illinois 60523. Under the rules of the Securities and Exchange Commission, proposals must be received by U.S. Can on or before November 28, 2000 to be eligible for inclusion in U.S. Can's annual meeting proxy statement, and must comply with all applicable regulations.

     Under U.S. Can's by-laws, notices of other stockholder proposals for director nominations or other business at U.S. Can's 2001 annual meeting must be delivered to the Office of the Corporate Secretary at the address noted above between January 27, 2001 and February 26, 2001. The notice must set forth the following information:

     - As to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors under Regulation 14A of the Securities Exchange Act of 1934 and Rule 14a-11, including such nominated person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

     - As to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

     - As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made;

      -- the name and address of such stockholder and such beneficial owner; and

      -- the class and number of shares of U.S. Can which are owned beneficially and of record by such stockholder and such beneficial owner.

INDEPENDENT PUBLIC ACCOUNTANTS

     The U.S. Can consolidated financial statements and financial statement schedule incorporated by reference in this proxy statement from U.S. Can's Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. Representatives of Arthur Andersen expect to be present at the special stockholders meeting and while such representatives have stated that they do not plan to make a statement at the meeting, they will be available to respond to appropriate questions from stockholders in attendance.

WHERE YOU CAN FIND MORE INFORMATION

     U.S. Can files reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy that information at the following locations of the Securities and Exchange Commission:

Public Reference Room            New York Regional Office         Chicago Regional Office
450 Fifth Street, N.W.           7 World Trade Center             Citicorp Center
Room 1024                        Suite 1300                       500 West Madison Street
Washington, D.C. 20549           New York, New York 10048         Suite 1400
1-800-SEC-0330                                                    Chicago, Illinois 60661-2511

     You may also obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549, at prescribed rates.

     The Securities and Exchange Commission also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, including U.S. Can, that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

     You can also inspect reports, proxy statements and other information about U.S. Can at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York, 10005.

     The Securities and Exchange Commission allows U.S. Can to "incorporate by reference" information into this proxy statement. This means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be a part of this proxy statement, except for any information that is superseded by information that is included directly in this document.

     This proxy statement incorporates by reference the documents listed below that U.S. Can has previously filed with the Securities and Exchange Commission. The documents contain important information about U.S. Can and its financial condition. Because there is no safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995 in connection with a going private transaction such as the proposed recapitalization, the documents incorporated by reference herein are incorporated exclusive of the language claiming the safe harbor.

         U.S. CAN'S FILINGS WITH THE COMMISSION                             PERIOD
         --------------------------------------                             ------
Annual Report on Form 10-K..............................    Year ended December 31, 1999
Quarterly Reports on Form 10-Q..........................    Quarterly period ended April 2, 2000
Current Reports on Form 8-K.............................    Filed on June 15, 2000, March 2, 2000,
                                                            January 13, 2000

     The description of U.S. Can's capital stock set forth in U.S. Can's registration statement on Form 8-A (file no. 0-21314) filed with the SEC on March 8, 1993, including any amendment or report filed with the Securities and Exchange Commission for the purpose of updating such description is incorporated herein by reference.

     U.S. Can incorporates by reference additional documents that we may file with the Securities and Exchange Commission between the date of this proxy statement and the date of the U.S. Can stockholders' meeting. Those documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     U.S. Can has supplied all information contained or incorporated by reference in this proxy statement relating to U.S. Can, Pac has supplied all such information relating to Pac, Berkshire Partners has supplied all such information relating to Berkshire Partners and Salomon Smith Barney has supplied all such information relating to Salomon Smith Barney.

     You can obtain any of the documents incorporated by reference in this document through U.S. Can or from the Securities and Exchange Commission's web site at the address described above. Documents incorporated by reference are available from the companies without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this proxy statement. You can obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from U.S. Can at the following address and telephone number:

                                 Steven K. Sims
                              Corporate Secretary
                              U.S. Can Corporation
                               900 Commerce Drive
                           Oak Brook, Illinois 60523
                            Telephone: 630-571-2500

     If you would like to request documents, please do so by, [T-5 BUSINESS DAYS], 2000, to receive them before the meeting. Please be sure to include your complete name and address in your request. If you request any incorporated documents, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

     U.S. Can has not authorized anyone to give any information or make any representation about the recapitalization or U.S. Can that is different from, or in addition to, that contained in this proxy statement or in any of the materials that we have incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

FORWARD-LOOKING STATEMENTS

     This proxy statement, including information included or incorporated by reference in this document, contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of U.S. Can, as well as certain information relating to the recapitalization, including, without limitation, statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "estimates" or similar expressions. Those forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements due to, among others, the following known risks and uncertainties:

     - the timing and cost of plant closures;

     - the level of cost reduction achieved through restructuring;

     - failure to achieve success with new technology;

     - the timing of, and synergies achieved through, integration of acquisitions;

     - changes in market conditions or product demand;

     - loss of important customers;

     - fluctuations in raw material costs; and

     - currency exchange risk.

     There is no safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995 in connection with a going-private transaction such as the recapitalization. As a result, the reports which are incorporated by reference herein are incorporated exclusive of the language claiming the safe harbor.

                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma consolidated financial statements have been prepared by applying certain pro forma adjustments resulting from the leveraged recapitalization and the acquisition of May Verpackungen GmbH & Co. KG on December 30, 1999 to the historical financial statements of U.S. Can. The transaction has been reflected as a leveraged recapitalization. The pro forma consolidated balance sheet as of April 2, 2000, has been prepared by adjusting the historical balance sheet of U.S. Can (which includes the impact of the acquisition of May Verpackungen) for the effect to the recapitalization, as if the recapitalization occurred as of that date. The pro forma consolidated statements of operations for the year ended December 31, 1999 and for the quarterly period ended April 2, 2000 give effect to the acquisition of May Verpackungen and the recapitalization as if each occurred on January 1, 1999. The pro forma consolidated statements of operations exclude non-recurring items directly attributable to the recapitalization.

     The pro forma consolidated financial statements are presented for informational purposes only and have been derived from, and should be read in conjunction with, the historical consolidated financial statements of U.S. Can, including the notes thereto incorporated by reference herein. They are not necessarily indicative of the financial position or results of operations that would have occurred had the recapitalization taken place on the dates indicated, nor are they necessarily indicative of future financial position or results of operations.

                              U.S. CAN CORPORATION
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                  (UNAUDITED)
                     (000'S OMITTED, EXCEPT PER SHARE DATA)

                                                                                  TOTAL
                                                                  MAY            PROFORMA             AS
                                                 U.S. CAN    HISTORICAL(A)    ADJUSTMENTS(I)       ADJUSTED
                                                 --------    -------------    --------------       --------
Net Sales....................................    $714,115      $146,722          $     --          $860,837
Cost of Sales................................     611,629       129,403            (4,427)(b)       736,605
                                                 --------      --------          --------          --------
Gross Income.................................     102,486        17,319             4,427           124,232
Selling, General and Administrative
  Expenses...................................      33,783        11,281                 6(c)         45,070
                                                 --------      --------          --------          --------
Operating Income.............................      68,703         6,038             4,421            79,162
Interest Expense.............................      28,726           931            20,637(d)         50,294
Amortization of Deferred Financing Costs.....       1,175            --             2,641(e)          3,816
Other Expenses...............................       1,728           308               782(f)          2,818
                                                 --------      --------          --------          --------
Income before Income Taxes...................      37,074         4,799           (19,639)           22,234
Income Tax Expense...........................      14,622           633            (6,603)(g)         8,652
                                                 --------      --------          --------          --------
Income from Continuing Operations Before
  Extraordinary Items........................      22,452         4,166           (13,036)           13,582
Extraordinary Item...........................      (1,296)           --                --            (1,296)
                                                 --------      --------          --------          --------
Net Income before Preferred Dividends........      21,156         4,166           (13,036)           12,286
Preferred Stock Dividends....................          --            --            11,140(h)         11,140
                                                 --------      --------          --------          --------
Net Income (Loss) Available for Common
  Stockholders...............................    $ 21,156      $  4,166          $(24,176)         $  1,146
                                                 ========      ========          ========          ========
Net Income per Common Share from Continuing
  Operations Before Extraordinary Items
     Basic...................................    $   1.67                                          $   0.02
     Diluted.................................        1.65                                              0.02
Net Income (Loss) per Common Share
     Basic...................................    $   1.57                                          $   0.02
     Diluted.................................        1.56                                              0.02
Weighted Average Shares
     Basic...................................      13,442                                            55,700
     Diluted.................................      13,593                                            55,700

          See Notes to Pro Forma Consolidated Statements of Operations

                              U.S. CAN CORPORATION
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE QUARTERLY PERIOD ENDED APRIL 2, 2000
                                  (UNAUDITED)
                     (000'S OMITTED, EXCEPT PER SHARE DATA)

                                                                U.S. CAN      PRO FORMA           AS
                                                               HISTORICAL    ADJUSTMENTS       ADJUSTED
                                                               ----------    -----------       --------
Net Sales..................................................     $207,674      $     --         $207,674
Cost of Sales..............................................      178,211            --          178,211
                                                                --------      --------         --------
Gross Income...............................................       29,463            --           29,463
Selling, General and Administrative Expenses...............       11,277            80(c)        11,357
                                                                --------      --------         --------
Operating Income...........................................       18,186           (80)          18,106
Interest Expense...........................................        8,001         4,542(d)        12,543
Amortization of Deferred Financing Costs...................          393            35(e)           428
Other Expenses.............................................          664            --              664
                                                                --------      --------         --------
Income before Income Taxes.................................        9,128        (4,657)           4,471
Income Tax Expense.........................................        3,491        (1,770)(g)        1,721
                                                                --------      --------         --------
Net Income before Preferred Dividends......................        5,637        (2,887)           2,750
Preferred Stock Dividends..................................           --         3,064(h)         3,064
                                                                --------      --------         --------
Net Income (Loss) Available for Common Stockholders........     $  5,637      $ (5,951)        $   (314)
                                                                ========      ========         ========
Net Income per Common Share from Continuing Operations
  Before Extraordinary Items
     Basic.................................................     $   0.42                       $  (0.01)
     Diluted (applicable to income periods only)...........         0.41
Net Income (Loss) per Common Share
     Basic.................................................     $   0.42                       $  (0.01)
     Diluted (applicable to income periods only)...........         0.41
Weighted Average Shares
     Basic.................................................       13,564                         55,700
     Diluted (applicable to income periods only)...........       13,621

          See Notes to Pro Forma Consolidated Statements of Operations

                              U.S. CAN CORPORATION
            NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                      DECEMBER 31, 1999 AND APRIL 2, 2000
                                  (UNAUDITED)

(a) Represents the historical earnings for May Verpackungen GmbH & Co., KG ("May"), which was acquired on December 30, 1999 in a transaction accounted for as a purchase.

(b) Represents the benefit of contractual arrangements entered into as a result of the acquisition of May and a $2,427,000 depreciation expense benefit related to the lengthening of depreciable lives, net of increased depreciation expense due to the write-up of property and equipment acquired in the May acquisition to fair value. The contractual arrangement benefit applicable to the first quarter of 2000 was realized and is included in the historical results. The lengthened depreciable lives are in accordance with U.S. Can's accounting policies relating to depreciable lives.

(c) The pro forma adjustment relating to Selling, General and Administrative expense is as follows (in thousands):

                   DESCRIPTION                        DECEMBER 31, 1999    APRIL 2, 2000
                   -----------                        -----------------    -------------
May historical expenses related to sale of the
  company.........................................          $(684)             $  --
Amortization of unearned restricted stock, which
  became 100% vested as a result of the
  transaction.....................................            (60)              (108)
New management fee payable to Berkshire
  Partners........................................            750                188
                                                            -----              -----
Pro Forma Adjustment..............................          $   6              $  80
                                                            =====              =====

(d) The pro forma adjustment relating to Interest expense is as follows (in thousands):

                   DESCRIPTION                        DECEMBER 31, 1999    APRIL 2, 2000
                   -----------                        -----------------    -------------
Interest on new Term Loan.........................        $ 25,750            $ 6,824
Interest on new Senior Subordinated Borrowings....          19,500              4,875
Interest on new Revolving Loan Agreement..........           1,063                188
Historical interest on borrowings under the Credit
  Agreement and Senior Subordinated 10 1/8%
  Notes...........................................         (25,676)            (7,345)
                                                          --------            -------
Pro Forma Adjustment..............................        $ 20,637            $ 4,542
                                                          ========            =======

     The interest rates to be charged under the new term loan agreement and the new revolving loan agreement are based on LIBOR plus a margin, or on the applicable base rate plus a margin. The assumed interest rates applicable to these agreements were 8.58% and 9.25% for the year ended December 31, 1999 and the quarter ended April 2, 2000, respectively. A 1/8% increase in the LIBOR rate would cause an increase in interest expense of $380,000 and $92,000 for the year ended December 31, 1999 and the quarter ended April 2, 2000, respectively. The assumed interest rate for the new Senior Subordinated borrowings was 13% for both periods. Interest expense for the new Revolving Loan Agreement includes commitment fees of .5% per annum of the unused amount.

(e) The pro forma adjustment relating to Amortization of Deferred Financing Costs is as follows (in thousands):

                   DESCRIPTION                        DECEMBER 31, 1999    APRIL 2, 2000
                   -----------                        -----------------    -------------
Amortization of Deferred Financing costs incurred
  in connection with new senior and senior
  subordinated debt facilities....................         $1,487              $ 373
Fees incurred in connection with the bridge
  financing commitment............................          2,000                 --
Historical deferred financing expense related to
  the
  Credit Agreement and Senior Subordinated 10 1/8%
  Notes...........................................           (846)              (338)
                                                           ------              -----
Pro Forma Adjustment..............................         $2,641              $  35
                                                           ======              =====

(f) Amortization of goodwill incurred in connection with the acquisition of May.

(g) Represents income taxes (at the Company's U.S. effective tax rate of 39.44% for the year ended December 31, 1999 and 38% for the quarter ended April 2,
    2000) related to the pro forma adjustments. The 1999 adjustment includes the increase in income tax expense to be incurred by May due to the change in its tax structure as a result of the acquisition.

(h) Dividend on the Preferred Stock issued in connection with the recapitalization.

(i) See note (i) to the Pro Forma Consolidated Balance Sheet for a description of transactions, including the extraordinary items related to the redemption and repayment of the Company's debt, which have been excluded from the Pro Forma statements of Operations. Pro Forma adjustments were not made relating to these items because these costs are one-time, non-recurring items that are directly attributable to the acquisition.

                              U.S. CAN CORPORATION
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                 APRIL 2, 2000
                                  (UNAUDITED)
                                (000'S OMITTED)

                                                                              PRO FORMA            U.S. CAN
                                                                U.S. CAN     ADJUSTMENTS           PRO FORMA
                                                                ---------    -----------           ---------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................    $  12,224    $  (10,000)(a)        $   2,224
  Accounts receivable, less allowances of $12,225...........      103,824            --              103,824
  Inventories...............................................      115,335            --              115,335
  Prepaid Expenses and other current assets.................       20,788        (1,013)(b)           19,775
  Prepaid income taxes......................................       16,114         8,207(c)            24,321
                                                                ---------    ----------            ---------
         Total Current Assets...............................      268,285        (2,806)             265,479
PROPERTY, PLANT AND EQUIPMENT:
  Land......................................................        6,051            --                6,051
  Buildings.................................................       67,935            --               67,935
  Machinery, equipment and construction in progress.........      448,617            --              448,617
                                                                ---------    ----------            ---------
                                                                  522,603            --              522,603
    Less -- Accumulated depreciation........................     (227,304)           --             (227,304)
                                                                ---------    ----------            ---------
         Total Property, plant and equipment................      295,299            --              295,299
                                                                ---------    ----------            ---------
INTANGIBLE ASSETS, less accumulated amortization of $11,796
  (historical) and $7,446 (pro forma).......................       72,715         9,025(d)            81,740
OTHER ASSETS................................................       20,888            --               20,888
                                                                ---------    ----------            ---------
         Total Assets.......................................    $ 657,187    $    6,219            $ 663,406
                                                                =========    ==========            =========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term debt......................    $  49,936    $  (21,302)(e)        $  28,634
  Accounts payable..........................................      100,926            --              100,926
  Accrued payroll, benefits and insurance...................       25,454            --               25,454
  Restructuring reserves....................................       13,391            --               13,391
  Other current liabilities.................................       31,065       (19,065)(c)(f)        12,000
                                                                ---------    ----------            ---------
         Total current liabilities..........................      220,772       (40,367)             180,405
SENIOR DEBT.................................................       75,546       261,723(e)           337,269
SUBORDINATED DEBT...........................................      236,629       (86,629)(e)          150,000
                                                                ---------    ----------            ---------
         Total long-term debt...............................      312,175       175,094              487,269
OTHER LONG-TERM LIABILITIES:
  Deferred income taxes.....................................       12,330            --               12,330
  Other long-term liabilities...............................       41,641            --               41,641
                                                                ---------    ----------            ---------
         Total other long-term liabilities..................       53,971            --               53,971
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Preferred Stock...........................................           --       111,400(g)           111,400
  Common Stock..............................................          136           421(h)               557
  Paid-in capital...........................................      112,991       (57,848)(h)           55,143
  Unearned restricted stock.................................         (521)          521(h)                --
  Treasury common stock, at cost............................       (1,658)        1,658(h)                --
  Currency translation adjustment...........................      (11,677)           --              (11,677)
  Accumulated deficit.......................................      (29,002)     (184,660)(h)(i)      (213,662)
                                                                ---------    ----------            ---------
         Total stockholders' equity.........................       70,269      (128,508)             (58,239)
         Total liabilities and stockholders' equity.........    $ 657,187    $    6,219            $ 663,406
                                                                =========    ==========            =========

               See Notes to Pro Forma Consolidated Balance Sheet

                              U.S. CAN CORPORATION
                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                 APRIL 2, 2000
                                  (UNAUDITED)

(a) Represents cash used to consummate the recapitalization.

(b) Represents deferred financing costs written off related to facilities that will be terminated in connection with the recapitalization.

(c) Represents the income tax impact related to the items discussed in note (i).

(d) Represents $13,375 of costs related to the new senior and senior subordinated debt facilities to be deferred over the estimated terms of the related facilities, net of $4,350 of deferred financing costs written off related to facilities that will be terminated in connection with the recapitalization.

(e) Represents the borrowings made under the new senior and senior subordinated debt facilities, net of the repayment of borrowings under the company's Amended and Restated Credit Agreement ("Credit Agreement") and Senior Subordinated 10 1/8% Notes, as follows (in thousands):

                                                CURRENT MATURITIES OF     SENIOR     SUBORDINATED
                DESCRIPTION                        LONG-TERM DEBT          DEBT          DEBT
                -----------                     ---------------------     ------     ------------
New Term Loan...............................          $  5,200           $294,800     $      --
New Revolving Loan..........................                --              8,065            --
New Senior Subordinated Borrowings..........                                            150,000
Existing Credit Agreement...................           (26,502)           (41,142)
Existing Senior Subordinated 10 1/8%
  Notes.....................................                --                 --      (236,629)
                                                      --------           --------     ---------
Pro Forma Adjustment........................          $(21,302)          $261,723     $ (86,629)
                                                      ========           ========     =========

(f) See notes (c) and (i). Also includes payments of accrued interest of $11,102 related to the Amended and Restated Credit Agreement ("Credit Agreement") and Senior Subordinated 10 1/8% Notes and a $252 increase in liabilities related to the accelerated vesting (as a result of the transaction) of units under the company's Executive Deferred Compensation Plan.

(g) Represents Preferred Stock issued in connection with the recapitalization.

(h) Represents capital transactions required to effect the recapitalization, as follows (in thousands):

                                                                 UNEARNED     TREASURY
                                         COMMON    PAID-IN-     RESTRICTED     COMMON     ACCUMULATED
             DESCRIPTION                 STOCK      CAPITAL       STOCK        STOCK        DEFICIT
             -----------                 ------    --------     ----------    --------    -----------
Vest unearned Restricted stock.......    $  --     $      --       $521        $   --      $    (323)
Issue common stock...................      557        55,143         --            --             --
Cancel treasury stock................       (1)       (1,657)        --         1,658             --
Purchase common stock of current
  U.S. Can stockholders..............     (135)     (111,334)        --            --       (157,616)
                                         -----     ---------       ----        ------      ---------
Pro Forma Adjustment.................    $ 421     $ (57,848)      $521        $1,658      $(157,939)
                                         =====     =========       ====        ======      =========

(i) In addition to the items described in (h), includes the net of tax impact of the following (in thousands):

                                                          PRETAX      INCOME     ACCUMULATED
                     DESCRIPTION                          AMOUNT      TAXES        DEFICIT
                     -----------                          ------      ------     -----------
Advisory fees........................................    $(10,883)   $ (4,136)    $ (6,747)
Extraordinary item -- redemption premium on Senior
  Subordinated 10 1/8% Notes.........................     (19,200)     (7,296)     (11,904)
Vest unearned deferred compensation..................        (407)       (155)        (252)
Pay optionholders the difference between the
  transaction price and the option exercise price....      (7,247)     (2,754)      (4,493)
Extraordinary item -- write-off of deferred financing
  costs related to Credit Agreement and Senior
  Subordinated 10 1/8% Notes.........................      (5,363)     (2,038)      (3,325)
                                                         --------    --------     --------
Pro Forma Adjustment.................................    $(43,100)   $(16,379)    $(26,721)
                                                         ========    ========     ========

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the stockholders of Pac Packaging
               Acquisition Corporation:

We have audited the accompanying balance sheet of Pac Packaging Acquisition Corporation (a Delaware corporation) as of June 1, 2000. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Pac Packaging Acquisition Corporation as of June 1, 2000, in conformity with accounting principles generally accepted in the United States.

/s/ ARTHUR ANDERSEN LLP
Chicago, Illinois
June 28, 2000

                     PAC PACKAGING ACQUISITION CORPORATION
                                 BALANCE SHEET
                                  JUNE 1, 2000
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                           ASSETS
Cash........................................................    $ 3
                                                                ---
       TOTAL ASSETS.........................................    $ 3
                                                                ===
            LIABILITIES AND STOCKHOLDERS' EQUITY
Total Liabilities...........................................    $--
Stockholders Equity:
Common stock, $.01 par value; 5,000 shares authorized, 3,000
  issued and outstanding....................................     --
                                                                ---
Paid-in Capital.............................................      3
Retained Earnings...........................................     --
                                                                ---
       Total Stockholders' Equity...........................      3
       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY...........    $ 3
                                                                ===

The accompanying notes to balance sheet are an integral part of this statement.

                     PAC PACKAGING ACQUISITION CORPORATION
                             NOTES TO BALANCE SHEET
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     NOTE ONE ORGANIZATION AND BASIS OF PRESENTATION -- Pac Packaging Acquisition Corporation (PAC) was incorporated on February 22, 2000 in the State of Delaware. PAC was formed for the sole purpose of effecting the recapitalization (the "Recapitalization") of U.S. Can Corporation (U.S. Can). Upon completion of the Recapitalization, PAC will be merged with and into U.S. Can, with U.S. Can being the surviving corporation. Other than its formation and immaterial charges related to its formation, PAC has not conducted any activities.

     The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

     NOTE TWO RECENT DEVELOPMENTS -- On June 1, 2000 PAC entered into an Agreement and Plan of Merger with U.S. Can, whereby PAC would effect the recapitalization of U.S. Can by the merger of PAC with and into U.S. Can and the resulting payment of $20 per share to existing U.S. Can stockholders, with the exception of shares held by certain rollover stockholders. The agreement is subject to a number of conditions, including the approval of the merger agreement by the affirmative vote of at least a majority of the outstanding shares of U.S. Can common stock. Other key conditions which must be satisfied or waived include the receipt by U.S. Can of all required consents and approvals to the merger, the receipt by U.S. Can of debt financing proceeds and the receipt by the U.S. Can board of directors of written advice from an independent advisor that, as a result of the recapitalization, U.S. Can will not be insolvent, have unreasonably small capital, have debts beyond its ability to pay such debts as they mature, or have impaired capital. The agreement can be terminated by either party if the merger is not completed by November 30, 2000.

                                                                         ANNEX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               COMPOSITE AMENDED
                          AGREEMENT AND PLAN OF MERGER
                                 BY AND BETWEEN
                              U.S. CAN CORPORATION
                                      AND
                     PAC PACKAGING ACQUISITION CORPORATION
                            DATED AS OF JUNE 1, 2000
              (AS AMENDED BY THE FIRST AMENDMENT TO AGREEMENT AND
                   PLAN OF MERGER DATED AS OF JUNE 28, 2000)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
RECITALS...................................................................    1
ARTICLE I THE MERGER.......................................................    1
  Section 1.1  The Merger..................................................    1
  Section 1.2  Closing.....................................................    2
  Section 1.3  Effective Time..............................................    2
  Section 1.4  Subsequent Actions..........................................    2
  Section 1.5  Certificate of Incorporation................................    2
  Section 1.6  The Bylaws..................................................    2
  Section 1.7  Officers and Directors......................................    2
ARTICLE II EFFECT OF THE MERGER ON CAPITAL STOCK...........................    2
  Section 2.1  Effect on Capital Stock.....................................    2
  Section 2.2  Stock Options...............................................    4
  Section 2.3  Dissenting Shares...........................................    4
               Payment for Company Shares and Stock Options in the
  Section 2.4    Merger....................................................    4
  Section 2.5  No Transfer of Company Shares After the Effective Time......    5
  Section 2.6  No Liability................................................    5
  Section 2.7  Lost Certificates...........................................    6
  Section 2.8  No Fractional Shares........................................    6
  Section 2.9  Adjustments to Prevent Dilution.............................    6
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................    6
  Section 3.1  Organization and Qualification; Subsidiaries................    6
  Section 3.2  Charter Documents and Bylaws................................    7
  Section 3.3  Capitalization..............................................    7
  Section 3.4  Authority Relative to this Agreement........................    7
  Section 3.5  No Conflict; Required Filings and Consents..................    8
  Section 3.6  SEC Filings; Financial Statements...........................    9
  Section 3.7  Absence of Certain Changes or Events........................    9
  Section 3.8  Intellectual Property.......................................   10
  Section 3.9  Material Contracts..........................................   10
  Section
     3.10      Environmental Matters.......................................   11
  Section
     3.11      Benefit Plans...............................................   12
  Section
     3.12      Tax Matters.................................................   13
  Section
     3.13      Litigation..................................................   14
  Section
     3.14      Opinion of Financial Advisor................................   14
  Section
     3.15      Brokers.....................................................   15
  Section
     3.16      Properties and Assets.......................................   15
  Section
     3.17      Compliance with Laws in General.............................   15
  Section
     3.18      Labor Matters...............................................   15
  Section
     3.19      Required Company Vote.......................................   15
  Section
     3.20      State Takeover Laws.........................................   15
  Section
     3.21      Rights Agreement............................................   16
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF NEWCO.........................   16
  Section 4.1  Organization and Qualification; Subsidiaries................   16
  Section 4.2  Charter Documents and Bylaws................................   16
  Section 4.3  Authority Relative to this Agreement........................   16
  Section 4.4  No Conflict; Required Filings and Consents..................   17
  Section 4.5  Ownership of Newco; No Prior Activities.....................   17
  Section 4.6  Litigation..................................................   17

                                       (i)

                                                                             PAGE
                                                                             ----
  Section 4.7  Financing...................................................   18
  Section 4.8  Management Arrangements.....................................   18
  Section 4.9  Capitalization..............................................   18
  Section
     4.10      Brokers.....................................................   18
  Section
     4.11      No Registration.............................................   18
ARTICLE V COVENANTS........................................................   18
  Section 5.1  Interim Operations of the Company...........................   18
  Section 5.2  Meeting of the Stockholders.................................   20
  Section 5.3  Filings; Other Action.......................................   22
  Section 5.4  Access......................................................   22
  Section 5.5  Notification of Certain Matters.............................   22
  Section 5.6  Publicity...................................................   22
  Section 5.7  Indemnification.............................................   22
  Section 5.8  Employee Benefit Plans......................................   23
  Section 5.9  No Solicitation of Transactions.............................   24
  Section
     5.10      Third Party Standstill Agreements...........................   25
  Section
     5.11      Consents....................................................   25
  Section
     5.12      Delisting...................................................   25
  Section      Actions Respecting Commitment Letters; Financing,
     5.13        Notification..............................................   25
  Section
     5.14      Financial Statements........................................   25
  Section
     5.15      State Takeover Laws.........................................   26
  Section
     5.16      Senior Subordinated Notes...................................   26
ARTICLE VI CONDITIONS......................................................   26
  Section 6.1  Conditions to the Obligations of Each Party.................   26
  Section 6.2  Conditions to the Obligations of Newco......................   27
  Section 6.3  Conditions to the Obligations of the Company................   27
ARTICLE VII TERMINATION....................................................   28
  Section 7.1  Termination by Mutual Consent...............................   28
  Section 7.2  Termination by Either Newco or the Company..................   28
  Section 7.3  Termination by Newco........................................   28
  Section 7.4  Termination by the Company..................................   29
  Section 7.5  Effect of Termination.......................................   29
ARTICLE VIII MISCELLANEOUS; GENERAL........................................   29
  Section 8.1  Payment of Expenses.........................................   29
  Section 8.2  Survival....................................................   30
  Section 8.3  Modification or Amendment...................................   30
  Section 8.4  Waiver of Conditions........................................   30
  Section 8.5  Counterparts................................................   30
  Section 8.6  Governing Law...............................................   30
  Section 8.7  Notices.....................................................   30
  Section 8.8  Entire Agreement, etc.......................................   31
  Section 8.9  Interpretation..............................................   31
  Section
     8.10      Certain Definitions.........................................   31
  Section
     8.11      No Third Party Beneficiaries................................   31
  Section
     8.12      Company Disclosure Schedule.................................   31

                                      (ii)

                           GLOSSARY OF DEFINED TERMS

                                                                POSITION OF
DEFINED TERM                                                    DEFINITION
------------                                                  ---------------
Acquisition Proposal........................................  Section 5.9(a)
affiliate...................................................  Section 8.10
associate...................................................  Section 8.10
Agreement...................................................  Preamble
Berkshire...................................................  Recitals
Berkshire Commitment Letter.................................  Recitals
Benefit Plans...............................................  Section 3.11(b)
Board.......................................................  Recitals
Bylaws......................................................  Section 1.6
Certificate of Merger.......................................  Section 1.3
Certificates................................................  Section 2.4(b)
Charter.....................................................  Section 1.5
Claim.......................................................  Section 5.7(a)
Closing.....................................................  Section 1.2
Code........................................................  Section 3.11(c)
Commitment Letters..........................................  Section 4.7
Common Stock................................................  Recitals
Company.....................................................  Preamble
Company Disclosure Schedule.................................  Article III
Company Material Adverse Effect.............................  Section 3.1
Company Shares..............................................  Section 2.1(a)
Company Subsidiary..........................................  Section 3.1
Confidentiality Agreement...................................  Section 5.4
COBRA.......................................................  Section 3.11(f)
Current Premium.............................................  Section 5.7(b)
Current SEC Reports.........................................  Article III
DGCL........................................................  Section 1.1
Debt Commitment Letters.....................................  Section 4.7
Dissenting Shares...........................................  Section 2.3
D&O Insurance...............................................  Section 5.7(b)
Effective Time..............................................  Section 1.3
Environmental Law...........................................  Section 3.10
ERISA.......................................................  Section 3.11(b)
Exchange Act................................................  Section 3.5(b)
Exempted Person.............................................  Section 3.20
Expenses....................................................  Section 8.1(a)
Financing...................................................  Section 4.7
Governmental Authority......................................  Section 3.5(b)
HSR Act.....................................................  Section 3.5(b)
Indemnified Parties.........................................  Section 5.7(a)
Indenture...................................................  Section 5.16
Intellectual Property.......................................  Section 3.8
knowledge of the Company....................................  Section 8.10
Law.........................................................  Section 3.5(a)
Liens.......................................................  Section 3.5(a)
Material Contracts..........................................  Section 3.9(b)
Merger......................................................  Recitals
Merger Consideration........................................  Section 2.1(a)
Multiemployer Pension Plans.................................  Section 3.11(b)

                                      (iii)

                                                                POSITION OF
DEFINED TERM                                                    DEFINITION
------------                                                  ---------------
Newco.......................................................  Preamble
Newco Material Adverse Effect...............................  Section 4.1
Newco Common Stock..........................................  Section 2.1(d)
Newco Preferred Stock.......................................  Section 2.1(d)
Newco Shares................................................  Section 2.1(d)
Newco Stockholder...........................................  Section 2.4(c)
NYSE........................................................  Section 3.5(b)
Notes.......................................................  Section 5.16
Notice of Superior Proposal.................................  Section 5.9(a)
Option Consideration........................................  Section 2.2(a)
Options.....................................................  Section 3.3(a)
Option Plans................................................  Section 3.3(a)
Order.......................................................  Section 6.1(c)
Paying Agent................................................  Section 2.4(a)
Payment Fund................................................  Section 2.4(a)
Pension Plans...............................................  Section 3.11(b)
person......................................................  Section 8.10
Preferred Stock.............................................  Section 3.3(a)
Proxy Statement.............................................  Section 5.2(b)
Representatives.............................................  Section 5.4
Rights......................................................  Section 3.21
Rights Agreement............................................  Section 3.21
Rollover Shares.............................................  Section 2.1(c)
Rollover Stockholder........................................  Recitals
Schedule 13E-3..............................................  Section 5.2(b)
SEC.........................................................  Article III
SEC Reports.................................................  Section 3.6(a)
Securities Act..............................................  Section 3.6(a)
Special Committee...........................................  Recitals
Stockholders Meeting........................................  Section 5.2(a)
subsidiary..................................................  Section 8.10
Substitute Debt Financing...................................  Section 5.13(b)
Superior Proposal...........................................  Section 5.9(a)
Surviving Corporation.......................................  Section 1.1
Surviving Corporation Common Stock..........................  Section 2.1(c)
Surviving Corporation Preferred Stock.......................  Section 2.1(c)
Tax.........................................................  Section 3.12(f)
Tax Return..................................................  Section 3.12(f)
Transactions................................................  Recitals

                                      (iv)

                               COMPOSITE AMENDED
                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, as amended by the First Amendment to Agreement and Plan of Merger dated as of June 28, 2000, (hereinafter called this "Agreement"), dated as of June 1, 2000, between U.S. Can Corporation, a Delaware corporation (the "Company"), and Pac Packaging Acquisition Corporation, a Delaware corporation ("Newco").

                                    RECITALS

     WHEREAS, the Company desires that Newco merge with and into the Company, all upon the terms and subject to the conditions of this Agreement (the "Merger");

     WHEREAS, a special committee of the Board of Directors of the Company (the "Board") consisting solely of disinterested directors (the "Special Committee"), subject to the terms and conditions set forth herein, has unanimously (i) determined that (A) the Merger is advisable and in the best interests of the Company and its public stockholders and (B) the cash consideration to be received for certain outstanding shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"), in the Merger is fair to the stockholders of the Company who will be entitled to receive such cash consideration, (ii) recommended that the Board approve and adopt this Agreement, the Merger and the other transactions contemplated hereby (collectively, the "Transactions") and (iii) recommended approval and adoption by the stockholders of the Company of this Agreement and the Transactions;

     WHEREAS, the Board has heretofore taken the actions referred to in Section
3.20 and Section 3.21 relating to Section 203 of the DGCL (as defined below) and the Rights Agreement (as defined below);

     WHEREAS, the Board, subject to the terms and conditions set forth herein, has (i) determined that (A) the Merger is advisable and in the best interests of the Company and its public stockholders and (B) the cash consideration to be received for certain outstanding shares of Common Stock in the Merger is fair to the stockholders of the Company who will be entitled to receive such cash consideration, (ii) approved and adopted this Agreement and the Transactions and
(iii) recommended approval and adoption by the stockholders of the Company of this Agreement and the Transactions;

     WHEREAS, those stockholders of the Company identified on Schedule I hereto (each, a "Rollover Stockholder" and collectively, the "Rollover Stockholders"), shall retain all or a portion of their equity interest in the Company in connection with the Merger as more fully described herein;

     WHEREAS, concurrent with the execution of this Agreement, Berkshire Partners LLC ("Berkshire") has entered into an agreement with Newco in which it has agreed, subject to the terms and conditions set forth therein, to invest (or cause its affiliates to invest) up to a specified amount in Newco at or prior to the Effective Time (the "Berkshire Commitment Letter"); and

     WHEREAS, the Company and Newco intend that the Merger qualify as a leveraged recapitalization for financial reporting purposes but such qualification shall not be a condition to this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below), Newco shall be merged with and into the Company and the separate corporate existence of Newco shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware, and the separate corporate existence of the Company with all its rights, privileges, immunities and franchises shall continue unaffected by the Merger, except as set forth in Sections 1.5, 1.6 and 1.7. The Merger shall have the effects specified in the General Corporation Law of the State of Delaware, as amended (the "DGCL").

     SECTION 1.2 Closing. Subject to the conditions contained in this Agreement, the closing of the Merger (the "Closing") shall take place (i) at 9:00 a.m. at the offices of Mayer, Brown & Platt, Chicago, Illinois, as promptly as practicable but in no event later than the third business day after which the last to be fulfilled or waived of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be fulfilled or waived in accordance with this Agreement, or (ii) at such other date, place and time as the Company and Newco may agree in writing.

     SECTION 1.3 Effective Time. At the Closing, the Company and Newco will cause a Certificate of Merger (the "Certificate of Merger") to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or such other later time as shall be agreed upon by the parties and set forth in the Certificate of Merger in accordance with the DGCL (the "Effective Time").

     SECTION 1.4 Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Newco or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Company and Newco or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Company and Newco or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

     SECTION 1.5 Certificate of Incorporation. The certificate of incorporation of Newco as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the "Charter"), until duly amended as provided therein or by applicable Law, except that Article I thereof shall be amended and restated in its entirety to state: "The name of the Corporation is U.S. Can Corporation (the "Corporation")."

     SECTION 1.6 The Bylaws. The bylaws of Newco as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation (the "Bylaws").

     SECTION 1.7 Officers and Directors. The directors of Newco and the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

                                   ARTICLE II

                     EFFECT OF THE MERGER ON CAPITAL STOCK

     SECTION 2.1 Effect on Capital Stock. At the Effective Time, the Merger shall have the following effects on the capital stock of the Company and Newco:

          (a) At the Effective Time, each share of the Company's Common Stock (each, a "Company Share" and together the "Company Shares") issued and outstanding immediately prior to the Effective Time (other than (i) Company Shares issued and held in the Company's treasury, (ii) the Rollover Shares (as defined below) and (iii) the Dissenting Shares (as defined below)) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive an amount equal to twenty dollars ($20.00) in cash (the "Merger Consideration"). All such Company Shares, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Company Shares shall thereafter cease to have any rights (including rights under the Rights
     Plan) with respect to such Company Shares, except the right to receive the Merger Consideration for such Company Shares upon the surrender of such certificate in accordance with Section 2.4.

          (b) At the Effective Time, each Company Share issued and held in the Company's treasury shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and be retired without payment of any consideration therefor and cease to exist.

          (c) At the Effective Time, the aggregate number of issued and outstanding shares of Common Stock held by a Rollover Stockholder and designated on Schedule I under the column designated "Rollover Shares" (each a "Rollover Share" and together the "Rollover Shares") shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive (1) the aggregate number of shares of common stock, par value $0.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock") and (2) the aggregate number of shares of preferred stock, par value $0.01 per share, of the Surviving Corporation ("Surviving Corporation Preferred Stock") set forth on Schedule I next to the name of each such Rollover Stockholder in the columns designated "Surviving Corporation Common Stock" and "Surviving Corporation Preferred Stock," respectively. All such Rollover Shares, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Rollover Shares shall thereafter cease to have any rights with respect to such Rollover Shares, except the right to receive the Surviving Corporation Common Stock and the Surviving Corporation Preferred Stock for such Rollover Shares as set forth in Schedule I upon the surrender of such certificate in accordance with Section 2.4.

          (d) At the Effective Time, each share of common stock, par value $0.01 per share, of Newco ("Newco Common Stock") shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of Surviving Corporation Common Stock and each share of preferred stock, par value $0.01 per share, of Newco ("Newco Preferred Stock") shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive one share of Surviving Corporation Preferred Stock. All such shares of Newco Common Stock and Newco Preferred Stock (collectively, the "Newco Shares"), by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Newco Common Stock or Newco Preferred Stock shall thereafter cease to have any rights with respect to such Newco Common Stock and Newco Preferred Stock, except the right to receive Surviving Corporation Common Stock or Surviving Corporation Preferred Stock as set forth above. For purposes of this
     Section 2.1, references to Company Shares and Rollover Shares include the Rights associated with such Company Shares and Rollover Shares.

     SECTION 2.2 Stock Options. As part of the Transactions, the Company and the Surviving Corporation shall cause Options granted under the Option Plans to be treated as follows:

          (a) At the Effective Time, all then outstanding Options shall be canceled and in lieu thereof, each holder of such an Option shall receive from the Surviving Corporation, an amount in cash equal to the product of
     (i) the excess, if any, of the Merger Consideration over the per share exercise price of such Option and (ii) the number of Company Shares subject to such Option, net of any applicable withholding taxes (the "Option Consideration").

          (b) Each of the Company and the Surviving Corporation, as the case may be, covenants that prior to the Effective Time it will take all actions necessary to provide that the cancellation and cash-out of

     Options pursuant to this Section 2.2 will qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act.

          (c) The Company shall use its reasonable best efforts to obtain all necessary consents, waivers or releases from holders of Options and shall take such action as may be reasonably necessary to give effect to, and accomplish, the transactions contemplated by this Section 2.2.

          (d) Except as otherwise provided herein or agreed by the parties, the Option Plans shall terminate effective as of the Effective Time and the Company shall use its reasonable best efforts to cause the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Company Subsidiary to be canceled as of the Effective Time.

     SECTION 2.3 Dissenting Shares. Notwithstanding any provisions of this Agreement to the contrary, Company Shares which are issued and outstanding immediately prior to the Effective Time and which are held by a Company stockholder who has not voted such Company Shares in favor of the Merger, who shall have delivered a written demand for appraisal of such Company Shares in the manner provided by the DGCL and who, as of the Effective Time, shall not have effectively withdrawn or lost such right to appraisal (the "Dissenting Shares") shall not be converted into a right to receive the Merger Consideration. The holders thereof shall be entitled only to such rights as are granted by Section 262 of the DGCL. Each holder of Dissenting Shares who becomes entitled to payment for such Company Shares pursuant to Section 262 of the DGCL shall receive payment therefor from the Surviving Corporation in accordance with the DGCL; provided, however, that (i) if any such holder of Dissenting Shares shall have failed to establish its entitlement to appraisal rights as provided in Section 262 of the DGCL, (ii) if any such holder of Dissenting Shares shall have effectively withdrawn its demand for appraisal of such Company Shares or lost its right to appraisal and payment for its Company Shares under Section 262 of the DGCL or (iii) if neither any holder of Dissenting Shares nor the Surviving Corporation shall have filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in Section 262 of the DGCL, such holder shall forfeit the right to appraisal of such Company Shares and each such Company Share shall be treated as if such Company Share had been converted, as of the Effective Time, into a right to receive the Merger Consideration, without interest thereon, from the Surviving Corporation as provided in Section 2.1. The Company shall give Newco prompt notice of any demands received by the Company for appraisal of Company Shares, and, until the Effective Time, Newco shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Newco, make any payment with respect to, or settle or offer to settle, any such demands.

     SECTION 2.4 Payment for Company Shares and Stock Options in the Merger. The manner of making payment for Company Shares and Options in the Merger shall be as follows:

          (a) At the Effective Time, the Company shall deposit in trust for the benefit of the holders of Company Shares and Options, as the case may be, with a bank or trust company designated by Newco and approved by the Company (the "Paying Agent"), cash in an aggregate amount equal to the sum of (A) the product of (1) the number of Company Shares issued and outstanding at the Effective Time (other than Company Shares owned by the Company and the Rollover Shares) and (2) the Merger Consideration and (B) the amount necessary for the payment in full of the Option Consideration for all Options outstanding at the Effective Time (such aggregate amount being hereinafter referred to as the "Payment Fund"). The Paying Agent shall, pursuant to irrevocable instructions, make the payments provided for in Sections 2.1 and 2.2 out of the Payment Fund. The Payment Fund shall not be used for any other purpose except as provided in this Agreement.

          (b) Promptly after the Effective Time, the Paying Agent shall mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates which, immediately prior to the Effective Time, represented Company Shares other than Rollover Shares (the "Certificates") a form letter of transmittal and instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor cash in an amount equal to the product of the number of Company Shares, other than Rollover Shares, represented by such Certificate and the Merger Consideration (subject to reduction only for any applicable withholding or stock transfer taxes) and such Certificate shall forthwith be canceled. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. If payment is to be made to a person other than the person in whose name the Certificate surrendered is registered, it may be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered of the Merger Consideration, or that such person shall establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.4, each Certificate shall represent, for all purposes, only the right to receive an amount in cash equal to the Merger Consideration multiplied by the number of Company Shares, other than Rollover Shares, evidenced by such Certificate.

          (c) At the Closing, each Rollover Stockholder and each holder of Newco Shares (each, a "Newco Stockholder" and collectively, the "Newco Stockholders") shall surrender the certificate(s) representing the Rollover Shares or the Newco Shares held by such Rollover Stockholder or Newco Stockholder and the Surviving Corporation shall issue to each such Rollover Stockholder and Newco Stockholder a certificate or certificates representing the number of shares of Surviving Corporation Common Stock and Surviving Corporation Preferred Stock to which such Rollover Stockholder and Newco Stockholder is entitled pursuant to Sections 2.1(c), 2.1(d) and
     Schedule I.

          (d) Any portion of the Payment Fund that remains unclaimed by the stockholders of the Company on the first anniversary of the Effective Time shall promptly be repaid to the Surviving Corporation and any stockholders of the Company who have not theretofore complied with Section 2.4(b) shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration for Company Shares, without any interest or dividends thereon. Unless otherwise directed by the Surviving Corporation, the Paying Agent shall invest and reinvest the Payment Fund on behalf of the Surviving Corporation in securities issued or guaranteed by the United States government or certificates of deposit of commercial banks that have, or are members of a group of commercial banks that has, consolidated total assets of not less than $10,000,000,000 and the Surviving Corporation shall receive the interest earned thereon.

          (e) Any portion of the Payment Fund made available to the Paying Agent pursuant to Section 2.4(a) to pay for Company Shares that become Dissenting Shares shall be returned to the Surviving Corporation upon demand.

     SECTION 2.5 No Transfer of Company Shares After the Effective Time. No transfers of Company Shares shall be made on the stock transfer books of the Surviving Corporation at or after the Effective Time.

     SECTION 2.6 No Liability. Neither the Surviving Corporation nor the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to the second anniversary of the Effective Time (or immediately prior to such earlier date on which any payment pursuant to this Article II would otherwise escheat to or become the property of any governmental entity), the cash payment in respect of such Certificate shall, unless otherwise provided by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

     SECTION 2.7 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person (who shall be the record owner of such Certificate) claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

     SECTION 2.8 No Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of Surviving Corporation Common Stock will be issued and any Rollover Stockholder or Newco Stockholder entitled to receive a fractional share of Surviving Corporation Common Stock but for this Section
2.8 shall be entitled to receive in lieu thereof an amount in cash (without interest) determined by multiplying such fraction (rounded to the nearest one-hundredth of a share) by $20.00.

     SECTION 2.9 Adjustments to Prevent Dilution. In the event that prior to the Effective Time, solely as a result of a reclassification, stock split (including a reverse split), or stock dividend or stock distribution, made on a pro rata basis to all holders of such class of stock of the entity making such a stock dividend or stock distribution, there is a change in the number of Company Shares or Newco Shares outstanding or issuable upon the conversion, exchange or exercise of securities or rights convertible or exchangeable into or exercisable for Company Shares or Newco Shares, then the Merger Consideration, Option Consideration, and the number of shares of Surviving Corporation Common Stock and Surviving Corporation Preferred Stock into which the Rollover Shares and Newco Shares are entitled to be converted pursuant to Sections 2.1(c), 2.1(d) and Schedule I shall all be equitably adjusted to eliminate the effects of such event.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as otherwise disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 1999, the Company's definitive proxy statement filed with the Securities and Exchange Commission (the "SEC") on March 28, 2000, the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2000 and the Company's Current Reports on Form 8-K filed with the SEC on January 13, 2000 and March 2, 2000 (the "Current SEC Reports") or set forth in the Disclosure Schedule delivered by the Company to Newco concurrently with the execution of this Agreement as amended by the Addendum to Company Disclosure Schedule delivered in connection with the Amendment to Agreement and Plan of Merger granted as of June 28, 2000, (the "Company Disclosure Schedule"), the Company hereby represents and warrants to Newco that:

     SECTION 3.1 Organization and Qualification; Subsidiaries. The Company and each subsidiary of the Company (each, a "Company Subsidiary") is a corporation or limited liability company, as the case may be, duly incorporated or formed, as the case may be, validly existing and in good standing or its equivalent under the laws of the jurisdiction of its incorporation or formation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted except where the failure to be in good standing or its equivalent or to have such governmental approvals would not, individually or in the aggregate, have a Company Material Adverse Effect or prevent or materially delay the consummation of the Transactions. The Company and each Company Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing or its equivalent, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failure to be so qualified or licensed and in good standing or its equivalent that would not, individually or in the aggregate, have a Company Material Adverse Effect or prevent or materially delay the consummation of the Transactions. The term "Company Material Adverse Effect" means, for all purposes of this Agreement, any effect, circumstance or change that is materially adverse to the business, operations, assets and liabilities (taken together), financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole. Section 3.1 of the Company Disclosure Schedule sets forth a complete and accurate list of all subsidiaries of the Company. Except as set forth in Section
3.1 of the Company Disclosure Schedule, the Company owns directly or indirectly all of the issued and outstanding shares of capital stock of, or other equity interests in, the Company Subsidiaries. Other than as set forth in Section 3.1 of the Company Disclosure Schedule, as of the date of this Agreement the Company has no other equity interest or profit participation in any entity other than the Company Subsidiaries. No Company Shares are held by a Company Subsidiary.

     SECTION 3.2 Charter Documents and Bylaws. The Company has heretofore furnished to Newco a complete and correct copy of the restated certificate of incorporation and the bylaws of the Company as now in effect. The restated certificate of incorporation and bylaws of the Company are each in full force and effect. The Company is not in violation of any of the provisions of its restated certificate of incorporation or bylaws.

     SECTION 3.3  Capitalization.

          (a) The authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). As of May 31, 2000, (i) 13,447,269 shares of Common Stock were issued and outstanding, all of which are validly issued, fully paid, nonassessable and free of preemptive rights, and 82,498 shares of Common Stock were held in treasury and (ii) no shares of Preferred Stock were issued and outstanding. As of May 31, 2000, the Company was obligated to issue up to 1,823,483 shares of Common Stock at a weighted average exercise price of $16.3559 per share pursuant to outstanding options ("Options") granted pursuant to the Company's 1984 Incentive Stock Option Plan, 1993 Stock Option Plan, 1994 Stock Option Plan, 1995 Equity Incentive Plan, 1997 Equity Incentive Plan, 1998 Equity Incentive Plan and 1999 Equity Incentive Plan (the "Option Plans"). Except as set forth above, there are not now, nor (except as expressly permitted by this Agreement) will there be at the Effective Time, any options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue, reserve for issuance or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. Section 3.3(a) of the Company Disclosure Schedule sets forth the name of each holder of an Option, together with the exercise price and number of shares of Common Stock subject to each such Option as of March 29, 2000. Except as contemplated hereby, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary.

          (b) Other than as set forth on Section 3.3(b) of the Company Disclosure Schedule, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party relating to voting or disposition of any shares of capital stock of the Company or granting to any person or group of persons the right to elect, or to designate or nominate for election, a director to the board of directors of the Company. All of the outstanding shares of capital stock of, or other equity interests in, each of the Company Subsidiaries have been validly issued and are fully paid, non-assessable and free of any preemptive rights and, except as set forth in Section 3.1 of the Company Disclosure Schedule, are owned directly or indirectly by the Company free and clear of all liens, charges, claims or encumbrances.

     SECTION 3.4  Authority Relative to this Agreement.

          (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions, other than the approval and adoption of this Agreement by the holders of a majority of the then outstanding shares of Common Stock and the filing and recordation of appropriate documents for the Merger as required by the DGCL. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Newco, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity.

          (b) The Special Committee has unanimously (i) determined that (A) the Merger is advisable and in the best interests of the Company and its stockholders other than the Rollover Stockholders and

     (B) the Merger Consideration is fair to the stockholders of the Company other than the Rollover Stockholders and (ii) recommended that the Board approve and adopt this Agreement and the Transactions. Following such actions by the Special Committee, the Board of Directors of the Company unanimously (i) determined that (A) the Merger is advisable and in the best interests of the Company and its stockholders other than the Rollover Stockholders and (B) the Merger Consideration is fair to the stockholders of the Company other than the Rollover Stockholders and (ii) approved and adopted this Agreement and the Transactions.

     SECTION 3.5  No Conflict; Required Filings and Consents.

          (a) Except as set forth in Section 3.5(a) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and the consummation by the Company of the Transactions will not (i) conflict with or violate the restated certificate of incorporation or bylaws of the Company or conflict with or violate the certificate of incorporation or bylaws or equivalent organizational documents of any Company Subsidiary,
     (ii) assuming that all consents, approvals, authorizations and other actions described in subsection (b) have been obtained and all filings and obligations described in subsection (b) have been made or complied with, conflict with or violate any foreign or domestic (federal, state or local) law, statute, ordinance, rule, regulation, permit, license, injunction, writ, judgment, decree or order ("Law") applicable to the Company or any Company Subsidiary or by which any asset of the Company or any Company Subsidiary is bound or affected, or (iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or require any payment under, or result in the creation of a lien, claim, security interest or other charge, title imperfection or encumbrance (collectively, "Liens") on any asset of the Company or any Company Subsidiary pursuant to, any contract, note, bond, mortgage, indenture, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which any asset of the Company or any Company Subsidiary is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, or other occurrences that would not, individually or in the aggregate, have a Company Material Adverse Effect or prevent or materially delay the consummation of the Transactions.

          (b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and the consummation by the Company of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic (federal, state or local) or foreign government or governmental, regulatory or administrative authority, agency, commission, board, bureau, court or instrumentality or arbitrator of any kind ("Governmental Authority"), except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the New York Stock Exchange ("NYSE"), the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), the European Community Merger Control Regulation or any other applicable foreign antitrust, competition or foreign investment Laws, and filing and recordation of appropriate documents for the Merger as required by the DGCL and (ii) other consents, approvals, authorizations, permits, filings or notifications where the failure to obtain all such consents, approvals, authorizations or permits, and to make all such filings or notifications, would not prevent or materially delay consummation of the Transactions and would not, individually or in the aggregate, have a Company Material Adverse Effect.

     SECTION 3.6  SEC Filings; Financial Statements.

          (a) Since January 1, 1998, the Company has filed all forms, reports, statements and other documents required to be filed with the SEC, including
     (A) all Annual Reports on Form 10-K, (B) all Quarterly Reports on Form 10-Q, (C) all proxy statements relating to meetings of stockholders (whether annual or special), (D) all Reports on Form 8-K, (E) all other reports or registration statements and (F) all amendments and supplements to all such reports and registration statements (collectively, the

     "SEC Reports"). The SEC Reports, as well as all forms, reports and documents to be filed by the Company with the SEC after the date hereof and prior to the Effective Time, (i) were and will be prepared in all material respects in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act and the published rules and regulations of the SEC thereunder, each as applicable to such SEC Reports and (ii) did not as of the time they were filed, and in the case of such forms, reports and documents filed by the Company with the SEC after the date of this Agreement, will not as of the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were and will be made, not misleading. No Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act. To the knowledge of the Company as of the date hereof, there is no material unresolved violation of the Exchange Act or the published rules and regulations of the SEC asserted by the SEC in writing with respect to the SEC Reports.

          (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Reports has been prepared in all material respects in accordance with the published rules and regulations of the SEC and generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be set forth in the notes thereto) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise set forth in the notes thereto (subject, in the case of unaudited statements, to normal and recurring year-end adjustments).

          (c) Except as set forth in any SEC Report and except as disclosed in
     Section 3.6(c) of the Company Disclosure Schedule, at the date of the most recent audited financial statements of the Company included in the SEC Reports, neither the Company nor any of the Company Subsidiaries had, and since such date neither the Company nor any of the Company Subsidiaries has incurred, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, would be required to be disclosed in a balance sheet (or the footnotes thereto) of the Company prepared in accordance with generally accepted accounting principles except liabilities incurred in the ordinary and usual course of business and consistent with past practice, liabilities incurred in connection with the Transactions, and liabilities that have not had and would not reasonably be expected to have a Company Material Adverse Effect.

     SECTION 3.7 Absence of Certain Changes or Events. From December 31, 1999 to the date hereof, except as contemplated or permitted by this Agreement or the Transactions or as disclosed in the Company Disclosure Schedule, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and there has not been (a) any material change by the Company in its accounting methods, principles or practices except as required by generally accepted accounting principles and disclosed in any SEC Report filed since December 31, 1999, (b) any material revaluation by the Company of any material asset (including any writing down of the value of inventory or writing off of notes or accounts receivable), other than in the ordinary course of business consistent with past practice after the date of the most recent SEC Report filed prior to the date hereof, (c) any entry by the Company or any Company Subsidiary into any commitment or transaction material to the Company and the Company Subsidiaries taken as a whole, except in the ordinary course of business and consistent with past practice, (d) any declaration, setting aside or payment of any dividend or distribution in respect of any shares of the Company's capital stock or any redemption, purchase or other acquisition of any of the Company's securities, (e) any material increase in the benefits under, or the establishment, material amendment or termination of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, or other employee benefit plan covering employees of the Company or any Company Subsidiary, or any material increase in the compensation payable or to become payable to or any other material change in the employment terms for any directors or officers of the Company or any Company Subsidiary or any other employee earning noncontingent cash compensation in excess of $200,000 per year,
(f) any entry by the Company or any Company Subsidiary into any employment, consulting, severance, termination or indemnification agreement with any director or officer of the Company or any Company Subsidiary or entry into any such agreement with any other person for a noncontingent cash amount in excess of $100,000 per year or outside the ordinary course of business, (g) any issuance by the Company or any Company Subsidiary of any notes, bonds or other debt securities or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities, except for the issuance of any shares of Common Stock pursuant to the exercise of any stock options pursuant to the Option Plans and the issuance of any capital stock expressly contemplated by this Agreement, (h) any agreement by the Company or any Company Subsidiary to take any of the actions described in this Section 3.7 except as expressly contemplated by this Agreement, or (i) any event, change or circumstance that has or is reasonably likely to have a Company Material Adverse Effect.

     SECTION 3.8 Intellectual Property. Except as set forth in Section 3.8 of the Company Disclosure Schedule and except as would not have a Company Material Adverse Effect, the Company and each of the Company Subsidiaries own and possess free and clear of any Liens, or have the valid and enforceable right to use, the patents, copyrights, know-how (including trade secrets and other proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, domain names, inventions, software, data, databases, specifications and designs (collectively, "Intellectual Property") presently employed by them in connection with the operation of the businesses now operated by them. Section
3.8 of the Company Disclosure Schedule sets forth a complete list of all material: (i) patented and registered Intellectual Property, and pending patent applications or applications for registration of Intellectual Property, owned or filed by the Company or any Company Subsidiary, (ii) all trade names and material trademarks, service marks and copyrights owned or used by the Company or any Company Subsidiary, and (iii) all licenses of Intellectual Property to which the Company or any of the Company Subsidiaries is a party. Neither the Company nor any of the Company Subsidiaries has received any written notice of infringement or misappropriation of or conflict with asserted Intellectual Property rights of others that, if decided in a manner adverse to the Company, would have a Company Material Adverse Effect. No claim by any third party contesting the validity, enforceability, use or ownership of any of the Intellectual Property owned or used by the Company or any Company Subsidiary, is currently outstanding or is threatened that would reasonably be expected to have a Company Material Adverse Effect. The Company has no knowledge of any material infringement or misappropriation by any third party with respect to the Intellectual Property of the Company or any Company Subsidiary. All of the Intellectual Property owned or used by the Company or any Company Subsidiary as of the date hereof will be owned or licensed, subject to any modification of a license agreement agreed upon by the Company in the ordinary course of business, by the Company or such Company Subsidiary on identical terms and conditions immediately subsequent to the Closing except for such changes which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The Company and each Company Subsidiary has taken all reasonable and necessary actions to maintain and protect its Intellectual Property except for those actions, which the failure to take, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

     SECTION 3.9  Material Contracts.

          (a) Except as disclosed in Section 3.9(a) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is, nor, to the Company's knowledge, is any other party, in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Material Contracts (as hereinafter defined) to which it is a party, except for such defaults which, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect; and, to the knowledge of the Company, there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default other than such events which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Each of the Material Contracts is in full force and effect and is enforceable in accordance with its terms subject to applicable bankruptcy, insolvency or similar laws relating to creditors' rights and general principles of equity except where the failure to be in full force and effect or enforceable individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect.

          (b) Section 3.9(b) of the Company Disclosure Schedule sets forth a list as of the date of this Agreement of all (i) credit agreements, indentures, and other agreements related to any indebtedness for borrowed money in excess of $500,000 of the Company or any Company Subsidiary, (ii) material joint venture or other similar agreements to which the Company or any Company Subsidiary is a party, (iii) lease agreements to which the Company or any Company Subsidiary is a party with annual lease payments in excess of $250,000, (iv) agreements under which the Company or any Company Subsidiary has advanced or loaned any other person any material amount, (v) guaranties of any obligations in excess of $500,000 (other than a guarantee by the Company of a Company Subsidiary's debts or a guarantee by a Company Subsidiary of the Company's debts or another Company Subsidiary's debts),
     (vi) agreements or groups of related agreements with the same party or group of parties the performance of which involves annual consideration in excess of $500,000 which are not cancelable by the Company on 90-days' or less notice without premium or penalty, (vii) agreements under which the Company has granted any person registration rights (including demand and piggy-back registration rights), (viii) material agreements purporting to restrict or prohibit the Company or any Company Subsidiary from engaging or competing in any business or engaging or competing in any business in any geographic area, (ix) all employment, consulting, severance, termination or indemnification agreements between the Company or any Company Subsidiary and any director or officer of the Company or any Company Subsidiary or any other employee earning noncontingent cash compensation in excess of $200,000 per year, and (x) all other contracts which are material to the Company and the Company Subsidiaries taken as a whole (collectively, the "Material Contracts"). The Company has made available to Newco a correct and complete copy of each agreement listed in Section 3.9(b) of the Company Disclosure Schedule.

          (c) Except as set forth in Section 3.5 of the Company Disclosure Schedule, no Material Contract will, by its terms, terminate as a result of the Transactions or require any consent from any party thereto in order to remain in full force and effect immediately after the Effective Time, except for any Material Contracts which, if terminated or if any such consents were not obtained, would not have a Company Material Adverse Effect.

     SECTION 3.10 Environmental Matters. Except as set forth in Sections 3.10 or 3.17 of the Company Disclosure Schedule and except as would not have a Company Material Adverse Effect, neither the Company nor any of the Company Subsidiaries has violated, or has any liability under, any environmental, safety or similar law or regulation applicable to its business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or waste, pollutants or contaminants ("Environmental Law"), lacks any permits, licenses or other approvals required of them under applicable Environmental Law or is violating any term or condition of any such permit, license or approval. Except as set forth in Section 3.10 of the Company Disclosure Schedule and except as would not have a Company Material Adverse Effect, neither the Company nor any of the Company Subsidiaries has received any written notice or report regarding any violation of, or any liability under, any Environmental Law, with respect to their operations, properties or facilities. The Company and the Company Subsidiaries have made available to Newco all material environmental audits, reports and other material environmental documents relating to their properties, facilities or operations which are in their possession or control. Neither the Company nor any of the Company Subsidiaries has treated, stored, disposed of, arranged for or permitted the disposal of, handled, or released any substance, or owned or operated its business or any property or facility (and no such property or facility is, to the knowledge of the Company, currently contaminated by any such substance) in a manner that has given or would reasonably be expected to give rise to any Company Material Adverse Effect. Neither the Company nor any of the Company Subsidiaries has arranged for the disposal or treatment or for the transportation for disposal or treatment, of any substance at any off-site location where such arrangement has had or would reasonably be expected to have a Company Material Adverse Effect.

     SECTION 3.11  Benefit Plans.

          (a) Except as disclosed in the Current SEC Reports or in Sections 3.9(b) or 3.11 of the Company Disclosure Schedule or as expressly contemplated by this Agreement, there exists no employment, consulting, severance or termination agreement, arrangement or understanding between the Company or any Company Subsidiary and any employee, officer or director of the Company or any Company Subsidiary earning noncontingent cash compensation in excess of $200,000 per year.

          (b) Section 3.11 of the Company Disclosure Schedule contains a list of all (i) "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), including any such Pension Plans that are "multiemployer plans" (as such term is defined in Section 4001(a)(3) of ERISA) (collectively, the "Multiemployer Pension Plans"), (ii) "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other benefit plans and (iii) other bonus, deferred compensation, severance pay, pension, profit-sharing, retirement, insurance, stock purchase, stock option, or other fringe benefit plan, arrangement or practice maintained, or contributed to, by the Company or any of the Company Subsidiaries for the benefit of any current or former employees, officers or directors of the Company or any of the Company Subsidiaries (collectively, the "Benefit Plans"). The Company has delivered or made available to Newco correct and complete copies of (i) each Benefit Plan, (ii) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and
     (iv) each trust agreement and group annuity contract relating to any Benefit Plan.

          (c) Except as disclosed in the Company Disclosure Schedule, all Pension Plans intended to be qualified plans have been the subject of determination letters from the Internal Revenue Service to the effect that such Pensions Plans are qualified and exempt from Federal income taxes under Section 401(a) and 501(a), respectively, of the Internal Revenue Code of 1986, as amended (the "Code"), and no such determination letter has been revoked. To the knowledge of the Company as of the date hereof, there is no reasonable basis for the revocation of any such determination letter.

          (d) Except as disclosed in Section 3.11 of the Company Disclosure Schedule, none of the Benefit Plans is, and none of the Company or any of the Company Subsidiaries has ever maintained or had an obligation to contribute to (i) a "single employer plan" (as such term is defined in Section 4001(a)(15) of ERISA) subject to Section 412 of the Code or Title IV of ERISA, (ii) a "multiemployer plan" (as such term is defined in Section 3(37) of ERISA), or (iii) a funded welfare benefit plan (as such term is defined in Section 419 of the Code). Except as disclosed in Section
     3.11 of the Company Disclosure Schedule, there are no unpaid contributions due prior to the date hereof with respect to any Benefit Plan that are required to have been made under the terms of such Benefit Plan, any related insurance contract or any applicable Law. Except as disclosed in
     Section 3.11 of the Company Disclosure Schedule, none of the Company or any of the Company Subsidiaries has incurred any liability or taken any action, and the Company does not have any knowledge of any action or event, that could reasonably be expected to cause any one of them to incur any liability (i) under Section 412 of the Code or Title IV of ERISA with respect to any "single-employer plan" (as such term is defined in Section 4001(a)(15) of ERISA), (ii) on account of a partial or complete withdrawal (as such term is defined in Sections 4203 and 4205 of ERISA, respectively) with respect to any Multiemployer Pension Plan, or (iii) on account of unpaid contributions to any Multiemployer Pension Plan, which, in the case of clauses (i), (ii) or (iii), would result in a Company Material Adverse Effect.

          (e) None of the Company or any of the Company Subsidiaries has engaged in a non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) or any breach of fiduciary responsibility with respect to any Benefit Plan subject to ERISA that reasonably could be expected to subject the Company or any of the Company Subsidiaries to (x) any material tax or penalty on prohibited transactions imposed by Section 4975 of the Code or (y) any liability under
     Section 502(i) or Section 502(l) of ERISA except in each case as to (y) as would not,

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

     individually or in the aggregate, result in a Company Material Adverse Effect. As of the date of this Agreement, except as disclosed in the Company Disclosure Schedule, with respect to any Benefit Plan: (i) no filing, application or other matter is pending with the Internal Revenue Service, the Pension Benefit Guaranty Corporation, the United States Department of Labor or any other governmental body, and (ii) there is no action, suit or claim pending, other than routine claims for benefits.

          (f) Except as disclosed in the Company Disclosure Schedule, none of the Company or any of the Company Subsidiaries has any obligation to provide any material health benefits or other non-pension benefits to retired or other former employees, except as specifically required by Part 6 of Title I of ERISA ("COBRA").

          (g) For purposes of this Section 3.11, the term "Company ERISA Affiliate" means each trade or business (whether or not incorporated) which together with the Company is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

          (h) Each Benefit Plan has at all times been maintained, by its terms and in operation, in accordance with all applicable Laws in all material respects, including (to the extent applicable) Code Section 4980B. Further, there has been no failure to comply with applicable ERISA or other requirements concerning the filing of reports, documents, and notices with the Secretary of Labor and Secretary of Treasury or the furnishing of such documents to participants or beneficiaries that could subject the Company, any Benefit Plan or any Company ERISA Affiliate to any material civil or any criminal sanction.

          (i) The Company and each Company ERISA Affiliate have made full and timely payment of all amounts required to be contributed under the terms of each Benefit Plan and applicable Law or required to be paid as expenses under such Benefit Plan, and no excise taxes are assessable as a result of any nondeductible or other contributions made or not made to a Benefit Plan. The assets of all Benefit Plans which are required under applicable Laws to be held in trust are in fact held in trust, and, except as disclosed in the Company Disclosure Schedule, the assets of each such Benefit Plan equal or exceed the liabilities of each such Benefit Plan. The liabilities of each Benefit Plan are properly and accurately reported on the financial statements and records of the Company. The assets of each Benefit Plan are reported at their fair market value on the books and records of each such Benefit Plan.

     SECTION 3.12 Tax Matters. Except as set forth in Section 3.12 of the Company Disclosure Schedule:

          (a) Except where the failure to do so has not had, and would not reasonably be expected to have, a Company Material Adverse Effect: (i) the Company and each of the Company Subsidiaries has filed all federal income Tax Returns and all other Tax Returns required to be filed by it prior to the date hereof, and each such Tax Return has been prepared in compliance with all applicable Laws and is true and correct in all material respects;
     (ii) the Company and each of the Company Subsidiaries has paid (or the Company has paid on the Company Subsidiaries' behalf) all Taxes shown as due on such returns and all other Taxes due and payable prior to the date hereof except such Taxes as are currently being contested in good faith and for which adequate reserves, as applicable, have been established in the Company's financial statements in accordance with generally accepted accounting principles, and the most recent financial statements contained in the Current SEC Reports reflect an adequate reserve for all Taxes payable by the Company and the Company Subsidiaries for all taxable periods and portions thereof through the date of such financial statements; and
     (iii) neither the Company nor any Company Subsidiary has incurred any liability for Taxes subsequent to the date of such most recent financial statement other than in the ordinary course of such Company's or Company Subsidiary's business.

          (b) Except as would not have a Company Material Adverse Effect: (i) no Tax Return of the Company or any of the Company Subsidiaries is under audit or examination by any taxing authority, and no written notice of such an audit or examination or any other audit or examination with respect to Taxes has been received by the Company or any of the Company Subsidiaries;
     (ii) each deficiency resulting from any audit or examination relating to Taxes by any taxing authority has been paid, except for deficiencies currently being contested in good faith and for which adequate reserves, as applicable, have
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

     been established in the Company's financial statements in accordance with generally accepted accounting principles; (iii) there are no liens for Taxes upon the assets of the Company or any Company Subsidiary except liens relating to current Taxes not yet due and payable; (iv) all Taxes which the Company or any Company Subsidiary is required by Law to withhold or to collect for payment have been duly withheld and collected; (v) none of the Company or the Company Subsidiaries has consented to extend the time in which any Tax may be assessed or collected by any taxing authority; and
     (vi) to the knowledge of the Company, no written claim has been made by any taxing authority in a jurisdiction where the Company and the Company Subsidiaries do not file Tax Returns that the Company or Company Subsidiary is or may be subject to taxation in that jurisdiction.

          (c) There is no contract or arrangement, plan or agreement by or with the Company or any Company Subsidiary covering any person that, individually or collectively, would give rise to the payment of any amount by the Company or a Company Subsidiary that would not be deductible by the Company or such Company Subsidiary by reason of Section 280G of the Code with respect to the Transactions.

          (d) Each of the Company and the Company Subsidiaries has made available to Newco true, correct and complete copies of all federal income Tax Returns, and all other material Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by any of the Company or the Company Subsidiaries that have been filed by any of the Company or the Company Subsidiaries for the taxable years ending December 31, 1996, 1997, 1998 and, if filed at the time of execution of this Agreement, 1999.

          (e) None of the Company or the Company Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company), (B) is a party to or bound by any Tax allocation or Tax sharing agreement with any person other than the Company and the Company Subsidiaries, or (C) has any liability for the Taxes of any person (other than any of the Company or the Company Subsidiaries) under Treas. Reg. sec. 1.1502-6 (or any similar provision of Law), as a transferee or successor, by contract, or otherwise.

          (f) As used in this Section 3.12, the terms (i) "Tax" (and, with correlative meaning, "Taxes") means: (A) any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value added, transfer, stamp, or environmental tax, or any other tax of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Authority; and (B) any liability of the Company or any Company Subsidiary for the payment of amounts with respect to payments of a type described in clause (A) as a result of any obligation of the Company or any Company Subsidiary under any tax sharing agreement or tax indemnity agreement; and (ii) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax.

     SECTION 3.13 Litigation. Except as set forth in Section 3.13 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending, or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries, at law or in equity, that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect or prevent or materially delay the consummation of the Transactions (it being understood that the mere filing of litigation, or mere existence of litigation, by or on behalf of stockholders of the Company, that challenges or otherwise seeks damages with respect to the Transactions shall not in and of itself be deemed to have such effect). Neither the Company nor any of the Company Subsidiaries is subject to any outstanding order, writ, injunction or decree that would reasonably be expected to have a Company Material Adverse Effect or prevent or materially delay the consummation of the Transactions.

     SECTION 3.14 Opinion of Financial Advisor. The Special Committee has received the opinion of Lazard Freres & Co. LLC on or prior to the date of this Agreement to the effect that the Merger Consideration to be received in the Merger by the Company's stockholders is fair to the Company's

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

stockholders other than the Rollover Stockholders from a financial point of view and the Company has delivered a copy of such opinion to Newco.

     SECTION 3.15 Brokers. No broker, finder or investment banker (other than Lazard Freres & Co. LLC) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by, or on behalf of, the Company or any Company Subsidiary. Prior to the execution hereof, the Company has made available to Newco a complete and correct copy of all agreements between the Company and Lazard Freres & Co. LLC pursuant to which such firm would be entitled to any payment relating to the Transactions.

     SECTION 3.16 Properties and Assets. The Company and the Company Subsidiaries have good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their material tangible properties and assets, real and personal, used or held for use in their businesses located on their premises or shown on the consolidated balance sheet of the Company and the Company Subsidiaries as of December 31, 1999 or acquired thereafter, free and clear of any Liens, except (i) as set forth in the Current SEC Reports or Section 3.16 of the Company Disclosure Schedule, (ii) Liens for taxes not yet due and payable and for which adequate reserves, as applicable, have been established in the Company's financial statements in accordance with generally accepted accounting principles, (iii) Liens which do not, individually or in the aggregate, materially interfere with or materially impair the conduct of the business of the Company or any Company Subsidiary and (iv) Liens which would not reasonably be expected to result in a Company Material Adverse Effect. Except as set forth in Section 3.16 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary owns any material real property. The real property listed in Section 3.16 of the Company Disclosure Schedule constitutes all of the material real property used or occupied by the Company or any Company Subsidiary as of the date hereof.

     SECTION 3.17 Compliance with Laws in General. Except as set forth in Sections 3.10 or 3.17 of the Company Disclosure Schedule, (i) the Company has not received any notices of, nor to its knowledge have there been any, violations by the Company or any Company Subsidiary of any Law relating to its business and operations that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect and (ii) the Company and the Company Subsidiaries possess all permits, licenses, certifications, and other governmental or regulatory authorizations and approvals necessary to enable the Company and the Company Subsidiaries to carry on their businesses as presently conducted, except for such failure to possess such permits, licenses, certifications and other governmental authorizations and approvals which would not be reasonably expected to have a Company Material Adverse Effect.

     SECTION 3.18 Labor Matters. Except as set forth in Section 3.18 of the Company Disclosure Schedule, (i) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending, or to the knowledge of the Company, threatened against or affecting the Company or any of the Company Subsidiaries,
(ii) neither the Company nor any of the Company Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association in each case applicable to employees of the Company or any of the Company Subsidiaries, and (iii) none of the employees of the Company or any of the Company Subsidiaries is represented by any labor organization and, to the knowledge of the Company, there are not any union organizing activities with respect to the Company or the Company Subsidiaries, except in each case where the foregoing would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

     SECTION 3.19 Required Company Vote. The approval of this Agreement at the Stockholders Meeting (as defined below) by holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Stockholders Meeting is the only vote of the holders of any class or series of the Company's securities necessary to approve this Agreement and the Merger.

     SECTION 3.20 State Takeover Laws. Based on information provided by Newco to the Company on or prior to the date hereof, the Company has taken such actions as it reasonably determined necessary for the consummation of the Transactions under Section 203 of the DGCL and to permit Newco, Paul W. Jones, John L. Workman, Roger B. Farley, David R. Ford, Thomas A. Scrimo, J. Michael Kirk, Gillian V.N.
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

Derbyshire, Ricardo Poma, Francisco A. Soler, Salcorp Ltd., Katsura, S.A. Barcel Corporation, Scarsdale Company N.V., Inc., Windsor International Corporation, Atlas World Carriers S.A., The World Financial Corporation S.A., Citigroup Inc., Salomon Smith Barney Inc., Berkshire Partners LLC, Lennoxville Investments, Inc., Empire Investments, S.A. and their respective spouses, associates, affiliates and subsidiaries (collectively, the "Exempted Persons"), or any combination thereof, to become "interested stockholders" (within the meaning of Section 203 of the DGCL), in connection with developing agreements, arrangements or understandings among themselves relating to the participation or all or any of them in the Transactions and by taking any and all actions relating to the consummation of, and by consummating, the Transactions.

     SECTION 3.21 Rights Agreement. The Board has amended the Amended and Restated Rights Agreement dated as of October 19, 1995 between the Company and Harris Trust and Savings Bank, as Rights Agent (the "Rights Agreement") in a manner sufficient so that the execution and delivery of this Agreement and the consummation of the Merger and the other Transactions will not cause (i) any of the Exempted Persons, or any combination of them, to constitute an Acquiring Person (as defined in the Rights Agreement) or to be a Beneficial Owner of or to beneficially own (as such terms are defined in the Rights Plan) 15% or more of the outstanding Company Shares (subject to certain limitations set forth in Amendment No. 1 to Rights Agreement dated the date hereof), (ii) a Distribution Date (as defined in the Rights Agreement) to occur or (iii) the preferred share purchase rights (the "Rights") issued pursuant to the Rights Plan to become exercisable.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF NEWCO

     Newco hereby represents and warrants to the Company that:

     SECTION 4.1 Organization and Qualification; Subsidiaries. Newco is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be in good standing or to have such governmental approvals would not, individually or in the aggregate, have a Newco Material Adverse Effect (as defined below). Newco is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failure to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Newco Material Adverse Effect. The term "Newco Material Adverse Effect" means, for all purposes of this Agreement, any effect, circumstance or change that would be reasonably expected to prevent or materially delay the consummation of the Transactions or otherwise prevent Newco from performing its obligations under this Agreement. Newco has no subsidiaries.

     SECTION 4.2 Charter Documents and Bylaws. Newco heretofore has provided the Company a complete and correct copy of its certificate of incorporation and its bylaws. The certificate of incorporation and bylaws of Newco so provided are in full force and effect. Newco is not in violation of any of the provisions of its certificate of incorporation or bylaws.

     SECTION 4.3  Authority Relative to this Agreement.

          (a) Newco has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Newco and the consummation by Newco of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part Newco (including on the part of the stockholders of Newco) are necessary to authorize this Agreement or to consummate the Transactions (other than the filing and recordation of appropriate documents for the Merger as required by the DGCL). This Agreement has been duly and validly executed and delivered by Newco and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Newco, enforceable against Newco in accordance with its terms,
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

     subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity.

          (b) The Board of Directors and stockholders of Newco have approved and adopted this Agreement and the Transactions in accordance with the DGCL and Newco's certificate of incorporation and bylaws.

     SECTION 4.4  No Conflict; Required Filings and Consents.

          (a) The execution and delivery of this Agreement by Newco does not, and the performance of this Agreement by Newco and the consummation by Newco of the Transactions will not, (i) conflict with or violate the certificate of incorporation or bylaws or equivalent organizational documents of Newco, (ii) assuming that all consents, approvals, authorizations and other actions described in subsection (b) have been obtained and all filings and obligations described in subsection (b) have been made or complied with, conflict with or violate any Law applicable to Newco or by which any asset of Newco is bound or affected, or (iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or require any payment under or result in the creation of a Lien on any asset of Newco pursuant to, any contract, note, bond, mortgage, indenture, lease, agreement, or other instrument or obligation to which Newco is a party or by which any asset of Newco is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, or other occurrences which would not, individually or in the aggregate, have a Newco Material Adverse Effect.

          (b) The execution and delivery of this Agreement by Newco does not, and the performance of this Agreement by Newco and the consummation by Newco of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, the New York Stock Exchange, the pre merger notification requirements of the HSR Act, the European Community Merger Control Regulation or any other applicable foreign antitrust, competition or foreign investment Laws, and the filing and recordation of appropriate merger documents as required by the DGCL and (ii) other consents, approvals, authorizations, permits, filings or notifications where the failure to obtain all such consents, approvals, authorizations or permits, and to make all such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent Newco from performing its obligations under this Agreement.

     SECTION 4.5 Ownership of Newco; No Prior Activities. Newco was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Newco (i) has not conducted, and will not prior to the Effective Time conduct, any business and (ii) has no, and prior to the Effective Time will have no, assets or liabilities, except, in either case, in connection with the Transactions and except, in the case of (ii), as set forth on Schedule 4.5(ii) hereto. No Company Shares are held by Newco or any subsidiary of Newco. As of the date hereof, the capital stock of Newco, including options, warrants and other rights to acquire capital stock, is beneficially owned as follows:
Berkshire -- 2,000 shares of Newco Common Stock, Paul W. Jones -- 700 shares of Newco Common Stock, and John L. Workman -- 300 shares of Newco Common Stock.

     SECTION 4.6 Litigation. There is no suit, claim, action, proceeding or investigation pending, or, to the knowledge of Newco, threatened against Newco, at law or in equity, that, individually or in the aggregate, could reasonably be expected to prevent or materially delay the consummation of the Transactions (it being understood that the mere filing of litigation, or mere existence of litigation, by or on behalf of stockholders of the Company, that challenges or otherwise seeks damages with respect to the Transactions shall not in and of itself be deemed to have such effect). Newco is not subject to any outstanding order, writ, injunction or decree that could reasonably be expected to have a Newco Material Adverse Effect.

     SECTION 4.7 Financing. Newco has provided the Company with commitment letters from Salomon Smith Barney Inc., Citicorp North America, Inc., Banc of America Bridge LLC, Bank of America, N.A. and Banc of America Securities LLC and their respective affiliates, dated as of June 1, 2000 and June 1, 2000, respectively (the "Debt Commitment Letters"), and the Berkshire Commitment Letter (collectively, the "Commitment Letters" and the financing to be provided thereunder, the "Financing"). The obligations to fund the commitments under the Commitment Letters are not subject to any condition other than as set forth in the Commitment Letters. Newco is not aware of any fact or occurrence existing on the date of this Agreement that makes any of the assumptions or statements set forth in the Commitment Letters inaccurate or that causes the Commitment Letters to be ineffective or that precludes the satisfaction of the conditions set forth in the Commitment Letters. The Commitment Letters have been duly executed by all parties thereto and are in full force and effect as of the date hereof. All commitment and other fees required to be paid under the Commitment Letters on or prior to the date hereof have been paid. The aggregate amount of financing committed pursuant to the Commitment Letters is sufficient to fund all amounts required to be paid in connection with the consummation of the Transactions, including the Merger Consideration and the Option Consideration as provided in
Section 2.4. Newco believes that, upon the consummation of the Transactions, including the Financing, (i) the Surviving Corporation will not be insolvent,
(ii) the Surviving Corporation will not be left with unreasonably small capital,
(iii) the Surviving Corporation will not have incurred debts beyond its ability to pay such debts as they mature, and (iv) the capital of the Surviving Corporation will not be impaired.

     SECTION 4.8 Management Arrangements. Newco has provided the Company with true and correct copies of written term sheets relating to the participation of certain members of Company's management in the transactions contemplated by this Agreement.

     SECTION 4.9 Capitalization. As of the date hereof, the authorized capital stock of Newco consists of 5,000 shares of Newco Common Stock. As of the date hereof, 3,000 shares of Newco Common Stock were issued and outstanding, all of which are validly issued, fully paid, nonassessable and free of preemptive rights, and no shares of common stock were held in treasury.

     SECTION 4.10 Brokers. No broker, finder or investment banker (other than Salomon Smith Barney Inc. and Banc of America Securities LLC) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by, or on behalf of, Berkshire or Newco.

     SECTION 4.11 No Registration. No registration is required under any federal or state securities laws in connection with the offer, sale or issuance of shares of Newco stock pursuant to the Merger and the Transactions.

                                   ARTICLE V

                                   COVENANTS

     SECTION 5.1 Interim Operations of the Company. The Company covenants and agrees that during the period from the date of this Agreement to the Effective Time (unless Newco shall otherwise agree in writing and except as otherwise expressly contemplated or permitted by this Agreement or the Company Disclosure Schedule):

          (a) the business of the Company and the Company Subsidiaries shall be conducted only in the ordinary and usual course and each of the Company and the Company Subsidiaries shall use its reasonable best efforts to preserve its business organization intact and maintain its existing relations with customers, employees and business associates;

          (b) the Company shall not (i) sell, transfer or pledge or agree to sell, transfer or pledge any stock owned by it in any of the Company Subsidiaries (except for the pledge of such stock for collateral purposes in connection with its bank working capital facility); (ii) except as expressly contemplated by this Agreement, amend, or permit the amendment of, its restated certificate of incorporation or bylaws or the similar organizational documents of any of the Company Subsidiaries; (iii) split, combine or reclassify the outstanding Company Shares; or (iv) declare, set aside or pay any dividend or distribution

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

     payable in cash, stock or property with respect to the Company Shares or any other capital stock of the Company;

          (c) neither the Company nor any of the Company Subsidiaries shall (i) issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of, or debt or equity securities convertible or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, capital stock or other equity interests of any class of the Company or the Company Subsidiaries other than Company Shares issuable pursuant to the agreements or arrangements described in Section 3.3(a) of the Company Disclosure Schedule and Options issued under the Option Plans in the ordinary course of business (but in no event shall all such Options granted after the date hereof represent the right to purchase more than 50,000 shares of Common Stock (subject to adjustment for events of the type described in Section 2.9) and in no event shall any Options granted after the date hereof have an exercise price per share of Common Stock less than the fair market value of a share of Common Stock as of the grant date) or
     (ii) repurchase, redeem or otherwise acquire, or permit any Company Subsidiary to repurchase, redeem or otherwise acquire, any shares of capital stock or other equity interests of the Company or any Company Subsidiary (including securities exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, capital stock or other equity interests of the Company or any Company Subsidiary);

          (d) neither the Company nor any of the Company Subsidiaries shall (i) except in the ordinary course of business and consistent with past practice, grant or agree to any increase in the compensation of any director, officer or employee earning in excess of $200,000 in cash, noncontingent compensation per year, except for increases contemplated by or required under employment agreements listed in Section 3.7 of the Company Disclosure Schedule and bonuses payable in the ordinary course under the Company's existing annual bonus plan, (ii) enter into any new or materially amend any existing employment, severance or termination agreement with any such director, officer or employee or (iii) except as may be required to comply with applicable Law, become obligated under any Benefit Plan that was not in existence on the date hereof or amend or modify any Benefit Plan in existence on the date hereof to materially enhance the benefits thereunder;

          (e) the Company shall not, and shall not permit any of the Company Subsidiaries to, acquire or agree to acquire, including by merging or consolidating with, or purchasing all, substantially all, or any material portion of, the assets or capital stock or other equity interest of, any material business;

          (f) the Company shall not, and shall not permit any of the Company Subsidiaries to, sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of its assets outside the ordinary course of business, other than (i) assets with an aggregate book value not in excess of $500,000 or (ii) pursuant to existing contracts or commitments described in Section 5.1(f) of the Company Disclosure Schedule;

          (g) except as contemplated by the Debt Commitment Letters, the Company shall not, and shall not permit any of the Company Subsidiaries to, incur or enter into any agreement to incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any Company Subsidiary, except (i) in the ordinary course of business consistent with past practice, provided that such borrowings are made under the Company's existing credit agreements in an aggregate amount not to exceed the amounts currently authorized under those agreements (other than borrowings to finance any obligations of the Company hereunder) at any time outstanding, (ii) any indebtedness for borrowed money or guarantees of indebtedness for borrowed money acquired in any acquisition permitted hereunder or (iii) subject to the limitations set forth in clause (i) above, any continuation, extension, refinancing, renewal or replacement of any existing indebtedness or guarantee or any indebtedness or guarantee permitted by this Section 5.1(g);

          (h) the Company shall not, and shall not permit any of the Company Subsidiaries to, make any loans or advances to, guarantees for the benefit of, or investments in, any person (other than the

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

     Company or an existing Company Subsidiary or an entity which becomes, after the date hereof, a subsidiary of the Company) except in the ordinary course of business consistent with past practice;

          (i) neither the Company nor any of the Company Subsidiaries shall merge or consolidate with any person except for the Merger and except for any merger between or among (x) two or more Company Subsidiaries or (y) any Company Subsidiary or Subsidiaries and the Company, provided that the Company is the surviving corporation in any such merger;

          (j) neither the Company nor any Company Subsidiary shall liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction;

          (k) the Company shall not, and shall not permit any of the Company Subsidiaries to, enter into, amend, modify or supplement any Material Contract or agreement (i) outside of the ordinary course of business and consistent with past practice (except as may be necessary for the Company to comply with its obligations hereunder) or (ii) restricting in any material respect the conduct of the businesses of the Company and the Company Subsidiaries taken as a whole;

          (l) the Company shall not, and shall not permit any of the Company Subsidiaries to, make any capital expenditures (other than pursuant to commitments prior to the date hereof and set forth on Section 5.1(l) of the Company Disclosure Schedule) in excess of $2,500,000 (other than an acquisition permitted in accordance herewith and other than expenditures in accordance with the Company's Year 2000 Capital Plan dated February 10, 2000, a copy of which has been previously provided to Newco);

          (m) the Company and the Company Subsidiaries shall comply in all material respects with their respective obligations under the Material Contracts as such obligations become due and with their respective obligations under applicable Law;

          (n) the Company shall not, and shall not permit any of the Company Subsidiaries to, enter into, amend, modify or supplement any material agreement, transaction, commitment or arrangement with any officer, director or other affiliate (or any affiliate of any of the foregoing) other than agreements, transactions, commitments and arrangements which are
     (i) solely between the Company and any one or more Company Subsidiaries,
     (ii) solely between Company Subsidiaries, (iii) permitted by Section 5.1(d) or (iv) contemplated by this Agreement or the Transactions;

          (o) the Company and the Company Subsidiaries shall use their reasonable best efforts to continue in force with good and responsible insurance companies adequate insurance covering risks of such types and in such amounts as are consistent with past practice;

          (p) except as may be required as a result of a change in Law or in generally accepted accounting principles, neither the Company nor any Company Subsidiary shall make any material change in any of the accounting principles or practices used by it;

          (q) the Company shall not, and shall not permit any of the Company Subsidiaries to, settle any litigation for amounts in excess of $250,000 individually or $1,000,000 in the aggregate;

          (r) neither the Company nor any Company Subsidiary shall make any material tax election other than those tax elections as are consistent with past practice; and

          (s) neither the Company nor any of the Company Subsidiaries will enter into any agreement to do any of the foregoing.

     SECTION 5.2  Meeting of the Stockholders.

          (a) So long as the Special Committee or the Board shall not have withdrawn, modified or changed its recommendation in accordance with the provisions of the next succeeding sentence, the Company will take all action reasonably necessary in accordance with applicable Law and its restated certificate of incorporation and bylaws to convene a special meeting of its stockholders to consider and vote upon the approval of this Agreement, the Merger and such other matters as may be necessary to effectuate the
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

     Transactions (the "Stockholders Meeting") as promptly as practicable following the execution and delivery of this Agreement. The Special Committee and the Board shall recommend such approval and shall use their reasonable best efforts to solicit such approval; provided, however, that the Special Committee or the Board may at any time prior to stockholder approval of the Merger decline to make, withdraw, modify or change any such recommendations to the extent that the Special Committee or the Board determines in good faith, after consultation with its independent legal counsel, that making such recommendation or the failure to so withdraw, modify or change its recommendation would be inconsistent with the Special Committee's or the Board's fiduciary duties to the Company's stockholders (other than the Rollover Stockholders) under applicable Law (which declinations, withdrawal, modification or change shall not constitute a breach by the Company of this Agreement).

          (b) As soon as reasonably practicable after the date of this Agreement and in connection with the Stockholders Meeting, the Company shall file with the SEC a proxy statement (the "Proxy Statement") and form of proxy relating to the Merger and the other Transactions, which shall comply as to form with all applicable Laws. The Company shall obtain and furnish the information required to be included in the Proxy Statement and shall respond promptly to any comments made by the SEC with respect to the Proxy Statement and cause the Proxy Statement and form of proxy to be mailed to the Company's stockholders at the earliest practicable date. Newco shall cooperate in the preparation of the Proxy Statement and shall as soon as practicable following the date hereof furnish the Company with all information for inclusion in the Proxy Statement as shall be reasonably requested by the Company. The Company agrees, as to information with respect to the Company, its officers, directors, stockholders and subsidiaries contained in the Proxy Statement or a Statement on Schedule 13E-3 ("Schedule 13E-3"), and Newco agrees, as to information with respect to Newco, its officers, directors, stockholders, subsidiaries and financing contained in the Proxy Statement or a Schedule 13E-3, that such information, at the date the Proxy Statement is mailed and (as then amended or supplemented) at the time of the Stockholders Meeting, will not be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. Newco and its counsel shall be given an opportunity to review the Proxy Statement and all amendments or supplements thereof, prior to their being filed with the SEC and the Company shall not make any such filing without the approval of Newco (which shall not be unreasonably withheld or delayed). The Company will advise Newco, promptly after it receives notice thereof, of the time when the Proxy Statement and Schedule 13E-3 have been cleared by the SEC or any request by the SEC for amendment of the Proxy Statement or the Schedule 13E-3 or comments from the SEC thereon and proposed responses thereto or requests by the SEC for additional information. The Company, on the one hand, and Newco, on the other hand, agree to promptly correct any information provided by either of them for use in the Proxy Statement or Schedule 13E-3, if any, if and to the extent that it shall have become false or misleading, and the Company further agrees to take all steps reasonably necessary to cause the Proxy Statement and the Schedule 13E-3 as so corrected to be filed with the SEC and to use its reasonable best efforts to cause the Proxy Statement to be disseminated to the Company's stockholders, in each case, as and to the extent required by applicable Laws. The Company shall cooperate in the preparation, signing (to the extent required) and filing of a Schedule 13E-3 and shall as soon as practicable following the date hereof furnish Newco with all information for inclusion in the Schedule 13E-3 as shall be reasonably requested by Newco. Notwithstanding the foregoing, the Company shall not be required to take any of the actions provided for under this
     Section 5.2(b) if the Special Committee or the Board determines in good faith, after consultation with its independent legal counsel, that making its recommendation (as contemplated by Section 5.2(a)) or the failure to so withdraw, modify or change such recommendation would be inconsistent with the Special Committee's or the Board's fiduciary duties to the Company's stockholders (other than the Rollover Stockholders) under applicable Law.

     SECTION 5.3 Filings; Other Action. Subject to the terms and conditions of this Agreement, the Company and Newco shall: (a) if required by applicable Law, promptly make their respective filings and thereafter make any other required submissions under the HSR Act and the European Community Merger

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

Regulation (or any other applicable foreign antitrust, competition or foreign investment Laws) with respect to the Merger and the other Transactions; and (b) use their reasonable best efforts promptly to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the Transactions, as soon as practicable.

     SECTION 5.4 Access. Subject to restrictions contained in confidentiality agreements to which the Company is subject and upon reasonable notice, the Company shall (and shall cause each of the Company Subsidiaries to) afford the officers, counsel, accountants, investors, financing sources and other authorized representatives ("Representatives") of Newco reasonable access, during normal business hours during the period prior to the Effective Time, to its properties, books, contracts and records and appropriate individuals as it may reasonably request (including employees, attorneys, accountants and other professionals), and during such period, the Company shall (and shall cause each of the Company Subsidiaries to) furnish promptly to Newco such information concerning its business, properties and personnel as Newco may reasonably request. Newco will not, and will cause its Representatives not to, use any information obtained pursuant to this Section 5.4 for any purpose unrelated to the consummation of the Transactions. Except as otherwise agreed to by the Company, and notwithstanding termination of this Agreement, the terms and provisions of the Confidentiality Agreement, dated June 1, 2000, between the Company and Newco (the "Confidentiality Agreement") shall apply to all information furnished thereunder or hereunder.

     SECTION 5.5 Notification of Certain Matters. The Company shall give prompt written notice to Newco, and Newco shall give prompt written notice to the Company, of (i) the occurrence, or failure to occur, of any event that would be likely to cause any representation or warranty made by such party contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any material failure of the Company or Newco, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. Notwithstanding anything in this Agreement to the contrary, no such notification shall affect the representations, warranties or covenants of the parties or the conditions to the obligations of the parties hereunder.

     SECTION 5.6 Publicity. Except as otherwise required by Law, the Company and Newco shall consult with each other in issuing any press releases or otherwise making public statements with respect to the Transactions and in making any filings with any federal or state governmental or regulatory agency or with NYSE or any national securities exchange with respect thereto.

     SECTION 5.7  Indemnification.

          (a) From and after the Effective Time, the Surviving Corporation will indemnify and hold harmless the present and former officers and directors of the Company and its subsidiaries (the "Indemnified Parties"), against all losses, expenses, claims, damages, liabilities and amounts that are paid in settlement of, or otherwise in connection with, any claim, action, suit, proceeding or investigation (a "Claim"), to which any such person is or may become a party by virtue of his or her service as a present or former director or officer of the Company or any of its subsidiaries and arising out of actual or alleged events, actions or omissions occurring or alleged to have occurred at or prior to the Effective Time (including the Transactions), in each case to the fullest extent permitted under the DGCL (and shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under the DGCL, upon receipt from the Indemnified Party to whom expenses are advanced of the undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification).

          (b) The Surviving Corporation shall cause to be maintained in effect for not less than six years after the Effective Time directors' and officers' liability insurance and fiduciary liability insurance ("D&O Insurance") covering the Indemnified Parties with respect to matters occurring at or prior to the Effective Time that is no less favorable to the Indemnified Parties than the Company's current insurance, with an amount of coverage of not less than 100% of the amount of coverage maintained by the Company as of the date of this Agreement, provided that
     (i) if the existing D&O Insurance expires, is terminated or canceled during such six year period, the Surviving Corporation will obtain D&O Insurance in an amount and scope that is no less favorable to the Indemnified Parties than the existing D&O Insurance;

     provided, however, that the Surviving Corporation will not be obligated to incur an annual premium in excess of 200% of the last annual premium paid prior to the date of this Agreement (the "Current Premium") in order to obtain D&O Insurance in such amount and scope and (ii) if D&O Insurance in an amount and scope that is no less favorable to the Indemnified Parties than the existing D&O Insurance is not available for an annual premium that is not in excess of 200% of the Current Premium or if the annual premium for D&O Insurance is increased to an amount in excess of 200% of the Current Premium, in each case during such six year period, the Surviving Corporation will obtain D&O Insurance in an amount and scope as great as can be obtained for the remainder of such period for an annual premium not in excess (on an annualized basis) of 200% of the Current Premium. The provisions of this Section 5.7(b) shall be deemed to have been satisfied if prepaid policies shall have been obtained by the Company prior to Closing, which policies provide such directors and officers with coverage for an aggregate period of six years with respect to claims arising from facts or events that occurred on, or prior to, the Effective Time, including the Transactions. If such prepaid policies shall have been obtained by the Company prior to the Closing, then the Surviving Corporation shall continue to honor the Company's obligations thereunder and use its reasonable best efforts to maintain such policies in full force and effect.

          (c) Subject to applicable Law, the existing certificate of incorporation and bylaws of the Company shall not be amended, including by operation of Sections 1.5 and 1.6, in a manner which adversely affects the rights of the Indemnified Parties under any provisions regarding indemnification or exculpation from liability therein or under this Section
     5.7. All rights to indemnification and/or advancement of expenses contained in any agreement with any Indemnified Parties as in effect on the date hereof with respect to matters occurring at or prior to the Effective Time (including the Transactions) shall survive the Merger and continue in full force and effect.

          (d) This Section 5.7 shall survive the consummation of the Merger and is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties referred to herein, their heirs and personal representatives and shall be binding on the Surviving Corporation and its successors and assigns.

          (e) If the Surviving Corporation or any of its successors or assigns
     (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 5.7.

     SECTION 5.8 Employee Benefit Plans. Subject to Section 2.2 and except as provided in Section 4.8, at least until the first anniversary of the Effective Time, the Surviving Corporation (and any successor thereto) shall honor, without modification, all employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between the Company or any Company Subsidiaries and any current or former employee, officer or director of the Company or any Company Subsidiaries as set forth in the Current SEC Reports or in the Company Disclosure Schedule in effect on the Effective Time except as may be otherwise mutually agreed by the Surviving Corporation and a current or former employee, officer or director covered by such an agreement. The Surviving Corporation and its successors shall pay or provide all benefits vested as of the Effective Time under any Benefit Plan in accordance with the terms of such plan. Nothing in this Section 5.8 shall be deemed to limit or otherwise affect the right of the Surviving Corporation to terminate employment or change the place of work, responsibilities, status or designation of any employee or group of employees as the Surviving Corporation may determine in the exercise of its business judgment and in compliance with (a) applicable laws and
(b) the agreements, arrangements and understandings described in the first sentence of this Section 5.8.

     SECTION 5.9  No Solicitation of Transactions.

          (a) The Company will immediately cease any existing discussions and negotiations with any third parties conducted prior to the date hereof with respect to any Acquisition Proposal (as defined below). The Company shall not, directly or indirectly, through any officer, director, employee, attorney, financial advisor, accountant or other representative, agent, affiliate or any of its subsidiaries or otherwise,

     (i) solicit, initiate, continue or encourage any inquiry, proposal or offer that constitutes, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets (other than in the ordinary course of business), sale of a significant portion of the shares of capital stock (including by way of a tender offer), reorganization, recapitalization, reclassification, extraordinary joint venture or similar transaction involving the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing inquiries, proposals or offers being referred to in this Agreement as an "Acquisition Proposal"), (ii) continue or engage in negotiations or discussions concerning, or provide any non-public information or data to any person relating to, any Acquisition Proposal, or (iii) agree to, approve or recommend any Acquisition Proposal; provided, that nothing contained in this Section 5.9 shall prevent the Company from (A) furnishing non-public information or data to, or entering into discussions or negotiations with, any person in connection with an unsolicited bona fide Acquisition Proposal by such person if (1) the Special Committee determines in good faith, after consultation with its independent financial advisors, that such Acquisition Proposal is reasonably likely to, if consummated, result in a transaction more favorable to the Company's stockholders (other than the Rollover Stockholders) from a financial point of view than the transactions contemplated by this Agreement, and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person, the Company receives from such person an executed confidentiality agreement with terms no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement; or (B) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. If the Special Committee determines in good faith that any Acquisition Proposal constitutes a Superior Proposal (as defined below), the Company shall promptly give written notice to Newco, specifying the parties to and the structure and material terms of such Superior Proposal (a "Notice of Superior Proposal"). The Special Committee may (subject to the following sentences of this subsection and compliance with Section 7.4(b) and Section 8.1(b), recommend any such Superior Proposal, recommend the Company's entering into an agreement with respect to such Superior Proposal, approve the solicitation of additional takeover or other investment proposals or cause the Company to exercise its rights under
     Section 7.4(b), in each case at any time after the second business day following delivery to Newco of the Notice of Superior Proposal. The Special Committee may take any of the foregoing actions pursuant to the preceding sentence only if an Acquisition Proposal that was a Superior Proposal at the time of delivery of a Notice of Superior Proposal continues to be a Superior Proposal in light of any improved transaction proposed by Newco prior to the expiration of the two business day period specified in the preceding sentence. For purposes of this Agreement, a "Superior Proposal" means any bona fide Acquisition Proposal that the Special Committee determines, in its good faith reasonable judgment, after consultation with its independent financial advisors, to be made by a person with the financial ability to consummate such proposal and would, if consummated, result in transaction more favorable to the Company's stockholders (other than the Rollover Stockholders) from a financial point of view than the Transactions or any transactions otherwise proposed by Newco as contemplated above.

          (b) The Company shall notify Newco immediately (and in no event later than 24 hours) after receipt by the Company of any Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the material terms (including price) and conditions of such Acquisition Proposal.

          (c) The Company and the Board shall not (i) redeem the Rights or (ii) waive or amend any provision of the Rights Agreement, in any case to permit or facilitate the consummation of any Acquisition Proposal, unless this Agreement has been terminated in accordance with the terms and conditions set forth herein.

     SECTION 5.10 Third Party Standstill Agreements. During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any material provision of any confidentiality or standstill agreement to which the Company is a party (other than any involving Berkshire (or its affiliates) or Newco). During such period, the Company agrees to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including seeking injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in a court in the United States or any state thereof having jurisdiction. Notwithstanding the foregoing, if specifically requested by an entity or group, the Special Committee may waive the provisions of any standstill agreement to the extent necessary to permit such entity or group to submit an Acquisition Proposal that the Special Committee believes, in its good faith judgment, is reasonably likely to result in a Superior Proposal provided that no such waiver shall occur unless the Special Committee has determined, after consultation with its independent legal counsel, that the failure to waive such provisions would be inconsistent with the Special Committee's fiduciary duties to the Company's stockholders (other than the Rollover Stockholders) under applicable Law.

     SECTION 5.11 Consents. The Company and Newco shall use their reasonable best efforts to obtain promptly all consents, waivers, approvals, authorizations and permits of, and to make promptly all registrations and filings with and notifications to, any Governmental Authority or other third party necessary for the consummation of the Transactions.

     SECTION 5.12 Delisting. Each of the parties agrees to cooperate with each other in taking, or causing to be taken, all actions reasonably necessary to delist the Common Stock from the NYSE and to terminate registration of the Common Stock under the Exchange Act, provided that such delisting and termination shall not be effective until after the Effective Time of the Merger.

     SECTION 5.13  Actions Respecting Commitment Letters; Financing,
Notification.

          (a) Newco and its affiliates shall perform all obligations required to be performed by them in accordance with and pursuant to the Commitment Letters and shall not amend, terminate or waive any provisions under such Commitment Letters if the effect thereof would be reasonably likely to prevent or materially delay the consummation of the Transactions.

          (b) Newco shall use its reasonable best efforts to obtain the financing on the terms set forth in the Debt Commitment Letters; provided, however, that Newco shall be entitled to obtain, in its sole discretion, substitute debt financing with other nationally recognized financial institutions ("Substitute Debt Financing"), provided that such Substitute Debt Financing does not materially delay the consummation of the Transactions.

          (c) Newco shall provide prompt written notice to the Company of (i) Berkshire's refusal or intended refusal to provide the financing described in the Berkshire Commitment Letter and (ii) following its receipt of notification by a potential lender under a Debt Commitment Letter or in connection with any Substitute Debt Financing, its refusal or intended refusal to provide the financing described in the applicable Debt Commitment Letter and, in each case, the stated reasons therefor. In any such event, Newco shall use its reasonable best efforts to find substitute financing for such financing as promptly as practicable, it being understood that in no event shall Berkshire have any obligation to increase the amount of its equity investment as provided for in the Berkshire Commitment Letter.

     SECTION 5.14 Financial Statements. During the period prior to the Effective Time, the Company shall provide to Newco consolidated monthly financial statements within 45 calendar days following the end of each fiscal month. Further, the Company shall provide, and shall cause the Company Subsidiaries and Company Representatives to provide, at Newco's cost, all reasonable cooperation in connection with the arrangement of the Financing including (a) promptly providing to Newco's financing sources all material financial information in their possession with respect to the Company and the Transactions reasonably requested by Newco, including information and projections prepared by the Company relating to the Company and the Transactions, (b) causing the Company's senior officers and other Company Representatives to be reasonably available to Newco's financing sources in connection with such Financing, to reasonably participate in due diligence sessions and to reasonably participate in presentations related to the Financing, including presentations to rating agencies, potential lenders and other investors, and (c) reasonably assisting in the preparation of one or more appropriate offering documents and assisting Newco's financing sources in preparing other appropriate marketing materials, in each case to be used in connection with the Financing. Nothing herein

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

shall imply that the completion of any such syndication, securities offerings or other financing is a condition to the obligation of Newco to consummate the Merger.

     SECTION 5.15 State Takeover Laws. The Company shall, upon the request of Newco, take all reasonable steps to assist in any challenges by Newco to the validity or applicability to the Transactions, including the Merger, of any state takeover law.

     SECTION 5.16 Senior Subordinated Notes. At or prior to the Effective Time, the Company and Newco will take all such actions as may be necessary to (i) repurchase some or all of the Company's outstanding 10 1/8% Senior Subordinated Notes (the "Notes"), (ii) obtain the consent of at least a majority of the principal amount of the Notes outstanding to a supplemental indenture to the Indenture, dated as of October 17, 1996 (the "Indenture"), between the Company, as issuer, United States Can Company, as guarantor and Harris Trust and Savings Bank, as trustee relating to the Notes that would permit the Transactions, including the Financing, to be effected without resulting in any breach or default under the Indenture or the Notes and (iii) execute such supplemental indenture, in each such case, on terms and conditions reasonably acceptable to Newco. Notwithstanding the foregoing, in no event shall the Company be required to take any action that could obligate the Company to repurchase any Notes or incur any additional obligation to the holders of the Notes prior to the Closing.

                                   ARTICLE VI

                                   CONDITIONS

     SECTION 6.1 Conditions to the Obligations of Each Party. The obligations of the Company and Newco to consummate the Merger are subject to the satisfaction of the following conditions:

          (a) Company Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the stockholders of the Company in accordance with the DGCL, the Company's restated certificate of incorporation and its bylaws.

          (b) Competition Laws. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated. Any approvals or authorizations required under the European Community Merger Regulation shall have been obtained.

          (c) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order or decree, judgment, injunction, ruling or other order, whether temporary, preliminary or permanent (collectively, "Order"), that is then in effect and has the effect of prohibiting the consummation of the Merger or otherwise imposing material limitations on the ability of the Surviving Corporation or the Company Subsidiaries effectively to hold and continue the business of the Company and the Company Subsidiaries in all material respects after the Effective Time; provided, that the party invoking this condition shall use its reasonable best efforts to have such Order repealed or removed.

          (d) Financing. The Company shall have received or shall be concurrently receiving the debt financing proceeds described in the Debt Commitment Letters or, if applicable, an equal amount of proceeds from any Substitute Debt Financing, unless the cause of such non-receipt is a breach by Newco of any covenant under this Agreement.

     SECTION 6.2 Conditions to the Obligations of Newco. The obligations of Newco to consummate the Merger are subject to the satisfaction of the following additional conditions, unless waived by Newco in writing:

          (a) Representations and Warranties. The representations and warranties of the Company set forth herein shall be true and correct as of the date of this Agreement and as of the Effective Time except for (i) changes specifically contemplated by this Agreement and (ii) those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such date) and in each case except where the failure of such representation and warranty to be so true and correct would not have a Company Material Adverse Effect (other than representations and warranties that are already so qualified or that are qualified as to the prevention or delay of the consummation of any of the Transactions and the representations and warranties set forth in Section 3.3, Section 3.20 and
     Section 3.21, which in each such case shall be true and correct in all material respects) and except, with respect to any representation or warranty made by the Company in this Agreement, to the extent (but only to such extent) that Newco, Berkshire, Paul W. Jones, John L. Workman, Roger
     B. Farley or David R. Ford had actual knowledge as of the date of this Agreement of any such breach by the Company of, or any such inaccuracy in, such representation or warranty of the Company.

          (b) Covenants and Agreements. The Company shall have performed all obligations and complied with all agreements and covenants of the Company to be performed or complied with by it under this Agreement prior to the Effective Time in each case in all material respects.

          (c) Consents. The Company shall have obtained all (i) consents and approvals from Governmental Authorities necessary or required for the consummation of the Transactions the absence of which would have a Company Material Adverse Effect or would prohibit the consummation of the Transactions, and (ii) the consents and approvals from the third parties identified on Schedule 6.2(c) attached hereto, all on terms and conditions reasonably satisfactory to Newco.

          (d) Officers' Certificate. At the Closing, the Company shall have delivered a certificate, duly executed by the Company's Chief Executive Officer and Chief Financial Officer, stating that the conditions to Closing set forth in Sections 6.2(a) and (b) above have been satisfied.

          (e) Certified Copies. At the Closing, the Company shall deliver certified copies of (i) the resolutions duly adopted by the Company's board of directors authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby applicable to it and the Transactions, (ii) the restated certificate of incorporation and the bylaws of the Company and (iii) the tabulation of the stockholder vote taken at the Stockholders Meeting.

          (f) Director Resignations. At the Closing, the Company shall deliver signed letters of resignation from each director of the Company pursuant to which each such director resigns from his position as a director of the Company and makes such resignation effective at or prior to the Effective Time.

     SECTION 6.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following additional conditions, unless waived by the Company, acting under the direction of the Special Committee, in writing:

          (a) Representations and Warranties. The representations and warranties of Newco set forth herein shall be true and correct as of the date of this Agreement and as of the Effective Time except for (i) changes specifically contemplated by this Agreement and (ii) those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such date) and in each case except where failure of such representation and warranty to be so true and correct would not reasonably be expected to have a Newco Material Adverse Effect (other than representations and warranties that are already so qualified or that are qualified as to the prevention or delay of the consummation of any of the Transactions, which in each such case shall be true and correct in all material respects).

          (b) Covenants and Agreements. Newco shall have performed all obligations and complied with all agreements and covenants of Newco to be performed or complied with by it under this Agreement prior to the Effective Time in each case in all material respects.

          (c) Officers' Certificate. At the Closing, Newco shall have delivered a certificate, duly executed by Newco's President and Treasurer, stating that the conditions to Closing set forth in Sections 6.3(a) and (b) above have been satisfied.

          (d) Certified Copies. At the Closing, Newco shall deliver certified copies of (i) the resolutions duly adopted by Newco's board of directors authorizing the execution, delivery and performance of this

     Agreement and the other agreements contemplated hereby applicable to it and the Transactions, (ii) the resolutions duly adopted by Newco's stockholders approving this Agreement and the Transactions, and (iii) the certificate of incorporation and the bylaws of Newco.

          (e) Solvency Opinion. The Board shall have received written advice, reasonably satisfactory to the Board, from an independent advisor confirming the belief of Newco set forth in the last sentence of Section 4.7.

          (f) Change in Control Waivers. Each of Paul W. Jones and John L. Workman, and at least three of Roger B. Farley, David R. Ford, Thomas A. Scrimo, J. Michael Kirk and Gillian V.N. Derbyshire shall have entered into agreements with the Company that acknowledge that the consummation of the Transactions will not give rise to a right by him or her to receive any change in control severance payments from the Company, the Surviving Corporation or any Company Subsidiary under agreements existing as of the date of this Agreement between him or her, on the one hand, and the Company or any Company Subsidiary, on the other hand.

                                  ARTICLE VII

                                  TERMINATION

     SECTION 7.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, before or after the approval by holders of Common Stock referred to in Section 6.1(a), by the mutual consent of the Company, acting under the direction of the Special Committee, and Newco.

     SECTION 7.2 Termination by Either Newco or the Company. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time by the Company, acting under the direction of the Special Committee, or by Newco if (a) before or after the approval by holders of Common Stock referred to in Section 6.1(a), the Merger shall not have been consummated on or before November 30, 2000, (b) before or after the approval by holders of Common Stock referred to in Section 6.1(a), there shall be any Law that makes consummation of the Merger illegal or otherwise prohibited or any Order that is final and nonappealable preventing the consummation of the Merger, or (c) if the Stockholders Meeting shall have been held and completed and the approval by the holders of Common Stock referred to in Section 6.1(a) shall not have been obtained by reason of the failure to obtain the required vote at the Stockholders Meeting or any adjournment or postponement thereof; provided, that the right to terminate this Agreement pursuant to this Section
7.2 shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure of the Merger to be consummated.

     SECTION 7.3 Termination by Newco. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, before or after approval by the holders of Common Stock referred to in Section 6.1(a), by Newco if:

          (a) prior to the Effective Time there has been a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement such that any of the conditions set forth in
     Section 6.1 or 6.2 would not be satisfied and such breach is not cured within thirty days after Newco's written notification to the Company of the occurrence of such breach and is incapable of being cured prior to November 30, 2000; or

          (b) (i) the Special Committee or the Board withdraws, modifies or changes its approval or recommendation of this Agreement or the Transactions in a manner adverse to Newco or (ii) the Special Committee shall have recommended to the Board or the Company's stockholders an Acquisition Proposal other than the Merger or (iii) the Special Committee or the Board fails to reconfirm its recommendation of this Agreement to the Company's stockholders within ten days after a reasonable written request by Newco to do so or (iv) the Special Committee or the Board resolves to do any of the foregoing.

     SECTION 7.4 Termination by the Company. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, before or after the approval by holders of Common Stock referred to in Section 6.1(a), by the Company, acting under the direction of the Special Committee, if:

          (a) prior to the Effective Time there has been a breach of any representation, warranty, covenant or agreement on the part of Newco set forth in this Agreement such that any of the conditions set forth in
     Section 6.1 or 6.3 would not be satisfied and such breach is not cured within thirty days after the Company's written notification to Newco of the occurrence of such breach and is incapable of being cured prior to November 30, 2000; or

          (b) prior to stockholder approval of the Merger referred to in Section 6.1(a), and no earlier than two (2) business days after the receipt by Newco of a Notice of Superior Proposal, if the Company has complied with
     Section 5.9(a) and the Superior Proposal described in such Notice of Superior Proposal continues to be a Superior Proposal in light of any transaction proposed by Newco prior to the end of the second business day after the receipt by Newco of such Notice of Superior Proposal.

     SECTION 7.5 Effect of Termination. Except as set forth in Section 8.1, in the event of termination of this Agreement pursuant to this Article VII, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except that nothing herein will relieve the Company or Newco from liability for any willful breach of this Agreement.

                                  ARTICLE VIII

                             MISCELLANEOUS; GENERAL

     SECTION 8.1  Payment of Expenses.

          (a) Except as otherwise set forth in this Section 8.1, whether or not the Merger shall be consummated, each party hereto shall pay its own Expenses; provided that, effective as of the Effective Time, the Surviving Corporation shall pay all of the Expenses paid by or on behalf of either the Company or Newco. "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including all fees and expenses of outside counsel, investment bankers, financing sources, legal counsel, experts and consultants to a party hereto) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and all other matters relating to the closing of the Transactions.

          (b) The Company agrees that if (i) Newco shall terminate this Agreement pursuant to Section 7.3(b) or (ii) the Company shall terminate this Agreement pursuant to Section 7.4(b) or (iii) an Acquisition Proposal shall have been publicly disclosed prior to the Stockholders Meeting and shall remain pending at the time of the Stockholders Meeting and either Newco or the Company shall terminate this Agreement pursuant to Section 7.2(c), the Company shall pay Newco a non-refundable fee of six million dollars ($6,000,000), which amount shall be payable by wire transfer of same day funds (x) concurrently with and as a condition to any such termination by the Company and (y) within three (3) business days after the date this Agreement is so terminated by Newco. The Company acknowledges that the agreements contained in this Section 8.1(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Newco would not enter into this Agreement; accordingly, if the Company fails to pay promptly the amounts due pursuant to this Section 8.1(b), and, in order to obtain any such payment, Newco commences a legal proceeding which results in a judgment against the Company for the amounts set forth in this Section 8.1(b), the Company shall pay to Newco its costs and expenses (including attorneys' fees) in connection with such proceeding, together with interest on the amounts set forth in this Section 8.1(b) at the prime rate of Citibank N.A. in effect on the date any such payment was required to be made.

     SECTION 8.2 Survival. The representations and warranties in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time. The covenants and agreements in this Agreement shall survive the Effective Time in accordance with their terms.

     SECTION 8.3 Modification or Amendment. Subject to the provisions of applicable Law, at any time prior to the Effective Time, the parties to this Agreement may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the parties hereto, provided that any such agreement by the Company shall be effective only if authorized or approved by the Special Committee.

     SECTION 8.4  Waiver of Conditions.

          (a) Any provision of this Agreement may be waived prior to the Effective Time if, and only if, such waiver is in writing and signed by an authorized representative of the party against whom the waiver is to be effective, provided that any such waiver by the Company shall be effective only if authorized or approved by the Special Committee.

          (b) No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided in this Agreement, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

     SECTION 8.5 Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     SECTION 8.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.

     SECTION 8.7 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given: (i) when sent if sent by facsimile, provided that receipt of the fax is promptly confirmed by telephone; (ii) when delivered, if delivered personally to the intended recipient; (iii) three business days following sending by registered or certified mail, postage prepaid; and (iv) one business day following sending, if sent by overnight delivery via a national courier service providing proof of delivery, and in each case, addressed to a party at the following address for such party (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.7):

        If to Newco:       Pac Packaging Acquisition Corporation
                           900 Commerce Drive
                           Oak Brook, Illinois 60523
                           Attention: Paul Jones
                           Facsimile No.: (630) 571-0402

        with a copy to:    Mayer, Brown & Platt
                           190 South LaSalle Street
                           Chicago, IL 60603
                           Attention: Frederick B. Thomas
                                   James T. Lidbury
                           Facsimile No.: (312) 701-7711

                           Ropes and Gray
                           One International Place
                           Boston, MA 02110-2624
                           Attention: David C. Chapin
                           Facsimile No.: (617) 951-7050

        If to the Company: Special Committee of the Board of Directors
                           c/o Benjamin J. Bailar
                           410 East Walnut
                           Lake Forest, IL 60045
                           Facsimile No.: (847) 295-3936

        with a copy to:    Skadden, Arps, Slate, Meagher & Flom (Illinois)
                           333 West Wacker Drive
                           Suite 2100
                           Chicago, IL 60606
                           Attention: Charles W. Mulaney, Jr.
                                   Brian W. Duwe
                           Facsimile No. (312) 407-0411

        and a copy to      U.S. Can Corporation
                           900 Commerce Drive
                           Oak Brook, IL 60523
                           Attention: General Counsel
                           Facsimile No.: (630) 573-0715

     SECTION 8.8 Entire Agreement, etc. This Agreement and the agreements referenced herein or contemplated hereby (a) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof, and (b) shall not be assignable by operation of law or otherwise except that Newco may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly-owned newly formed Delaware subsidiary of Newco or to any newly-formed Delaware corporation having substantially the same shareholders and capital structure as Newco; provided, that in either case (i) such assignee shall be deemed to have made the representations and warranties of Newco set forth herein as if it were Newco,
(ii) such assignee shall be deemed substituted for Newco for all purposes hereof, (iii) such assignment shall not result in the failure to be satisfied of any condition to either party's obligation to consummate the Merger set forth in
Article VI and (iv) the Company, acting through the Special Committee, shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld or delayed. No such assignment shall relieve Newco of its liabilities and obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     SECTION 8.9 Interpretation. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. References in this Agreement to Articles and Sections are references to Articles and Sections of this Agreement, unless expressly otherwise stated. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The definitions in this Agreement are applicable to the singular as well as the plural forms of such terms.

     SECTION 8.10 Certain Definitions. For purposes of this Agreement, the term:

          "affiliate" and "affiliates" shall have the meaning set forth in Rule 12b-2 under the Exchange Act.

          "associate" and "associates" shall have the meaning set forth in Rule 12b-2 under the Exchange Act.

          "knowledge of the Company" means the actual knowledge of Roger B. Farley, David R. Ford, Paul W. Jones or John L. Workman.

          "person" means any individual or any corporation, partnership, limited liability company or other legal entity.

          "subsidiary" of any person means any corporation, partnership, limited liability company or other legal entity of which such person (either alone or through or together with any subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity or beneficial interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     SECTION 8.11 No Third Party Beneficiaries. Except as provided in Section 5.7, this Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person not a party hereto.

     SECTION 8.12 Company Disclosure Schedule. Any disclosure made in a section of the Company Disclosure Schedule shall be deemed disclosed for all purposes of this Agreement to which such disclosure could reasonably be expected to be pertinent, notwithstanding the omission of a cross reference thereto.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.

                                            U.S. CAN CORPORATION

                                            By:      /s/ PAUL W. JONES
                                              ----------------------------------
                                              Name: Paul W. Jones
                                              Title: Chairman and Chief
                                                Executive Officer

                                            PAC PACKAGING ACQUISITION
                                            CORPORATION

                                            By:    /s/ RICHARD K. LUBIN
                                              ----------------------------------
                                              Name: Richard K. Lubin
                                              Title: Senior Vice President

                                                                      SCHEDULE I

Rollover Shares (column 2) held by each Rollover Stockholder (column 1), respectively, to be converted, in the aggregate, into the following number of shares of Surviving Corporation Common Stock (column 3) and Surviving Corporation Preferred Stock (column 4):

                                                            SURVIVING CORPORATION
                                                     ------------------------------------
   1. ROLLOVER STOCKHOLDER      2. ROLLOVER SHARES   3. COMMON STOCK   4. PREFERRED STOCK
   -----------------------      ------------------   ---------------   ------------------
Gillian V. N. Derbyshire                5,000              5,000                    0
Roger B. Farley                         6,000              6,000                    0
David R. Ford                          15,000             15,000                    0
Paul W. Jones                          32,000             32,000                    0
J. Michael Kirk                         5,000              5,000                    0
John L. Workman                         9,500              9,500                    0
Salomon Smith Barney Inc.             443,961            138,833            6,102,557
Salcorp Ltd.                          147,867             46,240            2,032,536
Barcel Corporation                    200,000             62,543            2,749,141
Scarsdale Company N.V., Inc.            4,266              1,334               58,639
Windsor International                  67,867             21,223              932,880
  Corporation
Atlas World Carriers S.A.              40,000             12,509              549,828
The World Financial                    40,000             12,509              549,828
  Corporation S.A.
Lennoxville Investments, Inc.          90,000             28,144            1,237,113
Empire Investments S.A.               110,000             34,399            1,512,027
Carl Ferenbach                         50,000             15,636              687,285
                                    ---------            -------           ----------
Total                               1,266,461            445,870           16,411,834
                                    =========            =======           ==========

                                                                         ANNEX B

                                          June 1, 2000

The Special Committee of the Board of Directors
U.S. Can Corporation
900 Commerce Drive
Oak Brook, Illinois 60523

Dear Members of the Special Committee:

     We understand that Pac Packaging Acquisition Corporation ("Purchaser"), an entity formed by Berkshire Partners LLC, its affiliates and certain other investors, and U.S. Can Corporation ("U.S. Can" or the "Company"), have proposed to enter into an Agreement and Plan of Merger to be dated as of June 1, 2000 (the "Agreement"), pursuant to which the Purchaser or its permitted assignee will merge with and into the Company (the "Merger") with the Company being the surviving corporation in such Merger. As a result of the Merger contemplated by the Agreement, each share of common stock, par value $.01 per share ("Common Stock"), of the Company outstanding immediately prior to the effective time of the Merger (other than shares held in the Company's treasury, Rollover Shares and Dissenting Shares, as such terms are defined in the Agreement) will be converted into the right to receive $20.00 in cash (the "Cash Consideration") on the terms and conditions set forth in the Agreement.

     You have requested our opinion as to the fairness, from a financial point of view, to the holders, other than stockholders of Purchaser and holders of Rollover Shares, of the outstanding shares of Common Stock (the "Public Stockholders") of the Cash Consideration to be received by such holders pursuant to the Agreement. In connection with this opinion, we have:

     - Reviewed the financial terms and conditions of the Agreement;

     - Analyzed certain historical business and financial information relating to the Company;

     - Reviewed various financial forecasts and other data provided to us by the Company relating to its business and financial performance;

     - Held discussions with members of the senior management of the Company with respect to the businesses and prospects of the Company and its strategic objectives;

     - Reviewed public information with respect to certain other companies in lines of businesses we believe to be generally comparable to the businesses of the Company;

     - Reviewed the financial terms of certain business combinations involving companies in lines of businesses we believe to be generally comparable to those of the Company and in other industries generally;

     - Reviewed the historical stock prices and trading volumes of the Company's Common Stock; and

     - Reviewed such other information and conducted such other financial studies, analyses and investigations as we deemed appropriate.

     We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company. We are not opining or providing any advice with respect to the impact of the Merger on the solvency, viability or financial condition of the Company or its ability to satisfy its obligations as they become due. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. In addition, our opinion does not address the Company's underlying business decision to enter into the

Agreement. Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. In rendering our opinion, we have assumed that the Merger will be consummated on the terms described in the Agreement, without any waiver of any material terms or conditions by the Company and that obtaining the necessary regulatory approvals for the Merger will not have a material adverse effect on the Company.

     Lazard Freres & Co. LLC is acting as investment banker to the Special Committee of the Board of Directors of U.S. Can ("Special Committee") in connection with the Merger and will receive a fee for our services, which is contingent upon the closing of the Merger.

     Our engagement and the opinion expressed herein are for the benefit of the Special Committee and our opinion is rendered to the Special Committee in connection with its consideration of the Merger. This opinion is not intended to and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Agreement or the Merger. It is understood that this letter may not be disclosed or otherwise referred to without our prior consent, except as may otherwise be required by law or by a court of competent jurisdiction.

     Based on and subject to the foregoing, we are of the opinion, as of the date hereof, that the Cash Consideration to be received by the Public Stockholders in the Merger is fair to such holders from a financial point of view.

                                          Very truly yours,

                                          LAZARD FRERES & CO. LLC

                                          By:
                                            ------------------------------------
                                                      Albert H. Garner
                                                     Managing Director

                                                                         ANNEX C

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

     SEC. 262 APPRAISAL RIGHTS. -- (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec.251 (other than a merger effected pursuant to sec.251(g) of this title), sec.252, sec.254, sec.257, sec.258, sec.263 or sec.264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec.251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec.251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec.253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

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     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec.228 or sec.253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

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     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as
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other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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